UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

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Sabre Corporation
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Notice of 2026 Annual Meeting

of Stockholders and

Proxy Statement

March 19, 2026

Dear Fellow Stockholders:

We are pleased to invite you to the 2026 Annual Meeting of Stockholders. The meeting will be held on Wednesday, April 29, 2026, at 9:30 a.m. local time, at our Global Headquarters, located at 3150 Sabre Drive, Southlake, Texas 76092.

Details about the business to be conducted at the Annual Meeting can be found in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

Your vote is important. Regardless of whether you plan to attend the Annual Meeting, we urge you to submit your proxy as soon as possible. You may submit your proxy using the proxy card by completing, signing, and dating it, then returning it by mail. Also, most of our stockholders can submit their proxy by telephone or through the Internet. If telephone or Internet voting is available to you, instructions will be included on your proxy card. Additional information about voting your shares is included in the proxy statement.

As in prior years, we are utilizing rules that allow companies to furnish proxy materials to stockholders on the Internet. We believe furnishing proxy materials in this manner allows us to continue to make this information available to our stockholders, while reducing printing and delivery costs and acting in a sustainable manner.

On behalf of your Board of Directors, thank you for your continued interest and support.

Sincerely,

Gail Mandel	Kurt Ekert
Chair of the Board	Chief Executive Officer and President

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

SABRE CORPORATION

3150 Sabre Drive

Southlake, Texas 76092

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders (including any adjournments or postponements, the “Annual Meeting”) of Sabre Corporation, a Delaware corporation, will be held at 9:30 a.m. local time on Wednesday, April 29, 2026, at our Global Headquarters, 3150 Sabre Drive, Southlake, Texas 76092, for the following purposes:

1.

To elect George Bravante, Jr., Hervé Couturier, Kurt Ekert, Eric Kelly, Gail Mandel, Damian McKay, Phyllis Newhouse, Elaine Paul, John Scott, and Ashan Willy to our Board of Directors, each to serve a one-year term,

2.	To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2026,

3.	To approve our 2026 Omnibus Incentive Compensation Plan,

4.	To approve our 2026 Director Equity Compensation Plan,

5.	To hold an advisory vote on the compensation of our named executive officers, and

6.	To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements.

Our Board of Directors recommends you vote (1) FOR the election of the ten nominees for directors named in this proxy statement, (2) FOR ratification of the appointment of our independent auditors, (3) FOR the approval of our 2026 Omnibus Incentive Compensation Plan, (4) FOR the approval of our 2026 Director Equity Compensation Plan, and (5) FOR the advisory, non-binding vote on the compensation of our named executive officers.

Only stockholders of record at the close of business on March 2, 2026, are entitled to notice of, to attend, and to vote at the Annual Meeting and any adjournments or postponements.

Whether or not you expect to attend the Annual Meeting, we encourage you to submit your proxy promptly by using the Internet or telephone or by signing, dating, and returning your proxy card.

By order of the Board of Directors.

Steve Milton

Corporate Secretary

March 19, 2026

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to be Held on April 29, 2026

This proxy statement and the 2025 annual report are available at

www.proxydocs.com/SABR

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PROXY STATEMENT SUMMARY

PROXY STATEMENT SUMMARY

This summary represents only selected information. You should review the entire proxy statement before voting.

2026 Annual Meeting Information

Time	Date	Place
9:30 a.m. Central time	Wednesday April 29, 2026	Sabre Global Headquarters 3150 Sabre Drive Southlake, Texas 76092

Matters for Stockholder Voting

Proposal	Description	Board Voting Recommendation
1. Election of directors	Election of George Bravante, Jr., Hervé Couturier, Kurt Ekert, Eric Kelly, Gail Mandel, Damian McKay, Phyllis Newhouse, Elaine Paul, John Scott, and Ashan Willy, each to serve a one-year term	FOR these nominees

2. Ratification of appointment of auditors	Ratification of the appointment of Ernst & Young LLP as our independent auditors for 2026	FOR

3. Approval of our 2026 Omnibus Incentive Compensation Plan

Approval of our 2026 Omnibus Incentive Compensation Plan, to replace our 2025 Omnibus Incentive Compensation Plan and increase the number of shares authorized for issuance under our equity-based compensation plans

FOR

4. Approval of our 2026 Director Equity Compensation Plan

Approval of our 2026 Director Equity Compensation Plan, to replace our 2024 Director Equity Compensation Plan and increase the number of shares authorized for issuance under our equity-based compensation plan for non-employee directors

FOR

5. Advisory, non-binding vote on the compensation of our named executive officers	Approval, on an advisory and non-binding basis, of our named executive officers’ 2025 compensation	FOR

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PROXY STATEMENT SUMMARY

Information on Director Nominees

Information about the ten nominees for director is included below. The Nominating and Governance Committee has reviewed the individual director attributes and contributions of these nominees, and the Board of Directors recommends that stockholders vote FOR the election of each of these nominees.

Name and Occupation	Committee Roles	Independent	Experience Highlights

George Bravante, Jr. Co-founder of Bravante-Curci Investors, LP, Owner of Bravante Produce, and CEO of Pacific Agricultural Realty, LP	• Audit Committee (chair) • Executive Committee • Nominating and Governance Committee	✓

•

Travel industry experience, as the former Chairman of the Board of ExpressJet Holdings, Inc.

•

Investment experience

•

Financial and strategic business knowledge

•

Executive experience

•

Background in public accounting

•

Audit Committee financial expert

Hervé Couturier President, Kerney Partners	• Audit Committee • Executive Committee • Technology Committee (chair)	✓

•

Significant experience in the areas of solutions strategy, product strategy, product development, and business management in software-based companies

•

Domain experience in the travel industry

•

Executive experience at a travel distribution company

•

Deep experience managing in complex mainframe and cloud environments

•

International experience

Kurt Ekert Chief Executive Officer and President, Sabre Corporation	• Executive Committee • Technology Committee

•

Deep experience in travel industry, including at a travel distribution company, airline, online travel agency, and travel management company

•

Significant executive experience, including serving as Chief Executive Officer, President, Chief Commercial Officer, and Chief Operating Officer of travel industry companies

•

Leadership experience through private company board experience and as an active duty officer in the United States Army

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PROXY STATEMENT SUMMARY

Name and Occupation	Committee Roles	Independent	Experience Highlights

Eric Kelly Chairman and CEO, Bridge 2 Technologies	• Audit Committee • Technology Committee	✓

•

Significant experience across the technology industry

•

Extensive senior executive leadership experience

•

Cybersecurity experience

•

Cloud software and infrastructure experience

•

Mergers and acquisition strategy and strategic business transformation experience

•

Audit Committee financial expert

Gail Mandel Managing Director, Focused Point Ventures, LLC Chair of the Board, Sabre Corporation	• Compensation Committee • Executive Committee (chair) • Nominating and Governance Committee (chair)	✓

•

Extensive leadership experience, as well as mergers and acquisition and financing experience, in the hospitality and travel industry

•

Significant experience in finance and technology implementation

•

Audit Committee financial expert

•

As Chair of the Board, provides key strategic guidance to both our Board and management, and spends a significant amount of time engaging in matters related to our Board

Damian McKay Chief Executive Officer, Vela Software Group, an operating division of Constellation Software	• Technology Committee	✓

•

Extensive corporate development and mergers and acquisitions experience, including through leadership of global software acquisition strategies across multiple industry verticals

•

Deep operational experience as Chief Executive Officer leading global, multi-division software businesses, with significant expertise in vertical software platforms

Phyllis Newhouse Founder and CEO, Xtreme Solutions, Inc.	• Audit Committee • Technology Committee	✓

•

Deep experience in cybersecurity and information technology fields as the CEO of a cybersecurity firm and as a former United States Army noncommissioned officer that focused on national security

•

Significant focus on entrepreneurship, including through the founding of her firm and a nonprofit dedicated to connecting and supporting women on their entrepreneurial journeys

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PROXY STATEMENT SUMMARY

Name and Occupation	Committee Roles	Independent	Experience Highlights

Elaine Paul Corporate Director	• Audit Committee • Compensation Committee	✓	• Extensive financial leadership in the technology industry, including service as CFO • Background in business strategy and corporate development in technology • Audit Committee financial expert

John Scott Founder and Chairman, Park House	• Compensation Committee (chair) • Executive Committee • Nominating and Governance Committee	✓	• Extensive experience in the hospitality, leisure, and entertainment industries • Significant experience serving on the boards of private and public companies

Ashan Willy Chief Executive Officer, New Relic, Inc.	• Compensation Committee • Technology Committee	✓

•

Leadership experience as CEO of a SaaS software platform company

•

Extensive leadership experience in sales, channel development, engineering, product management, customer success, and worldwide go-to-market strategy across global markets

•

Significant cybersecurity and technology experience

2026 Omnibus Incentive Compensation Plan

We are seeking approval of our 2026 Omnibus Incentive Compensation Plan (the “2026 Omnibus Plan”), which our Board of Directors adopted in March 2026, subject to stockholder approval. As of the date of this proxy statement, we have the 2025 Omnibus Incentive Compensation Plan (the “2025 Omnibus Plan”) in place. We are proposing adoption of the 2026 Omnibus Plan to replace the 2025 Omnibus Plan, which will also increase the number of shares authorized for issuance pursuant to our equity-based compensation plans. The 2026 Omnibus Plan will be a critical part of our overall compensation program and is intended to promote the interests of Sabre and our stockholders by providing our employees and other service providers, who are responsible for the management, growth, and protection of our business, with incentives and rewards to encourage them to continue in the service of Sabre. The 2026 Omnibus Plan is designed to meet these objectives by providing these individuals with a proprietary interest aligned with the long-term growth, profitability, and financial success of Sabre.

The Board of Directors recommends that stockholders vote FOR the approval of the 2026 Omnibus Plan.

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PROXY STATEMENT SUMMARY

2026 Director Equity Compensation Plan

We are seeking approval of our 2026 Director Equity Compensation Plan (the “2026 Director Plan”), which our Board of Directors adopted in March 2026, subject to stockholder approval. As of the date of this proxy statement, we have the 2024 Director Equity Compensation Plan (the “2024 Director Plan”) in place. We are proposing adoption of the 2026 Director Plan to replace the 2024 Director Plan, which will also increase the number of shares authorized for issuance to our non-employee directors pursuant to this equity-based compensation plan. The 2026 Director Plan is intended to promote the interests of Sabre and our stockholders by providing certain compensation to eligible directors to encourage the highest level of performance by providing them with a proprietary interest in Sabre’s success and progress by granting them awards under the 2026 Director Plan.

The Board of Directors recommends that stockholders vote FOR the approval of the 2026 Director Plan.

Advisory, Non-Binding Vote on the Compensation of Our Named Executive Officers

Stockholders are asked to cast an advisory, non-binding vote on the compensation of our named executive officers, as described in “Compensation Discussion and Analysis” and the executive compensation tables following that section. This is often referred to as a “say-on-pay” proposal.

The Board of Directors recommends that stockholders vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules.

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PROXY STATEMENT

PROXY STATEMENT

for the Annual Meeting of Stockholders

to be held on April 29, 2026

INFORMATION ABOUT OUR ANNUAL MEETING

Date and Time of Annual Meeting

Our 2026 Annual Meeting will be held on Wednesday, April 29, 2026, at 9:30 a.m. local time, at our Global Headquarters, 3150 Sabre Drive, Southlake, Texas 76092.

Only stockholders as of the record date and persons holding proxies from stockholders as of the record date may attend the Annual Meeting. If your shares are registered in your name, you must bring a form of government-issued photo identification to the Annual Meeting. If your shares are held in the name of a broker, trust, bank, or other nominee, otherwise known as holding in “street name,” you must bring a proxy or letter from that broker, trust, bank, or other nominee that confirms you are the beneficial owner of those shares, together with a form of government-issued photo identification, to the Annual Meeting. If you are a representative of an entity that owns shares, you must bring a form of government-issued photo identification, evidence that you are the entity’s authorized representative or proxyholder, and, if the entity holds the shares in street name, proof of the entity’s beneficial ownership to the Annual Meeting. If you are a proxyholder, you must bring a valid legal proxy and a form of government-issued photo identification to the Annual Meeting. Use of cameras and recording devices will not be permitted at the Annual Meeting.

Record Date; Mailing Date

The Board of Directors established the close of business on March 2, 2026 as the record date for determining the holders of Sabre stock entitled to notice of and to vote at the Annual Meeting.

On the record date, 395,173,142 shares of our common stock were outstanding and entitled to vote at the Annual Meeting. Each share of common stock outstanding is entitled to one vote for each director nominee and one vote for each other item to be voted on at the Annual Meeting.

We are first mailing this proxy statement and the accompanying proxy materials to holders of Sabre common stock on or about March 19, 2026.

Notice of Electronic Availability of Proxy Statement and Annual Report

As permitted by rules of the Securities and Exchange Commission (“SEC”), we are making this proxy statement and our annual report available to our stockholders electronically via the Internet. This reduces printing and delivery costs and supports our sustainability efforts. You may have received in the mail a

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PROXY STATEMENT

“Notice of Electronic Availability” explaining how to access this proxy statement and our annual report on the Internet and how to vote online. If you received this Notice but would like to receive a paper copy of the proxy materials, you should follow the instructions contained in the Notice for requesting these materials.

How to Vote

You may direct how your shares are voted by proxy, without attending the Annual Meeting. The manner in which your shares may be voted by proxy depends on whether you are a:

•	Registered stockholder. Your shares are represented by certificates or book entries in your name on the records of Sabre’s stock transfer agent, Equiniti Trust Company, LLC, or

•	Beneficial stockholder. You hold your shares in “street name” through a broker, trust, bank, or other nominee.

You may vote your shares by proxy in any of the following three ways:

•

Using the Internet. Registered stockholders may submit their proxies using the Internet by going to www.proxypush.com/SABR and following the instructions. Beneficial stockholders may submit their proxies by accessing the website specified on the voting instruction forms provided by their brokers, trusts, banks, or other nominees. You will be required to enter the control number that is included on the voting instruction form provided by your broker, trust, bank, or other nominee.

•

By Telephone. Registered stockholders may submit their proxies, from within the United States, using any touch-tone telephone by calling (866) 206-5104 and following the recorded instructions. Beneficial owners may submit their proxies, from within the United States, using any touch-tone telephone by calling the number specified on the voting instruction form provided by their brokers, trusts, banks or other nominees. You will be required to enter the control number that is included on the voting instruction form provided by your broker, trust, bank, or other nominee.

•

By Mail. Registered stockholders that received printed proxy materials may submit proxies by mail by marking, signing, and dating the printed proxy cards and mailing them in the accompanying postage-paid envelopes. Beneficial owners may submit their proxies by marking, signing, and dating the voting instruction forms provided by their brokers, trusts, banks, or other nominees and mailing them in the accompanying postage-paid envelopes.

Please note that if you received a Notice of Electronic Availability, you cannot vote your shares by filling out and returning the Notice. Instead, you should follow the instructions contained in the Notice on how to submit a proxy by using the Internet or telephone.

All proxies properly submitted and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated on the proxies. If you are a stockholder of record and submit your signed proxy voting instructions but do not direct how to vote on each item, the persons named as proxies will vote your shares as follows:

•	FOR the election of the ten directors named in this proxy statement,

•	FOR the ratification of the appointment of our independent auditors,

•	FOR the approval of the 2026 Omnibus Incentive Compensation Plan,

•	FOR the approval of the 2026 Director Equity Compensation Plan, and

•	FOR the advisory, non-binding vote on the compensation of our named executive officers.

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PROXY STATEMENT

You may also vote in person at the Annual Meeting. Votes in person will replace any previous votes you have made by mail, telephone, or the Internet. We will provide a ballot to registered stockholders who request one at the meeting. Shares held in your name as the stockholder of record may be voted on that ballot. Shares held beneficially in street name may be voted on a ballot only if you bring a legal proxy from the broker, trust, bank, or other nominee that holds your shares giving you the right to vote the shares. Attendance at the Annual Meeting without voting or revoking a previous proxy in accordance with the voting procedures will not in and of itself revoke a previously submitted proxy.

How to Revoke Your Vote

Any stockholder of record submitting a proxy has the power to revoke the proxy at any time prior to its exercise by (1) submitting a new proxy with a later date or time, including a proxy given over the Internet or by telephone, (2) notifying our Corporate Secretary at 3150 Sabre Drive, Southlake, Texas 76092 in writing, which notice must be received by the Corporate Secretary before the meeting, or (3) voting during the Annual Meeting.

If you are a beneficial stockholder, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, trust, bank, or other nominee.

Quorum

Transaction of business at the Annual Meeting may occur if a quorum is present. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of capital stock entitled to be voted at the meeting, present in person or by proxy, constitutes a quorum. If a quorum is not reached, the Annual Meeting will be adjourned until a later time.

Votes Required

Item 1: Election of Directors. The election of each director will be determined by the vote of a majority of the votes cast with respect to that director’s election, requiring the number of votes cast “for” a director’s election to exceed the number of votes cast “against” that director.

Item 2: Ratification of the Appointment of Our Independent Auditors. The affirmative vote of the holders of not less than a majority of the voting power of the outstanding common stock entitled to vote on the matter and present, in person or by proxy, at the meeting is required.

Item 3: Approval of the 2026 Omnibus Plan. The affirmative vote of the holders of not less than a majority of the voting power of the outstanding common stock entitled to vote on the matter and present, in person or by proxy, at the meeting is required.

Item 4: Approval of the 2026 Director Plan. The affirmative vote of the holders of not less than a majority of the voting power of the outstanding common stock entitled to vote on the matter and present, in person or by proxy, at the meeting is required.

Item 5: Advisory, Non-binding Vote on the Compensation of Our Named Executive Officers. The affirmative vote of the holders of not less than a majority of the voting power of the outstanding common stock entitled to vote on the matter and present, in person or by proxy, at the meeting is required.

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PROXY STATEMENT

Abstentions and Broker Non-Votes

Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. For Item 1, because the election of each director requires a majority of votes cast, abstentions and broker non-votes will have no effect on the outcome of the vote. For Item 2, because the affirmative vote of the holders of a majority of the shares present and entitled to vote on the matter is required for approval, abstentions will be counted as votes against this proposal, and, because this is a routine matter where brokers that do not receive voting instructions from the record holder may vote in their discretion, we expect that there will be no broker non-votes on this matter (but, if there are any broker non-votes, they will have no effect on the matter). For Item 3, 4 and 5, because the affirmative vote of the holders of a majority of the shares present and entitled to vote on the matter is required for approval, abstentions will be counted as votes against the proposal, and broker non-votes will have no effect on the matter.

If you hold Sabre shares in street name, you must provide your broker, bank, or other holder of record with instructions in order to vote these shares. If you do not provide these voting instructions, whether your shares can be voted by your bank, broker, or other nominee depends on the type of item being considered for a vote.

•

Non-Discretionary Items. The election of directors, the approval of the 2026 Omnibus Plan, the approval of the 2026 Director Plan, and the advisory, non-binding vote on the compensation of our named executive officers are non-discretionary items and may NOT be voted on by your broker, bank, or other nominee absent specific voting instructions from you.

•

Discretionary Item. The ratification of Ernst & Young LLP as Sabre’s independent registered public accounting firm for the fiscal year ending December 31, 2026 is a discretionary item. Generally, brokers, banks, and other nominees that do not receive voting instructions may vote on this proposal in their discretion.

Solicitation of Proxies

This solicitation is being made by our Board of Directors. We will bear all costs of this proxy solicitation, including the cost of preparing, printing, and delivering materials, the cost of the proxy solicitation, and the expenses of brokers, fiduciaries, and other nominees who forward proxy materials to stockholders. In addition to mail and electronic means, our employees may solicit proxies by telephone or otherwise. In addition, we may enlist the help of banks, brokers, broker-dealers, and similar organizations in soliciting proxies from their customers (i.e., beneficial stockholders). We have retained Alliance Advisors, LLC to aid in the solicitation at a cost of approximately $27,000 plus reimbursement of out-of-pocket expenses.

Other Business

The Board of Directors does not presently intend to bring any business before the Annual Meeting other than the proposals discussed in this proxy statement and specified in the Notice of Annual Meeting of Stockholders. If any other matters should properly come before the Annual Meeting, the persons designated in the proxy will vote on them according to their best judgment.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, please take the time to submit your proxy via the Internet, by telephone, or by returning your marked, signed, and dated proxy card so that your shares will be represented at the Annual Meeting.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines, which govern the Board of Directors’ structure and proceedings and contain its position on many governance issues. These Guidelines are available on the investor relations section of our website at investors.sabre.com.

Board Leadership Structure

Our Corporate Governance Guidelines provide that our Board of Directors has the right to exercise its discretion to either separate or combine the offices of the Chair of the Board and the CEO. This decision is based upon the Board of Directors’ determination of what is in the best interests of Sabre and its stockholders, in light of the circumstances and taking into consideration succession planning, skills, and experience of the individuals filling those positions and other relevant factors.

The leadership structure as of the date of this proxy statement is based on the leadership provided by a non-executive Chair of the Board (Ms. Mandel as of the date of this proxy statement), with this position being subject to oversight and review by Sabre’s Board of Directors. The Board of Directors recognizes that, if circumstances change in the future, other leadership structures might also be appropriate, and it has the discretion to revisit this determination of Sabre’s leadership structure.

Ms. Mandel has served as non-executive Chair of the Board since April 2024. As non-executive Chair of the Board, Ms. Mandel’s duties include:

•	leading and overseeing the Board of Directors,

•	presiding at all meetings of the Board of Directors and the stockholders,

•	establishing, in consultation with the CEO (and any other executive officers as needed), the schedule and agendas for meetings of the Board of Directors,

•

defining the scope, quality, quantity, and timeliness of the flow of information between management and the Board of Directors, including meeting materials, that is necessary for the Board of Directors to effectively and responsibly perform its duties,

•	advising the Board committee chairs in fulfilling their designated roles and responsibilities to the Board of Directors,

•	facilitating discussions among directors both during and between Board meetings and serving as a liaison between the Board of Directors and the CEO,

•	advising the CEO on strategic matters, including regular discussions on key acquisitions, divestitures, significant company developments, and other items requiring Board approval or oversight,

•

developing the agenda for and presiding over Board executive sessions, as well as providing feedback and perspective to the CEO regarding discussions at these sessions and working with the CEO to address any feedback,

•	overseeing the Board of Directors’ review and approval of the CEO’s annual goals and objectives for Sabre,

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CORPORATE GOVERNANCE

•	leading the Board of Directors in the annual performance evaluation of the CEO,

•	leading the Board of Directors in CEO and senior management succession planning,

•	managing the Board of Directors’ oversight and approval of Sabre’s annual plan and multi-year outlook,

•	managing, in coordination with the Compensation Committee, the Board of Directors’ oversight of company-wide talent management and diversity,

•	managing the Board of Directors’ oversight of risks and conflicts of interest, including ensuring appropriate ownership by the full Board of Directors or an appropriate Board committee,

•	leading the annual Board of Directors’ evaluation and, in coordination with the Nominating and Governance Committee, overseeing the process for Board committee evaluations,

•	chairing the Nominating and Governance Committee,

•	working with the Nominating and Governance Committee regarding recommendations for Board committee service, including chairing Board committees,

•

interviewing, along with appropriate members of the Nominating and Governance Committee, all Board of Directors candidates and making recommendations to the Nominating and Governance Committee and the Board of Directors regarding these candidates,

•	consulting with stockholders, in coordination with the CEO,

•	approving the retention of consultants who report directly to the Board of Directors, and

•	assuming such other responsibilities that the Board of Directors or the CEO may designate from time to time.

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CORPORATE GOVERNANCE

Overview of Board Composition

The following charts provide a snapshot of the Company’s slate of nominees for election as director at the Annual Meeting.

Board Composition and Director Independence

The Board is nominating a slate of ten directors for election at the Annual Meeting. Our Certificate of Incorporation provides that the number of directors on our Board of Directors shall be not less than five directors nor more than thirteen directors, as determined by the affirmative vote of the majority of the Board of Directors then in office.

Our Board of Directors has determined that George Bravante, Jr., Hervé Couturier, Eric Kelly, Gail Mandel, Damian McKay, Phyllis Newhouse, Elaine Paul, John Scott, and Ashan Willy are independent as defined under the corporate governance rules of Nasdaq. The Board of Directors also determined that Karl Peterson, who retired from the Board of Directors in 2025, and Wendi Sturgis, who will not be standing for reelection at the Annual Meeting, were independent, as defined under the corporate governance rules of Nasdaq, during the period in which they served as directors in 2025 and, as applicable, 2026. In making these determinations, the Board of Directors considered the applicable legal standards and relevant transactions, relationships, or arrangements. See “Certain Relationships and Related Party Transactions.”

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CORPORATE GOVERNANCE

Director Nominee Criteria and Process

The Board of Directors is responsible for approving candidates for membership to the Board of Directors. The Board of Directors has delegated the screening and recruitment process to the Nominating and Governance Committee, in consultation with our Chair of the Board. The Nominating and Governance Committee believes that the criteria for director nominees should support Sabre’s strategies and business, ensure effective governance, account for individual director attributes and the overall mix of those attributes, and support the successful recruitment of qualified candidates for the Board of Directors.

Qualified candidates for director are those who, in the judgment of the Nominating and Governance Committee, possess all of the general attributes and a sufficient mix of the specific attributes listed below to ensure effective service on the Board of Directors.

General Attributes	Specific Attributes
• Leadership skills • Ethical character • Active participator • Relationship skills • Effectiveness • Independence • Financial literacy • Reflection of Sabre values

•

Leadership experience, including executive and board experience

•

Technology or travel industry knowledge, with an emphasis on AI, innovation, technology disruption and forward thinking

•

Financial background

•

International experience

•

Marketing or sales background

•

Other functional expertise

The Nominating and Governance Committee may receive recommendations for candidates for the Board of Directors from various sources, including our directors, management, and stockholders. In addition, the Nominating and Governance Committee currently retains, and may in the future periodically retain, a search firm to assist it in identifying and recruiting director candidates meeting the criteria specified by the Nominating and Governance Committee.

The Nominating and Governance Committee recommends nominees to the Board of Directors to fill any vacancies. As provided in our Certificate of Incorporation, the Board of Directors elects a new director when a vacancy occurs between annual meetings of stockholders. The Nominating and Governance Committee also recommends to the Board of Directors any new appointments and nominees for election as directors at our annual meetings of stockholders.

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CORPORATE GOVERNANCE

Attributes of Director Nominees

The Nominating and Governance Committee believes that each of our nominees for election the Annual Meeting possesses all of the general attributes described above. The following chart provides an overview of certain attributes that we believe are applicable to our nominees for election at the Annual Meeting.

Name	International	B2B Services	Travel	Airline	ESG	Marketing/Sales	AI/Technology	Operations	Capital Markets	Risk and Strategy

George Bravante, Jr.		¡	¡	¡	¡			¡	¡	¡
Hervé Couturier	¡	¡	¡				¡			¡
Kurt Ekert	¡	¡	¡	¡		¡	¡	¡		¡
Eric Kelly	¡	¡				¡	¡	¡	¡	¡
Gail Mandel	¡	¡	¡		¡		¡	¡	¡	¡
Damian McKay	¡	¡	¡			¡	¡	¡		¡
Phyllis Newhouse	¡	¡				¡	¡	¡	¡	¡
Elaine Paul	¡		¡		¡		¡		¡	¡
John Scott	¡	¡	¡			¡		¡	¡	¡
Ashan Willy	¡	¡				¡	¡	¡		¡

See “Certain Information Regarding Nominees for Director” for additional information regarding director qualifications.

Board Tenure

The Nominating and Governance Committee believes that Board tenure is important, as we seek to achieve the appropriate balance in years of service. New directors provide fresh perspectives, while longer serving directors provide a deep knowledge of the company. Our slate of nominees for election at the Annual Meeting has an average tenure of 4.5 years.

Our Corporate Governance Guidelines provide that directors will not stand for re-election after reaching age 74. This provision may be waived in individual cases by the Nominating and Governance Committee.

Board Evaluations

The Nominating and Governance Committee oversees annual performance evaluations of the Board of Directors and its committees, and the Board of Directors and each committee conducts an annual evaluation. As part of these evaluations, the Board and committees utilize group discussion, supported by a questionnaire to assist in the discussion. Periodically, the Board of Directors engages a third party to support the evaluation process, including conducting interviews with individual directors and facilitating the evaluation discussion. The Nominating and Governance Committee further assesses the individual

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contributions of directors recommended for re-election, as well as considers the overall composition of the Board of Directors and its committees, including whether the directors have an appropriate mix of the attributes described above in order to function effectively and taking into account any anticipated future needs of the Board of Directors.

Diversity of Directors

Our Corporate Governance Guidelines provide that the Board of Directors is committed to having a Board that reflects diverse perspectives and believes it is important for the Nominating and Governance Committee to consider a wide variety of experiences, education, skill, and cultural background when evaluating candidates for nomination as new directors. While the Nominating and Governance Committee considers this diversity when reviewing nominees for director, the Nominating and Governance Committee has not established a formal policy regarding diversity in identifying director nominees.

Stockholder Recommendations and Nominations for Directors

The Nominating and Governance Committee considers nominees recommended by stockholders as candidates for election to the Board of Directors. As discussed under “Other Corporate Governance Practices and Matters,” our Bylaws provide for proxy access stockholder nominations of director candidates. Stockholders who wish to nominate directors under our proxy access Bylaw provisions or who wish to nominate directors who are not intended to be included in our proxy materials should refer to the information under “Other Information—Proxy Access Nominations and Annual Meeting Advance Notice Requirements.”

A nomination that does not comply with the requirements set forth in our Bylaws or Rule 14a-19, as applicable, will not be considered for presentation at the annual meeting. Any recommendations for a candidate outside of the stockholder nomination process may be considered by the Nominating and Governance Committee for any vacancies on the Board of Directors that arise between annual meetings in accordance with the process described in “Director Nominee Criteria and Process” and should be sent to our Corporate Secretary at 3150 Sabre Drive, Southlake, Texas 76092 in writing.

Board Meetings and Annual Meeting Attendance

The Board of Directors met six times in 2025. All of the incumbent directors attended in excess of 75% of the total number of meetings of the Board of Directors and the committees on which they served.

Our Corporate Governance Guidelines provide that directors are expected to attend all or substantially all Board meetings and meetings of the committees of the Board of Directors on which they serve, as well as our annual meeting. Our 2025 Annual Meeting was attended by all of our directors then in office.

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CORPORATE GOVERNANCE

Board Committees

The Board of Directors has established five standing committees to assist it in carrying out its responsibilities: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, the Technology Committee, and the Executive Committee. The table below provides membership for each committee as of the date of this proxy statement.

Director	Audit	Compensation	Nominating and Governance	Technology	Executive

George Bravante, Jr.	Chair(1)		Member		Member

Hervé Couturier	Member			Chair	Member

Kurt Ekert				Member	Member

Eric Kelly	Member(1)			Member

Gail Mandel		Member	Chair		Chair

Damian McKay				Member

Phyllis Newhouse	Member			Member

Elaine Paul	Member(1)	Member

John Scott		Chair	Member		Member

Wendi Sturgis(2)		Member	Member

Ashan Willy		Member		Member

(1)	Audit Committee financial expert.
(2)	Ms. Sturgis will conclude her service as a director upon the expiration of her term at the Annual Meeting.

Each of the committees operates under its own written charter adopted by the Board of Directors, each of which is available on the investor relations section of our website at investors.sabre.com.

Ad hoc committees may also be designated under the direction of our Board of Directors when necessary to address specific issues.

Audit Committee

The Audit Committee assists the Board of Directors in the oversight of, among other things, the following items:

•	the integrity of Sabre’s financial statements and internal control system,

•	the performance of Sabre’s internal audit function,

•	the annual independent audit of Sabre’s financial statements,

•	the engagement of the independent auditors and the evaluation of their qualifications, independence, and performance,

•	compliance with legal, regulatory, or stock exchange requirements,

•	the implementation and effectiveness of Sabre’s disclosure controls and procedures,

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•

in coordination with the Technology Committee, review of our cybersecurity and other information technology risks, controls, and procedures, including those related to the deployment of artificial intelligence, and

•	the evaluation of enterprise risk issues, including overseeing risks to Sabre related to the items listed above, and reviewing Sabre’s procedures with respect to risk management.

The members of the Audit Committee are George Bravante, Jr. (Chair), Hervé Couturier, Eric Kelly, Phyllis Newhouse, and Elaine Paul. Each of these individuals is “independent,” as defined under Nasdaq rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board of Directors has determined that each director appointed to the Audit Committee is financially literate and that Messrs. Bravante and Kelly and Ms. Paul meet the criteria of the rules and regulations set forth by the SEC for an “audit committee financial expert.” The Audit Committee met eight times in 2025.

Compensation Committee

The Compensation Committee assists the Board of Directors in the oversight of, among other things, the following items:

•	the operation of our executive compensation program,

•

the review and approval of the corporate goals and objectives relevant to the compensation of our CEO, the evaluation of his or her performance in light of those goals and objectives, and the determination and approval of his or her compensation based on that evaluation, competitive market data pertaining to compensation at companies determined by the Committee to be comparable, and such other factors as the Committee deems relevant,

•	the establishment and annual review of any stock ownership guidelines applicable to our executive officers and management, and the non-employee members of the Board of Directors,

•	the determination and approval of the compensation level (including base and incentive compensation) and direct and indirect benefits of our executive officers,

•	any recommendation to the Board of Directors regarding the establishment and terms of incentive-compensation and equity-based plans, and the administration of these plans, and

•	the evaluation and oversight risks to Sabre and its business implied by Sabre’s compensation program, taking into account Sabre’s business strategy.

As of the date of this proxy statement, the members of the Compensation Committee are John Scott (Chair), Gail Mandel, Elaine Paul, Wendi Sturgis, and Ashan Willy, each of whom is “independent,” as defined under Nasdaq rules. The Compensation Committee met five times in 2025.

Committee Consultant

The Compensation Committee’s charter provides that the Compensation Committee has the authority to retain advisors, including compensation consultants, to assist in its work. The Compensation Committee believes that a compensation consultant can provide important market information and perspectives that can help it determine compensation programs that align with the objectives of our compensation philosophy and policies. Pursuant to its charter, prior to selecting a compensation consultant the Compensation Committee considers factors relevant to the independence of the individual advisors, as well as the independence of the advisors’ organization.

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CORPORATE GOVERNANCE

The Compensation Committee approved the engagement of Korn Ferry, a national compensation consulting firm, to assist it with compensation matters. Management has also engaged Korn Ferry to provide services to Sabre, including leadership development services. The Compensation Committee reviews the amount of these leadership development services, and in 2025 they amounted to approximately $470,000, while the amount of fees paid to Korn Ferry for matters regarding executive and director compensation services equaled approximately $312,500. Korn Ferry reports directly to the Compensation Committee, and the Compensation Committee may replace Korn Ferry or hire additional consultants at any time. Korn Ferry attends Compensation Committee meetings and communicates with the Chair of the Compensation Committee, as well as other Compensation Committee members, between meetings from time to time.

The Compensation Committee has assessed the independence of Korn Ferry taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and the listing standards of Nasdaq, and has concluded that no conflict of interest exists with respect to the work that Korn Ferry performs for the Compensation Committee.

Compensation Policies and Practices Risk Assessment

At the request of the Compensation Committee, Korn Ferry assessed the risk profile of Sabre’s executive compensation programs and management assessed the risk profile of Sabre’s other compensation programs. Based on these reviews, management and the Compensation Committee have concluded that Sabre’s compensation policies and practices, taken as a whole, are not reasonably likely to have a material adverse impact on Sabre.

Nominating and Governance Committee

The Nominating and Governance Committee assists the Board of Directors in the oversight of, among other things, the following items:

•

the review of the performance of our Board of Directors and any recommendations to the Board of Directors regarding the selection of candidates, qualification and competency requirements for service on the Board of Directors, and the suitability of proposed nominees as directors,

•	corporate governance principles applicable to Sabre,

•	leadership of the annual review of the Board of Directors’ performance,

•	risks to Sabre associated with corporate governance, including Board leadership structure, succession planning, and other related governance matters, and

•	environmental, social, and governance (ESG) matters applicable to Sabre.

As of the date of this proxy statement, the members of the Nominating and Governance Committee are Gail Mandel (Chair), George Bravante, Jr., John Scott, and Wendi Sturgis. Each of these individuals is “independent,” as defined under Nasdaq rules. The Nominating and Governance Committee met five times in 2025.

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Technology Committee

The Technology Committee assists the Board of Directors in the oversight of, among other things, the following items:

•	the appraisal of major technology-related projects and recommendations to our Board of Directors regarding our technology strategies,

•	the review of the quality and effectiveness of Sabre’s information technology security, data privacy, and disaster recovery capabilities,

•

the provision of advice to our senior technology management team with respect to existing trends in information technology and new technologies, applications, and systems, including artificial intelligence, and

•	in coordination with the Audit Committee, risks related to the quality and effectiveness of Sabre’s information technology security, data privacy, and disaster recovery capabilities.

As of the date of this proxy statement, the members of the Technology Committee are Hervé Couturier (Chair), Kurt Ekert, Eric Kelly, Damian McKay, Phyllis Newhouse, and Ashan Willy. Damian McKay was appointed to the Technology Committee pursuant to the Strategic Governance Agreement (as described below). The Technology Committee met four times in 2025.

Executive Committee

The Executive Committee’s principal function is to exercise, when necessary between meetings of the Board of Directors, certain of the Board of Directors’ powers and authority in the management of our business and affairs, and to act on behalf of the Board of Directors.

The members of the Executive Committee are Gail Mandel (Chair), George Bravante, Jr., Hervé Couturier, Kurt Ekert, and John Scott. The Executive Committee did not meet in 2025.

Compensation Committee Interlocks and Insider Participation

As of the date of this proxy statement, none of our executive officers serves, or in the past year has served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Other Corporate Governance Practices and Matters

Proxy Access

Our Bylaws permit stockholders to nominate directors through proxy access. The proxy access provisions in our Bylaws generally permit a stockholder or group of up to 20 stockholders owning 3% or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to the greater of 20% of the Board of Directors or two individuals, provided that such stockholders and nominees satisfy the requirements specified in the Bylaws.

Simple Majority Voting Provisions

We do not have any supermajority voting provisions in our Certificate of Incorporation.

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CORPORATE GOVERNANCE

Annual Election of Directors

We do not have a classified board, and all our directors are elected annually.

Majority Voting for Directors in Uncontested Elections

Our Bylaws provide for a majority vote standard in uncontested director elections.

Communicating with Directors

Stockholders and other interested parties may communicate with our Board of Directors by writing to the Board of Directors, c/o Corporate Secretary, Sabre Corporation, 3150 Sabre Drive, Southlake, Texas 76092. You may also find information on communicating with the Board of Directors on the investor relations section of our website at investors.sabre.com.

Code of Conduct

We have adopted a Code of Conduct, which is the code of conduct applicable to all of our directors, officers, and employees. The Code of Conduct is available on the investor relations section of our website at investors.sabre.com. Any change or amendment to the Code of Conduct, and any waivers of the Code of Conduct for our directors, CEO, or senior financial officers, will be available on our website at the above location, within four business days following the date of any such change, amendment, or waiver.

Board and Management Roles in Risk Oversight

Our Board of Directors has the primary responsibility for risk oversight of Sabre as a whole. The Audit Committee is responsible for overseeing risks associated with financial and accounting matters, including compliance with legal and regulatory requirements and internal control over financial reporting. In addition, the Audit Committee has oversight responsibility relating to the evaluation of enterprise risk issues, as well as for reviewing Sabre’s procedures with respect to risk management. The Audit Committee further has oversight authority to review our plans to mitigate cybersecurity risks. We maintain an enterprise risk management program, which includes periodic assessments of various significant strategic risks, including possible emerging risks. These assessments occur on at least on an annual basis. These assessments are shared with the Audit Committee, with periodic updates provided to the Audit Committee. We also maintain a dedicated compliance function which reports to our Chief Legal Officer and which provides quarterly reports to the Audit Committee.

The Board of Directors has also charged the Compensation Committee with evaluating Sabre’s compensation program, taking into account Sabre’s business strategy and risks to Sabre and its business implied by the compensation program. See “Compensation Policies and Practices Risk Assessment.” The Nominating and Governance Committee oversees risks associated with corporate governance, including Board leadership structure, succession planning, and other matters, as well as overseeing risks related to ESG matters. The Technology Committee, in coordination with the Audit Committee, is responsible for periodically reviewing, appraising, and discussing with management the quality and effectiveness of Sabre’s information technology security, data privacy, and disaster recovery capabilities.

We believe that the leadership structure of the Board of Directors is designed to support effective oversight of our risk management processes described above by providing independent leadership at the Board committee level, with ultimate oversight by the full Board of Directors as led by the Chair of the Board.

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CORPORATE GOVERNANCE

ESG Matters Oversight
The Board of Directors has charged the Nominating and Governance Committee with responsibility for overseeing our strategy, initiatives, and engagement with investors and other key stakeholders related to ESG matters, other than those specifically related to the operation and structure of our compensation program (which is the primary responsibility of the Compensation Committee).
Whistleblower Procedures
The Audit Committee has established procedures for receiving, recording, and addressing any complaints we receive regarding accounting, internal accounting controls, or auditing matters, and for the confidential and anonymous submission, by our employees or others, of any concerns about our accounting or auditing practices. We also maintain a toll-free hotline telephone line and a website, each allowing our employees and others to voice their concerns anonymously.
Insider Trading Policy; Derivatives Trading, and Hedging and Pledging Policies
We have adopted our Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, and employees, and by Sabre, which we believe is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the exchange listing standards applicable to us. Among other things, our Insider Trading Policy provides that employees who are recipients of equity grants, as well as individuals who have been designated as insiders, including executive officers and members of our Board of Directors, may not enter into hedging or monetization transactions, including zero-cost
collars, equity swaps, exchange funds, and forward sale contracts. Similarly, our Insider Trading Policy generally prohibits these individuals from pledging any of their shares of our common stock as collateral for a loan or other financial arrangement. A copy of our Insider Trading Policy, including any amendments, is filed as an exhibit to our Annual Report on Form
10-K.

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PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS

General Information

Our business and affairs are managed under the direction of our Board of Directors. Our Certificate of Incorporation provides that our Board of Directors shall consist of at least five directors but no more than thirteen directors.

As of the date of this proxy statement, the Board of Directors consists of eleven members. Ms. Sturgis, who has served on the Board of Directors since 2021, will not stand for reelection at the Annual Meeting in light of increased outside obligations, as well as a recent relocation. We would like to thank Ms. Sturgis for her many years of service and substantial contributions to the Board of Directors and Sabre. Following the Annual Meeting, the Board of Directors will consist of ten members. The ten nominees for director set forth on the following pages are proposed to be elected at this year’s Annual Meeting to serve for a term to expire at the 2027 Annual Meeting and until their successors are elected and have been qualified. Should any nominee become unable to serve, proxies may be voted for another person designated by management. All nominees have advised us that they will serve if elected.

Strategic Governance Agreement

On March 5, 2026, we entered into a Strategic Governance Agreement (the “Strategic Governance Agreement”) with Constellation Canadian Holdings Inc., an Ontario corporation, and Constellation Software Inc., an Ontario corporation (collectively, the “Constellation Parties”), regarding the composition of our Board and certain other matters. Pursuant to the Strategic Governance Agreement, we agreed, among other things: (a) to appoint Damian McKay to the Board, with an initial term expiring at the 2026 Annual Meeting; (b) to appoint Mr. McKay to the Technology Committee; and (c) to nominate Mr. McKay for election at the 2026 Annual Meeting and recommend that our stockholders vote to elect Mr. McKay at the 2026 Annual Meeting.

During the period ending on the later of (i) the earlier of (a) 30 days prior to the director nomination deadline for our 2027 annual meeting of stockholders and (b) 120 days prior to the first anniversary of the 2026 Annual Meeting, and (ii) 10 days after the date on which Mr. McKay ceases to serve on the Board (the “Specified Period”), the Constellation Parties have agreed to certain standstill restrictions (subject to certain customary carveouts), including, among other things, agreeing not to acquire beneficial ownership of and economic exposure to more than 15% of our outstanding shares of common stock in the aggregate.

At any stockholder meeting during the Specified Period, the Constellation Parties have also agreed to vote in a manner consistent with the recommendation of the Board (subject to certain customary carveouts). The Strategic Governance Agreement also contains certain customary mutual non-disparagement and confidentiality provisions.

The foregoing is a summary of the Strategic Governance Agreement and the complete Strategic Governance Agreement is available as Exhibit 10.1 to our Current Report on Form 8-K filed on March 5, 2026.

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PROPOSAL 1: ELECTION OF DIRECTORS

Certain Information Regarding Nominees for Director

The names of the nominees, their ages as of March 19, 2026, the year they first became directors, their principal occupations during at least the past five years, information regarding director qualifications, and certain other biographical information are set forth below. Information is also provided on public company boards with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or registered under the Investment Company Act of 1940 on which they have served on since January 1, 2021. All of the nominees are current directors standing for reelection.

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PROPOSAL 1: ELECTION OF DIRECTORS

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

For a One-Year Term Expiring at the 2027 Annual Meeting of Stockholders

Director since: 2014

Principal Occupation

Co-founder of Bravante-Curci Investors, LP, Owner of Bravante Produce, and CEO of Pacific Agricultural Realty, LP

Age: 67

Board Committees

•

Audit (Chair)

•

Executive

•

Nominating and Governance

Skills and Qualifications

•

B2B Services

•

Travel

•

Airline

•

ESG

•

Operations

•

Capital Markets

•

Risk and Strategy

GEORGE R. BRAVANTE, JR. | Independent Director

Relevant Expertise

•

Experienced capital allocator and entrepreneur focused on brand and business growth. Mr. Bravante is the founder and president of Bravante Farm Capital, a farmland investor. He has spent the past 20 years building a vertically integrated farming business through intentional, carefully researched acquisitions of water-rich parcels of farmland. Mr. Bravante is also the co-founder and managing member of the general partner of Bravante-Curci Investors, an investment firm focusing on real estate in California. Prior to these roles, as CEO of American Real Estate Group, Mr. Bravante was responsible for the strategic management, restructuring and disposition of more than $20 billion in real estate-related assets. While he was President and Chief Operating Officer of Colony Advisors, he oversaw all aspects of the firm’s operations, including financial and asset management and property management and dispositions.

•

Deep understanding of corporate finance and accounting developed over 40 years, starting in public accounting at Ernst & Whinney (now Ernst & Young), reinforced by his subsequent role overseeing all aspects of finance activities as CFO at RMB Realty, and further enhanced by his nearly three decades of experience managing Bravante-Curci Investors. Mr. Bravante’s extensive investment and strategic business knowledge qualifies him as an Audit Committee financial expert and enables him to provide crucial insight into Sabre’s reporting processes and internal controls as Chair of the Audit Committee.

•

Extensive and portfolio management experience. In his capacity as CEO of Bravante Farm Capital, Mr. Bravante has overseen the acquisition of over $175 million in agricultural assets. While at Colony Advisors, he acquired, managed, and sold a roughly $2 billion portfolio of apartment buildings, and as Chairman of the Board at ExpressJet, Mr. Bravante oversaw the company’s merger with SkyWest at a significant premium. Additionally, as CEO of American Real Estate Group, he was trusted with leading the managed liquidation of $15 billion in real estate assets of American Savings Bank.

Business Experience Highlights

•

Managing Partner, Bravante-Curci Investors, LP. (1996 – Present)

•

Founder and President, Bravante Farm Capital (2023 – Present)

•

CEO, Pacific Agricultural Realty (2004 – 2012)

•

President and COO, Colony Advisors, Inc. (1993 – 1996)

•

CEO, American Real Estate Group, Inc. (1993 – 1996)

•

CFO, RMB Realty (1987 – 1988)

•

Manager, Ernst & Whinney (1984 – 1987)

Other Public Company Board Experience

•

KBS Growth & Income REIT, Inc. (2016 – 2024)

•

ExpressJet Holdings, Inc. (2004 – 2010; Chairman from 2005 – 2010)

24	|	Sabre Corporation 2026 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Director since: 2017

Principal Occupation

President, Kerney Partners

Age: 67

Board Committees

•

Technology (Chair)

•

Audit

•

Executive

Skills and Qualifications

•

International

•

B2B Services

•

Travel

•

AI/Technology

•

Risk and Strategy

HERVÉ COUTURIER | Independent Director

Relevant Expertise

•

Deep understanding of software and technology from over 40 years of technical experience dating back to his time as an engineer at IBM. During his tenure as a senior executive at SAP AG, a Germany-based multinational software company, his responsibilities included defining and delivering on the company’s entire technology product strategy, and he oversaw the release of new software to compose, execute, monitor, and evolve business processes at significantly faster rates than traditional software. Mr. Couturier’s product leadership and development experiences enable him to help Sabre shape its strategy and execute on its technology objectives, including in his capacity as Chair of the Technology Committee.

•

Proven track record in product development and strategy. In his current role as Managing Partner at Kerney Partners, a consulting firm specializing in software, Mr. Couturier advises private equity firms and software editors on generating increased shareholder value by making recommendations on P&L structure, strategy, R&D, and product life cycle. At Amadeus, an airline reservation systems provider, Mr. Couturier helmed an R&D team of 5,000 employees and led the development of highly responsive travel search engines and focused on the extraction of information from large databases. Mr. Couturier’s significant experience in solutions strategy, product development and strategy, and business management at software-based companies arms him with crucial insights to share with our Board of Directors and management team.

•

Innovative, results-driven leader. Mr. Couturier has contributed to strong financial performance throughout his career by anticipating technological trends and adjusting product strategy accordingly. He also oversaw the development of a cloud-based corporate travel solution in partnership with SAP AG to create a unified user interface and a simplified, integrated product offering for consumers. His leadership experience also includes serving as a director of SimCorp A/S from 2008 to 2022, of Infovista from 2016 to 2024, of Sportradar from 2018 to 2022, of Kyriba since 2019, of Odigo from 2021 to 2023, of Syspro since 2025, of Mint since 2022, and of Titanbay since 2024.

Business Experience Highlights

•   Managing Partner, Kerney Partners (2017 – Present)

•   Executive Vice President, Head of R&D, Amadeus (2012 – 2016)

•   Senior roles, SAP AG (2010 – 2012)

•   Executive Vice President, Business Technologies and Research (2010 – 2012)

•   Executive Vice President, Technology Development (2008 – 2010)

•   Senior Vice President, Products (2002 – 2008)

•   Senior Vice President, Products, S1 (1999 – 2002)

•   Engineer, Manager, BU Manager, IBM (1982 – 1997)

Sabre Corporation 2026 Proxy Statement	|	25

PROPOSAL 1: ELECTION OF DIRECTORS

Director since: 2023

Principal Occupation

Chief Executive Officer and President, Sabre Corporation

Age: 55

Board Committees

•

Executive

•

Technology

Skills and Qualifications

•

International

•

B2B Services

•

Travel

•

Airline

•

Hospitality

•

Marketing/Sales

•

AI/Technology

•

Operations

•

Risk and Strategy

KURT EKERT | Chief Executive Officer and President

Relevant Expertise

•

Extensive operating experience and deep familiarity with travel technology ecosystem. As President and CEO of Sabre, Mr. Ekert oversees all aspects of Sabre’s business and technology operations. During his five years as Chief Commercial Officer at Travelport, he transformed the product offerings and value propositions across all key channels, which delivered consistent growth and paved the way for its successful IPO in 2014. He started his career in the travel industry at Continental Airlines before holding various executive positions with Orbitz and Gulliver’s Travel Associates, both subsidiaries of Cendant Corporation and then Travelport.

•

Proven track record in leading transformational and modernization initiatives. First as President and then CEO at Sabre, Mr. Ekert has led new growth and transformation strategies, including Sabre’s technology transformation objectives and initiating a reorganization of the Travel Solutions business. Prior to joining Sabre, he served as CEO of CWT, a business travel and meetings management company, where he engineered a digital transformation while delivering significant growth, highlighted by $7 billion of new business gains over the course of his tenure.

•

Extensive boardroom and governmental experience in the travel industry. Mr. Ekert has broad experience on the boards of multiple travel companies, including at international companies. He serves on the board of PASSUR Aerospace, a provider of decision support technology for the aviation industry, where he has overseen the company following its transition to a SAAS company and platform redesign. He also serves on the board of ZYTLYN Technologies AG, a software platform that process global travel data. Previously, he served as a Director of the Carlson Companies, and also as Chair of the Travel & Tourism Advisory Board, where he collaborated with leaders in both the public and private sectors to advise the Secretary of Commerce on the U.S. travel and tourism industry.

Business Experience Highlights

•

CEO and President, Sabre Corp. (2023 – Present)

•   President (2022 – 2023)

•

CEO, CWT (2016 – 2021)

•   Director (2019 – 2021)

•

Various executive positions, Travelport Worldwide Ltd

•   Executive Vice President and Chief Commercial Officer (2010 – 2015)

•   COO, Gulliver’s Travel Associates, a division of Travelport (2006 – 2010)

•

Various executive positions, Cendant (at then-Cendant subsidiaries Travelport and Orbitz Worldwide) (2002 – 2006)

•

Managing Director, Continental Airlines (1996 – 2002)

Other Experience

•

Director, ZYTLYN Technologies AG (2021 – Present)

•

Director, PASSUR Aerospace, Inc. (2009 – Present)

•

Director, The Carlson Companies (2019 – 2021)

•

Director, eNett (2013 – 2015)

•

Director, World Travel & Tourism Council (2016 – 2021)

•

Chairman, U.S. Department of Commerce Travel & Tourism Advisory Board (2016 – 2021)

26	|	Sabre Corporation 2026 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Director since: 2025

Principal Occupation

Chairman and CEO, Bridge 2 Technologies

Age: 67

Board Committees

•

Audit

•

Technology

Skills and Qualifications

•

International

•

B2B Services

•

Marketing/Sales

•

AI/Technology

•

Operations

•

Risk and Strategy

ERIC KELLY | Independent Director

Relevant Expertise

•

Technology industry veteran and proven operator. Mr. Kelly has over four decades of managerial and operational experience in a wide range of senior executive roles across the technology sectors. Throughout his career, he has successfully grown and turned around technology companies ranging from pre-public startups to Fortune 100 organizations. As Chairman of Silicon Valley Technology Partners, he oversaw a portfolio of technology companies in the areas of unified data management, data protection, cyber security, B2B SAAS software, AI, and healthcare.

•

Extensive mergers and acquisitions, portfolio management, and strategic planning experience. Mr. Kelly has overseen a wide range of transformative business combinations over the course of his career. As the CEO of Snap Appliance, Mr. Kelly led the strategic sale of the company for $100.4 million after private equity investors had

•

Trusted expert and advisor in emerging technologies. Mr. Kelly also brings important regulatory and policy experience to our Board of Directors. In 2013, he was appointed by President Obama as a member of the Advisors on Science, Technology and Advanced Manufacturing Partnership Steering Committee, tasked with creating high quality jobs and enhancing America’s global competitiveness. He also served as Vice Chair to the Department of Commerce’s Manufacturing Committee, providing oversight based on his expertise in technology. Mr. Kelly draws on his advisory technology experience to share critical insights with our Board and inform its oversight of our strategy and operations.

Business Experience Highlights

•

Founder and Chairman, Bridge 2 Technologies, LLC (2018 – Present)

•

Chairman and CEO, Overland Tandberg Inc. (2018 – 2025)

•

Chairman and CEO, Sphere 3D Corp. (2014 – 2018)

•

President and CEO, Overland Storage Inc. (2009 – 2014)

•

Chairman and Founder, Silicon Valley Management Partners Inc. (2007 – 2009)

•

Vice President and General Manager of Storage Systems and Solutions, Adaptec (2004 – 2006)

•

President and CEO, Snap Appliance (2002 – 2005)

Other Experience

•

Board Member, Executive Office of the President of The United States Counsel of Advisors on Science, Technology and Advanced Manufacturing Partnership Steering Committee (2009 – 2017)

•

Vice Chairman of the Workforce Sub-Committee, U.S. Department of Commerce Advanced Manufacturing Council (2013 – 2016)

•

Chairman of Federal Reserve Bank of San Francisco’s Economic Advisory Council (2021 – 2024)

•

Board Member, Guardian Life Insurance (2024 – Present)

•

Board Member, San Jose State University (2019 – Present)

Sabre Corporation 2026 Proxy Statement	|	27

PROPOSAL 1: ELECTION OF DIRECTORS

Director since: 2020

Principal Occupation

Managing Director, Focused Point Ventures, LLC

Age: 57

Board Committees

•

Nominating and Governance (Chair)

•

Compensation

•

Executive (Chair)

Skills and Qualifications

•

International

•

B2B Services

•

Travel

•

ESG

•

AI/Technology

•

Operations

•

Capital Markets

•

Risk and Strategy

GAIL MANDEL | Chair and Independent Director

Relevant Expertise

•

Proven travel and hospitality leader. Ms. Mandel previously served as CEO, CFO, COO of Wyndham Destination Network (a division of Wyndham Worldwide, now Travel + Leisure), a provider of professionally managed vacation accommodations, overseeing the strategic direction and overall management of business development efforts. As CEO, she delivered consecutive year-over-year growth before presiding over complex change management in preparation for the company’s spin-off transaction from Wyndham Worldwide, including a $1.3 billion divestiture of the European Rentals business. This leadership experience allows her to provide key insights to our Board of Directors and lead its deliberations and oversight of Sabre’s strategy.

•

Extensive experience in strategic planning. Ms. Mandel has a strong understanding of mergers and acquisitions and business development. As Wyndham Destination Network’s CEO, she strengthened the company’s footprint and brand by actively identifying and executing over a dozen targeted, complementary acquisitions to expand the company’s product offering and round out its portfolio across different sectors and price points.

•

Corporate finance and accounting expertise. She has over 30 years of finance and accounting experience acquired through her roles as a Senior Auditor at Deloitte & Touche, her executive financial positions at Wyndham Worldwide, Cendant and HFS suite of businesses, and as Managing Director at Focused Point Ventures, where she provides advisory and consulting services focused on the analysis of investment theses, structuring, and capital allocation.

Business Experience Highlights

•

Managing Director, Focused Point Ventures, LLC (2019 – Present)

•

Chairman of the Board, PureStar (2020 – 2024)

•

Wyndham Worldwide

•   President and CEO, Wyndham Destination Network (2014 – 2018)

•   Chief Operating Officer, Wyndham Exchanges & Rentals (2014)

•   Chief Financial Officer, Wyndham (2010 – 2014)

•   Senior Vice President, Financial Planning & Analysis (2006 – 2010)

•

Division CFO and Controller (Travel Services), Cendant Hospitality/Travel (1999 – 2006)

Other Public Company Board Experience

•

Dave & Buster’s Entertainment, Inc. (2022 – 2025)

•

Hilton Grand Vacations Inc. (2024 – Present)

Other Qualifications

•

Audit Committee financial expert

•

CPA (currently inactive)

28	|	Sabre Corporation 2026 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Director since: 2026

Principal Occupation

Chief Executive Officer – Vela Software Group, an operating division of Constellation Software

Age: 54

Board Committees

•

Technology

Skills and Qualifications

•

International

•

B2B Services

•

Travel

•

Marketing/Sales

•

AI/Technology

•

Operations

•

Risk and Strategy

DAMIAN MCKAY | Independent Director

Relevant Expertise

•

Corporate development and mergers and acquisitions veteran through his tenure as CEO of multiple large, global software companies, including Datamine Software Limited, a Canadian mining software company and subsequently Vela Software, an acquirer, manager, and builder of global software businesses across 80 industry verticals owned by Constellation Software, a global software conglomerate based in Canada. In 2015, Mr. McKay led Datamine through its transformative acquisition by and subsequent integration with Vela, where he continued to grow Datamine by acquiring businesses with complementary technologies. Following his promotion to CEO of Vela in 2020, he has continued to build out Vela’s portfolio through a deliberate acquisitions strategy designed around building software verticals.

•

Deep experience building vertical software platforms through his experience at Vela, where Mr. McKay has overseen Vela’s significant expansion strategy, he has driven growth by acquiring businesses that provided software and services to a variety of verticals. Since September 2020, Vela has acquired over 150 software companies in verticals that include mining, oil and gas, travel, healthcare, financial and accounting services. Through successful capital deployment, Mr. McKay and his colleagues have driven returns by improving operating performance, driving organic growth and investing additional capital while allowing the acquired businesses to operate with a large degree of autonomy.

•

Extensive public and private company board experience. Mr. McKay has served on the Advisory Board of Constellation Software since 2025, where he draws on his specialized knowledge, experience and perspective to provide Constellation’s board of directors with strategic, technological, investing and operating advice and insights. He has furthermore served on the boards of at least 44 entities in jurisdictions spanning the United States, the United Kingdom, Canada, New Zealand, and India, comprising variously subsidiaries of Datamine, Vela, and Constellation Software, and operating in industries spanning engineering, software, consulting, and logistics services.

Business Experience Highlights

•

CEO, Vela Software Group, an operating division of Constellation Software (2020 – Present)

•

CEO & Managing Director, Datamine Software Limited (2012 – 2020)

•

Various Executive Positions, Energy Services Australia - New Zealand, GE Energy
(2000 – 2011)

•

General Manager of Sales, AGL Energy (1996 – 2000)

•

Energy Trading / Key Account Manager, CitiPower and Powercor (1994 – 1996)

Other Board Experience

•

Member, Advisory Board, Constellation Software Inc. (TSX: CSU) (2025 – present)

•

Director, Datamine Software Limited (2012 – 2020)

Sabre Corporation 2026 Proxy Statement	|	29

PROPOSAL 1: ELECTION OF DIRECTORS

Director since: 2021

Principal Occupation:

Founder and CEO,

Xtreme Solutions, Inc.

Age: 63

Board Committees

•

Audit

•

Technology

Skills and Qualifications

•

International

•

B2B Services

•

Marketing/Sales

•

AI/Technology

•

Operations

•

Capital Markets

•

Risk and Strategy

PHYLLIS NEWHOUSE | Independent Director

Relevant Expertise

•

Visionary entrepreneur with over 20 years of CEO experience. Ms. Newhouse currently serves as founder and CEO of Xtreme Solutions, Inc., an end-to-end IT services and solutions provider with services ranging from IT business consulting to state-of-the-art cybersecurity consulting and forensic analysis. Prior to that, she dedicated 22 years to working in cybersecurity and intelligence for the U.S. Army. Under Ms. Newhouse’s leadership, Xtreme forged successful partnerships with the U.S. government, including with the Department of Defense and the State Department, and in the private sector with companies such as Microsoft and Dell. In recognition of her accomplishments in the field, she was the first ever woman to win the Ernst & Young (EY) Entrepreneur of the Year award in the technology category.

•

Trailblazer in community impact. Ms. Newhouse is committed to raising the next generation of entrepreneurs through ShoulderUp, a nonprofit dedicated to connecting and supporting entrepreneurial women by facilitating access to capital through a portfolio of media, technology, and sports entertainment companies, including Lime, Rent the Runway, and Airbnb. She also serves as a board member for the Technology Association of Georgia, as well as on the board of Business Executives for National Security. She strengthens our focus on community betterment and global impact efforts.

•

Deep government and regulatory experience. Ms. Newhouse’s extensive background in cybersecurity from both within the U.S. Army and the private sector uniquely position her to advise Sabre on the heavily regulated air travel industry. As the largest GDS provider for U.S. civilian and military government travel system segments, our Board of Directors and management team benefit from her insights on successfully partnering with the U.S. military and government.

Business Experience Highlights

•

Founder and CEO, Xtreme Solutions, Inc. (2002 – Present)

•

Founder and CEO, ShoulderUp Technology Acquisition Corp. (2021 – 2025)

•

CEO, Athena Technology Acquisition Corp (2020 – 2021)

•

Founder, ShoulderUp (2019 – Present)

•

Senior Non-Commissioned Officer, United States Army (1979 – 1999)

Other Public Company Board Experience

•

CID Holdco, Inc. (Dot AI Corp.) (2025 – Present)

•

Heliogen, Inc. (2021 – 2025)

•

Athena Technology Acquisition Corp. (2020 – 2021)

•

ShoulderUp Technology Acquisition Corp. (2021 – 2025)

30	|	Sabre Corporation 2026 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Director since: 2024

Principal Occupation

Corporate Director

Age: 58

Board Committees

•

Audit

•

Compensation

Skills and Qualifications

•

International

•

Travel

•

ESG

•

AI/Technology

•

Capital Markets

•

Risk and Strategy

ELAINE PAUL | Independent Director

Relevant Expertise

•

Proven leader and growth driver in technology-driven industries. Ms. Paul has served in executive roles at Lyft, Amazon Studios, and Hulu. As CFO of Lyft, she oversaw all aspects of finance and accounting, investor relations, treasury, and corporate development. At Amazon Studios, she was responsible for portfolio and financial planning for Amazon’s global slate of original film and TV programming, studio operations, and Prime Video marketing finance. During Ms. Paul’s tenure as CFO of Hulu, Hulu achieved significant double digit growth, more than tripling subscribers and revenues. At Lyft, she oversaw significant restructuring initiatives and took significant costs out of the business. Her background informs her ability to provide key insights to our Board concerning long-term strategic and financial planning.

•

Extensive transactional experience. Ms. Paul is an experienced corporate development executive who led various acquisitions during her tenure at Disney, including Disney’s original investment in Hulu in 2009. During her tenure as CFO at Hulu, Ms. Paul oversaw Time Warner’s $500 million investment in a deal that broadened Hulu’s offerings to encompass a new slate of entertainment, sports, news and kids networks. At Amazon Studios, she led the valuation of MGM Studios, resulting in Amazon’s $8.45B acquisition of MGM.

•

Proven financial expert. Ms. Paul has over 30 years of finance and strategy experience, having served in varying finance roles at the largest and most complex global technology companies. As CFO, she managed financial performance and led all growth and investment opportunities, including the companies’ financial planning and analysis, accounting, corporate development and strategy teams.

Business Experience Highlights

•

CFO, Lyft, Inc. (2022 – 2023)

•

CFO and VP of Finance, Amazon Studios (2019 – 2021)

•

CFO, Hulu, LLC (2013 – 2019)

•

Senior Vice President, Corporate Strategy, Business Development and Technology,

Other Public Company Board Experience

•

Marqeta, Inc. (2025 – Present)

Sabre Corporation 2026 Proxy Statement	|	31

PROPOSAL 1: ELECTION OF DIRECTORS

Director since: 2020

Principal Occupation

Founder and Chairman of Park House

Age: 60

Board Committees

•

Compensation (Chair)

•

Executive

•

Nominating and Governance

Skills and Qualifications

•

International

•

B2B Services

•

Travel

•

Marketing/Sales

•

Operations

•

Capital Markets

•

Risk and Strategy

JOHN SCOTT | Independent Director

Relevant Expertise

•

Travel and hospitality industry veteran. Mr. Scott has 25 years of consumer-facing experience across senior executive positions in travel and hospitality. Since 2024, Mr. Scott has served as a Senior Advisor for KSL Capital Partners, a leading hospitality and leisure real estate investment group, currently serving as Chairman of its international luxury lodge portfolio company, Baillie Lodges. As President and CEO of Rosewood Hotels & Resorts, Mr. Scott oversaw a portfolio of ultra-luxury hotels with combined revenues of more than $500 million, and subsequently served as President and CEO of Belmond Ltd. (formerly Orient-Express Hotels), overseeing a global portfolio of luxury hotels, restaurants, and cruise businesses spanning 22 countries. In addition, he has served as Chairman of A&O Hotels, a European hybrid hotel and hostel platform. Mr. Scott previously served as a director on the board of privately-held Subway Restaurant and on the board of Kimpton Hotels and Restaurants, a private hotel and restaurant management company.

•

Extensive mergers and acquisitions and strategic planning experience. He has a demonstrated track record of positioning large-scale companies for the evolving hospitality and travel landscapes, including through strategic transactions. Since 2017, Mr. Scott has served as a Senior Advisor at TPG to the Real Estate and Capital groups, with a focus on global hospitality platform acquisitions and advising related portfolio companies. Prior to that, he led Belmond in a significant refresh of its hotel portfolio. In his first six months at Belmond, he sold two properties for $45 million in cash and embarked on a campaign to renovate several properties. Earlier in his career, Mr. Scott was responsible for acquisitions and asset management for Maritz, Wolff & Co.’s private equity real estate investment group. Before that, he led business development efforts for a $100 million retail, dining and entertainment attraction as Manager of Business Planning and Development at Disney.

•

Deep marketing, brand building and customer engagement experience. Under Mr. Scott’s leadership, Rosewood Hotels & Resorts doubled its hotels under management, significantly increased EBITDA, and secured an active development pipeline for new hotel projects. At Belmond, Mr. Scott led the hotel chain through a strategic transformation involving a rebranding and a change in product offerings to accommodate the modern luxury travel industry.

Business Experience Highlights

•

Founder and Chairman, Park House Dallas, a private social club (2015 – Present)

•

Senior Advisor, TPG Global (2017 – Present)

•

President and CEO, Belmond Ltd. (formerly Orient-Express Hotels) (2012 – 2015)

•

President and CEO, Rosewood Hotels & Resorts. (2003 – 2011)

•

Managing Director of Acquisitions and Asset Management, Maritz, Wolff, & Co. (1996 – 2003)

Other Public Company Board Experience

•

Cedar Fair Entertainment (2010 – 2020)

32	|	Sabre Corporation 2026 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Director since: 2025

Principal Occupation

CEO of New Relic, Inc.

Age: 54

Board Committees

•

Compensation

•

Technology

Skills and Qualifications

•

International

•

B2B Services

•

Marketing/Sales

•

AI/Technology

•

Operations

•

Risk and Strategy

ASHAN WILLY | Independent Director

Relevant Expertise

•

SaaS company leader. Since 2023, Mr. Willy has served as CEO of New Relic, Inc., a SaaS company that delivers a software platform for customers to collect telemetry data and derive insights from that data in a unified front end application. In his role, he is responsible for leading the company into the future in support of its customers, users, and their success.

•

Broad leadership experience. Mr. Willy has significant leadership experience in sales, channel development, engineering, product management, customer success, and worldwide go-to-market strategy across global markets. As CEO of Proofpoint, he directed a global workforce of over 4,000 employees focused on defending organizations from advance threats and compliance risks by protecting their people, and in turn, safeguarding their data, business, and reputation.

•

Cybersecurity and cloud responsibilities. Before serving as Proofpoint’s CEO, he was General Manager of Security Product and Services Group. In this role, he was responsible for the strategy, research and development, and go-to-market of Proofpoint’s cloud-based core product lines including email, threat intelligence and detection, authentication, and response. Additionally, he was responsible for Premium and Professional Services across all product lines.

Business Experience Highlights

•

CEO, New Relic, Inc. (2023 – Present)

•

Various leadership roles, Proofpoint, Inc. (2016 – 2023)

•   CEO (2022 – 2023)

•   Executive Vice President, General Manager, Security Product and Services Group (2020 – 2022)

•   Senior Vice President, Global Customer Success and Worldwide Systems Engineering (2016 – 2020)

•

Various leadership roles, Polycom (2012 – 2016)

•   Senior Vice President, Product Management, Alliances and Worldwide Systems Engineering (2013 – 2016)

•   Vice President, Worldwide Systems Engineering (2012 – 2013)

•

Vice President, Systems Engineers, Worldwide General Business, Juniper Networks (2011 – 2012)

•

Various roles, WebEx (Cisco Systems) (1996 – 2011)

The Board of Directors unanimously recommends a vote FOR the election of the ten nominees for director.

Sabre Corporation 2026 Proxy Statement	|	33

PROPOSAL 1: ELECTION OF DIRECTORS

Director Compensation Program

2025 Compensation

Our Board of Directors, based on recommendations by the Compensation Committee, has adopted a formal compensation program for the non-employee members of our Board of Directors. This compensation program is designed to pay directors an appropriate amount for their services required as a director, while also seeking to align their interests with the long-term interests of our stockholders. When assessing the director compensation program, the Compensation Committee, with the assistance of its compensation consultant, compares the design and the compensation elements of the program to that of our compensation peer group. For information regarding our compensation peer group, see “Compensation Discussion and Analysis—Competitive Positioning.”

In February 2025, the Compensation Committee, with the assistance of Korn Ferry, reviewed the compensation program for the non-employee members of our Board of Directors. In its assessment, the Compensation Committee compared the design and the compensation elements of the program to that of the directors’ compensation programs of our peer group. Based on its review, the Compensation Committee recommended that, and the Board of Directors approved effective February 5, 2025, an increase in the value of the annual grant of restricted stock unit awards from $160,000 to $200,000 and an increase in the annual cash retainer for the chair of the Technology Committee from $15,000 to $20,000. As a result, for 2025, the compensation program consisted of the following elements:

Type of Compensation	Dollar Value of Compensation Element

Annual cash retainer	$90,000, paid quarterly

Annual grant of restricted stock unit awards (vests in full on first anniversary of date of grant)	$200,000 value, awarded on the date of the annual meeting

Audit Committee chair annual cash retainer	additional $30,000, paid quarterly

Audit Committee member annual cash retainer	additional $15,000, paid quarterly

Compensation Committee chair annual cash retainer	additional $20,000, paid quarterly

Compensation Committee member annual cash retainer	additional $10,000, paid quarterly

Nominating and Governance Committee chair annual cash retainer	additional $15,000, paid quarterly

Nominating and Governance Committee member annual cash retainer	additional $10,000, paid quarterly

Technology Committee chair annual cash retainer	additional $20,000, paid quarterly

Technology Committee member annual cash retainer	additional $10,000, paid quarterly

In addition, the non-employee members of our Board of Directors were also eligible to receive an equity award equal to the amount of the annual grant upon joining the Board of Directors, which award vests in full on the first anniversary of the date of grant. Newly appointed directors are not eligible to receive an additional annual grant in the year of their appointment if they are appointed before the date of the annual grant.

In addition, our non-executive Chair of the Board receives an annual cash retainer of $160,000, payable quarterly, for service as non-executive Chair of the Board

Awards granted to non-employee directors (i) from 2014 through May 2016 were pursuant to the 2014 Omnibus Incentive Compensation Plan (the “2014 Omnibus Plan”), (ii) from May 2016 to April 2019 were pursuant to the 2016 Omnibus Incentive Compensation Plan (the “2016 Omnibus Plan”), (iii) from April 2019 to March 2022 were

34	|	Sabre Corporation 2026 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

pursuant to the 2019 Director Equity Compensation Plan (the “2019 Director Plan”), (iv) from April 2022 to March 2024 were pursuant to the 2022 Director Equity Compensation Plan (the “2022 Director Plan”), and (iv) from and after April 2024 were pursuant to the 2024 Director Plan. Each of the 2014 Omnibus Plan, the 2016 Omnibus Plan, the 2019 Director Plan, the 2022 Director Plan, and the 2024 Director Plan was approved by stockholders.

Reduction in Shares Issued for 2025 Annual Director Grant

Notwithstanding the program described above, the Compensation Committee recommended, and the Board approved, the use of a minimum stock price of $3.50 per share to calculate the number of shares issued for the annual grants to directors under the 2024 Director Plan on April 23, 2025, including restricted stock units awarded to newly-elected directors on that date. Because the closing stock price on April 23, 2025 was $2.15, this $3.50 limitation significantly reduced the number of shares issued to directors on this date. See “Compensation Discussion and Analysis” for more information on a minimum stock price utilized for annual grants to executive officers and team members on May 15, 2025.

Non-Employee Directors Compensation Deferral Plan

We maintain the Sabre Corporation Non-Employee Directors Compensation Deferral Plan (the “Director Deferral Plan”), a non-qualified deferred compensation plan that allows non-employee directors to defer receipt of all or a portion of the shares of our common stock subject to their restricted stock unit awards. Each participating non-employee director has a notional account established to reflect the vesting of his or her restricted stock unit awards and any associated notional dividend equivalents. Non-employee directors are fully vested in their accounts. Deferrals are distributed in the form of Sabre common stock after the director terminates his or her service on the Board of Directors or, if earlier, in the event of a change in control of Sabre.

2025 Director Compensation Table

The following table presents the total compensation for each person who served as a non-employee member of our Board of Directors during 2025. Mr. Ekert, who is our CEO and President, does not receive any compensation for his service as a director and is not included in this table. The compensation received by Mr. Ekert as an employee is presented in the “2025 Summary Compensation Table” below.

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Total ($)

George Bravante, Jr.	$126,896	$122,857	$249,753

Hervé Couturier	$124,514	$122,857	$247,371

Eric Kelly	$115,000	$160,000	$275,000

Gail Mandel	$275,000	$122,857	$397,857

Phyllis Newhouse	$115,000	$122,857	$237,857

Elaine Paul	$115,027	$122,857	$237,885

Karl Peterson(1)	$28,187	—	$28,187

John Scott	$120,000	$122,857	$242,857

Wendi Sturgis	$110,000	$122,857	$232,857

Ashan Willy	$75,852	$122,857	$198,709

(1)	Mr. Peterson retired from the Board of Directors effective April 23, 2025.

Sabre Corporation 2026 Proxy Statement	|	35

PROPOSAL 1: ELECTION OF DIRECTORS

(2)

The amounts reported in the Stock Awards column represent the grant date fair value of the restricted stock unit award for shares of our common stock granted during 2025, computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), disregarding the impact of estimated forfeitures. The assumptions used in calculating the grant date fair value of these stock-based awards are set forth in Note 15, Equity-Based Awards, to the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. The amounts reported in this column reflect the accounting cost for these stock-based awards, and do not correspond to the actual economic value that may be received by the non-employee members of our Board of Directors from their awards. The amounts also reflect the use of a minimum stock price of $3.50 per share to calculate the number of shares issued for grants to directors under the 2024 Director Plan on April 23, 2025. The use of this $3.50 calculation had the effect of significantly limiting the number of shares issued to directors on this date.

(3)

The following table sets forth information on the restricted stock unit awards for shares of our common stock granted in 2025 and the aggregate number of shares of our common stock subject to such outstanding restricted stock unit awards held at December 31, 2025 by the non-employee members of our Board of Directors.

Director	Grant Date	Restricted Stock Units Awarded in 2025 (#)		Restricted Stock Units Held at December 31, 2025 (#)

George Bravante, Jr.	04/23/2025	57,143	(a)	115,114	(a)

Hervé Couturier	04/23/2025	57,143		57,143

Eric Kelly	01/01/2025	43,836		43,836

Gail Mandel	04/23/2025	57,143	(a)	115,114	(a)

Phyllis Newhouse	04/23/2025	57,143		57,143

Elaine Paul	04/23/2025	57,143	(a)	57,143	(a)

John Scott	04/23/2025	57,143	(a)	115,114	(a)

Wendi Sturgis	04/23/2025	57,143	(a)	115,114	(a)

Ashan Willy	04/23/2025	57,143		57,143

(a)

Per election made by the non-employee director under the Director Deferral Plan, receipt of this restricted stock unit award for shares of our common stock was deferred until the end of the respective board member’s service. The number of deferred stock units outstanding as of December 31, 2025 held by Mr. Bravante, Ms. Mandel, Ms. Paul, Mr. Scott, and Ms. Sturgis were 115,114; 115,114; 57,143; 115,114; and 115,114, respectively.

The non-employee members of our Board of Directors are reimbursed for their actual travel and other out-of-pocket expenses in connection with their service on our Board of Directors and Board committees, and are eligible to receive reimbursement for up to $5,000 annually for director education programs. Non-employee directors are not otherwise provided perquisites or retirement benefits.

36	|	Sabre Corporation 2026 Proxy Statement

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Ernst & Young LLP (“Ernst & Young”) as the independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2026, and is requesting ratification by our stockholders. If our stockholders do not approve the selection of Ernst & Young, the selection of other independent auditors for the fiscal year ending December 31, 2027 will be considered by the Audit Committee.

Representatives of Ernst & Young are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to questions.

Principal Accounting Firm Fees

Our aggregate fees (excluding value added taxes) with respect to the fiscal years ended December 31, 2025 and 2024 to our principal accounting firm, Ernst & Young, were as follows (in thousands):

	2025	2024

Audit Fees(1)	$7,083	$8,587

Audit-Related Fees(2)	$440	$512

Tax Fees(3)	$941	$505

All Other Fees(4)	$10	$9

(1)

Audit fees consist of fees for the audit of our consolidated financial statements, the review of the unaudited interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or which include services provided in connection with our filings with the SEC under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Audit-related fees consist primarily of service organization control examinations and other attestation services.

(3)	Tax fees comprise fees for a variety of permissible services relating to international tax compliance, tax planning, and tax advice.

(4)	All other fees were paid for advisory and other assessment services and an online technical accounting research tool.

Audit Committee Approval of Audit and Non-Audit Services

All audit and non-audit services provided by Ernst & Young to Sabre are pre-approved by the Audit Committee using the following procedures. At the first regularly scheduled meeting of the Audit Committee each year, the Audit Committee reviews a proposal, together with the related fees, to engage Ernst & Young for audit services. In addition, also at the first regularly scheduled meeting of the year, our Audit Committee reviews non-audit services to be provided by Ernst & Young during the year. At each subsequent in-person meeting, the Audit Committee reviews, if applicable, updated information regarding approved services and highlights any new audit and non-audit services to be provided by Ernst & Young. All new non-audit services to be provided are described in individual requests for services. The Audit Committee reviews the individual requests for non-audit services and approves the services if acceptable to the Audit Committee.

Sabre Corporation 2026 Proxy Statement	|	37

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS

Predictable and recurring covered services and their related fee estimates or fee arrangements are considered for general pre-approval by the full Audit Committee on an annual basis at the first regularly scheduled meeting of the year, based on information that is sufficiently detailed to identify the scope of the services to be provided. General pre-approval of any covered services is effective for the applicable fiscal year. A covered service and its related fee estimate or fee arrangement that has not received general pre-approval must be pre-approved by the Audit Committee or the Chair of the Audit Committee.

In considering whether to pre-approve a covered service, the Audit Committee considers the nature and scope of the proposed service in light of applicable law, as well as the principles and other guidance enunciated by the SEC and the Public Company Accounting Oversight Board (“PCAOB”) with respect to auditor independence, including that an auditor cannot (1) function in the role of management, (2) audit his or her own work, or (3) serve in an advocacy role for his or her client. The Audit Committee also considers whether the independent auditors are best positioned to provide the most effective and efficient service, for reasons such as their familiarity with our business, people, culture, accounting systems, risk profile, and other factors, and whether the service might enhance our ability to manage or control risk, or improve audit quality. All these factors are considered as a whole, and no one factor is necessarily determinative. The Audit Committee is also mindful of the ratio of fees for audit to non-audit services in determining whether to grant pre-approval for any service, and considers whether the level of non-audit services, even if permissible under applicable law, is appropriate in light of the independence of the auditor.

To ensure prompt handling of unexpected matters, the Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve any individual covered services that are not the subject of general pre-approval and for which the aggregate estimated fees do not exceed $250,000. Actions taken are reported to the Audit Committee at its next Committee meeting. All services and fees in 2025 were pre-approved by the Audit Committee or the Chair of the Audit Committee.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2026.

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board of Directors. In accordance with this charter, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibility relating to the integrity of Sabre’s financial statements and internal control system. Management and the independent auditors are responsible for the planning and conduct of audits, as well as for any determination that Sabre’s financial statements are complete, accurate, and in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Audit Committee is responsible for the oversight of management and the independent auditors in connection with this process.

In addition, the Audit Committee is responsible for monitoring the independence of and the risk assessment procedures used by the independent auditors, selecting, and retaining the independent auditors, and overseeing compliance with various laws and regulations.

In discharging its oversight responsibilities, the Audit Committee reviewed and discussed Sabre’s audited financial statements with management and Ernst & Young, Sabre’s independent auditors. The Audit Committee also discussed with Ernst & Young all communications required by the auditing standards of the PCAOB.

38	|	Sabre Corporation 2026 Proxy Statement

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee received the written disclosures and letter from Ernst & Young required by applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit Committee concerning independence and has discussed Ernst & Young’s independence with them.

The Audit Committee has relied on management’s representation that the financial statements have been prepared in accordance with GAAP and on the opinion of Ernst & Young included in their report on Sabre’s financial statements.

Based on the above-mentioned review and discussions with management and the auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Sabre’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

George Bravante, Jr., Chair

Hervé Couturier

Eric Kelly

Phyllis Newhouse

Elaine Paul

Sabre Corporation 2026 Proxy Statement	|	39

PROPOSAL 3: APPROVAL OF THE SABRE CORPORATION 2026 OMNIBUS INCENTIVE COMPENSATION PLAN

PROPOSAL 3: APPROVAL OF THE SABRE CORPORATION 2026 OMNIBUS INCENTIVE COMPENSATION PLAN

In March 2026, our Board of Directors adopted the 2026 Omnibus Plan, subject to approval by our stockholders at the 2026 Annual Meeting.

We have the 2025 Omnibus Plan in place as of the date of this proxy statement, and as of December 31, 2025, there was a net of 9,236,540 shares of our common stock remaining available for issuance under the 2025 Omnibus Plan, consisting of 20,822,476 shares available for issuance less 11,585,936 shares reserved for issuance for outstanding grants of performance-based restricted stock unit awards. We expect to utilize an estimated 35,433 additional shares of common stock under the 2025 Omnibus Plan from January 1, 2026 through the date of the 2026 Annual Meeting. Subject to approval of the 2026 Omnibus Plan by stockholders, the 2026 Omnibus Plan will replace the 2025 Omnibus Plan for grants made after the 2026 Annual Meeting, which will also increase the number of shares authorized for issuance pursuant to our equity-based compensation plans.

The 2026 Omnibus Plan is a critical part of Sabre’s overall compensation program and is intended to promote the interests of Sabre and its stockholders by providing Sabre’s employees and other service providers, who are responsible for the management, growth, and protection of Sabre’s business, with incentives and rewards to encourage them to continue in the service of Sabre. The 2026 Omnibus Plan is designed to meet these objectives by providing participants with a proprietary interest aligned with the long-term growth, profitability, and financial success of Sabre.

As with the 2025 Omnibus Plan, our non-employee directors are not eligible to participate in the plan; instead, they participate in the 2024 Director Plan and will participate in the 2026 Director Plan, if it is approved by our stockholders at the 2026 Annual Meeting. See “Proposal 4: Approval of the Sabre Corporation 2026 Director Equity Compensation Plan.”

Alignment of 2026 Omnibus Plan with Stockholders’ Interests

The 2026 Omnibus Plan is designed to reinforce the alignment of our equity compensation opportunities for officers, employees, and other service providers with stockholders’ interests and, as highlighted below, includes a number of noteworthy provisions.

•	No Discounted Stock Options. Stock options may not be granted with an exercise price lower than the fair market value of the underlying shares on the date of grant.

•

No Re-pricings/Cash Buyouts without Stockholder Approval. The 2026 Omnibus Plan prohibits, without stockholder approval, a stock option or a stock appreciation right from being repurchased for cash at a time when the exercise or strike price, as applicable, is equal to or greater than the fair market value of the underlying shares. The 2026 Omnibus Plan also prohibits any stock option or stock appreciation right from being re-priced, replaced, re-granted through cancellation, or modified without stockholder approval if the effect would be to reduce the exercise or strike price, as applicable, for the shares underlying the option or stock appreciation right.

•	No “Evergreen” Provision. There is no “evergreen” feature pursuant to which the shares available for issuance under the 2026 Omnibus Plan can be automatically replenished.

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PROPOSAL 3: APPROVAL OF THE SABRE CORPORATION 2026 OMNIBUS INCENTIVE COMPENSATION PLAN

•

No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, unless approved by the Compensation Committee.

•	No Automatic Grants. The 2026 Omnibus Plan does not provide for “reload” or other automatic grants to participants.

•	No Tax Gross-ups. The 2026 Omnibus Plan does not provide for any tax gross-ups.

•

Compensation Recovery (“Clawback”). The 2026 Omnibus Plan provides that Sabre is entitled, to the extent permitted or required by applicable law, Sabre policy (including the Sabre Corporation Clawback Policy), or the requirements of any national securities exchange on which Sabre’s shares are listed for trading, to claw back compensation paid by Sabre to a participant under the 2026 Omnibus Plan.

•

No Single Trigger Vesting Upon a Change in Control. The 2026 Omnibus Plan provides that all outstanding equity awards will become exercisable and/or vest in the event of a change in control of Sabre only if these awards are not assumed, continued, or substituted by the surviving corporation, or if the holder undergoes a qualifying termination of employment following a change in control of Sabre.

•

No Liberal Share Recycling. Shares of our common stock used to pay the exercise price (whether through actual or constructive transfer) or tax withholding requirements related to any award granted under the 2026 Omnibus Plan may not be regranted, issued, or transferred under the 2026 Omnibus Plan.

•	Minimum Vesting Period. 95% of the shares of our common stock issued pursuant to an equity award granted under the 2026 Omnibus Plan will be subject to a minimum one-year vesting requirement.

Key Data

Our Board of Directors believes that our equity compensation plans have contributed significantly to our success by enabling us to attract and retain the services of top-level talent. In connection with the design and adoption of the 2026 Omnibus Plan, our Board of Directors and Compensation Committee considered our anticipated future equity needs, our historical equity compensation practices (including our historical “burn rate” under our equity compensation plans), the additional “overhang” as a result of the share pool increase, and the advice of the Compensation Committee’s independent compensation consultant. The Board of Directors also took into consideration the increasingly competitive labor market in which we compete for talent. The Board of Directors believes that the proposed share pool under the 2026 Omnibus Plan request represents a reasonable amount of potential equity dilution to accommodate our long-term strategic and growth priorities.

In addition, in determining the number of shares to reserve for issuance under the 2026 Omnibus Plan, we took into account a variety of factors, including the need to adequately and appropriately incentivize participants and to help ensure that the interests of those individuals continues to be closely aligned with the interests of our stockholders more generally.

While we intend to issue awards under the 2026 Omnibus Plan in the future to eligible recipients as a recruiting and retention tool, specific parameters have not yet been established under the 2026 Omnibus Plan regarding future grants to eligible recipients. Our Board of Directors or the Compensation Committee will determine the specific criteria surrounding awards under the 2026 Omnibus Plan. See below under “Summary of Terms of the 2026 Omnibus Plan” for a summary of the principal features of the 2026 Omnibus Plan.

Sabre Corporation 2026 Proxy Statement	|	41

PROPOSAL 3: APPROVAL OF THE SABRE CORPORATION 2026 OMNIBUS INCENTIVE COMPENSATION PLAN

The following table includes information regarding outstanding equity awards, shares available for grants of future equity awards under the 2025 Omnibus Plan and the 2024 Director Plan, and the total weighted number of shares of our common stock outstanding as of December 31, 2025 (and without giving effect to approval of this Proposal 3 or Proposal 4):

Total shares underlying outstanding options	895,753

Weighted average exercise price of outstanding options	$13.94

Weighted average remaining contractual life of outstanding options	3.4 years

Total shares underlying outstanding unvested restricted stock unit awards	26,820,498	(1)

Total shares available for grant	10,335,474	(2)

Total shares available for grant as full-value awards	10,300,041	(3)

Total weighted number of shares of common stock outstanding	391,707,000

Total warrants and convertible shares	33,333,330	(4)

(1)

Represents shares underlying outstanding unvested time-based restricted stock unit awards. As of December 31, 2025, there were also 11,585,936 shares underlying outstanding unvested performance-based restricted stock unit awards, assuming vesting at target levels.

(2)

Total net shares available for grant under the 2025 Omnibus Plan as of December 31, 2025 were 9,236,540, which consists of 20,822,476 shares available for issuance less 11,585,936 shares reserved for issuance for prior performance-based restricted stock unit awards. Total shares available under the 2024 Director Plan as of December 31, 2025 were 1,098,934. Total shares projected to be available under the 2025 Omnibus Plan and under the 2024 Director Plan as of the 2026 Annual Meeting are projected to be 9,201,107 and 1,098,934, respectively.

(3)

Total shares available for grant as full-value awards under the 2025 Omnibus Plan and under the 2024 Director Plan as of the 2026 Annual Meeting are projected to be 9,201,107 and 1,098,934 respectively.

(4)	This represents shares underlying our 2026 Exchangeable Notes, calculated using the if-converted method.

Based on our historical practice, the Board of Directors believes the shares available for grant under the 2026 Omnibus Plan will be sufficient to cover awards for approximately the next one to two years, depending on circumstances such as significant market value fluctuations, vesting levels of performance-based restricted stock unit awards, off-cycle awards, or acquisitions. Since our initial public offering in April 2014, we granted equity awards (gross equity grants, which do not reflect the impact of cancellations) representing a total of approximately 4,996,677 shares in 2014; 2,824,579 shares in 2015; 4,777,809 shares in 2016; 5,681,376 shares in 2017; 5,693,562 shares in 2018; 5,901,260 shares in 2019; 13,596,722 shares in 2020; 5,782,957 shares in 2021; 9,904,798 shares in 2022; 20,852,209 in 2023; 23,563,403 in 2024; and 22,615,529 in 2025.

Summary of Terms of the 2026 Omnibus Plan

The principal features of the 2026 Omnibus Plan are described below. This summary is qualified in its entirety by reference to the full text of the 2026 Omnibus Plan, a copy of which is attached as Appendix A to this proxy statement and incorporated in this proxy statement by reference. Please refer to Appendix A for more information.

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PROPOSAL 3: APPROVAL OF THE SABRE CORPORATION 2026 OMNIBUS INCENTIVE COMPENSATION PLAN

Term

Awards under the 2026 Omnibus Plan may be granted for a term of ten years following the date that stockholders approve the 2026 Omnibus Plan at the 2026 Annual Meeting.

Administration

The 2026 Omnibus Plan is administered by our Board of Directors, the Compensation Committee of our Board of Directors, or such other committee as designated by our Board of Directors (the “Committee”). Among the Committee’s powers under the 2026 Omnibus Plan is the power to determine those participants who will be granted awards and the amount, type, and other terms and conditions of awards. The Committee may also prescribe agreements evidencing or settling the terms of any awards, and any amendments thereto; grant awards alone or in addition to, in tandem with, or in substitution or exchange for (subject to restrictions on re-pricing stock options and stock appreciation rights, as described below), any other award, any award granted under the Prior Plans or that of any business entity we are acquiring, or any other right of the plan participant to receive payment from us.

“Prior Plans” mean, for the purpose of the 2026 Omnibus Plan, the 2025 Omnibus Plan, the Sabre Corporation 2024 Omnibus Incentive Compensation Plan (the “2024 Omnibus Plan”), the Sabre Corporation 2023 Omnibus Incentive Compensation Plan (the “2023 Omnibus Plan”), the Sabre Corporation 2021 Omnibus Incentive Compensation Plan (the “2021 Omnibus Plan”), the Sabre Corporation 2019 Omnibus Incentive Compensation Plan (the “2019 Omnibus Plan”), the Sabre Corporation 2016 Omnibus Incentive Compensation Plan (the “2016 Omnibus Plan”), the Sabre Corporation 2014 Omnibus Incentive Compensation Plan (the “2014 Omnibus Plan”), the Sovereign Holdings, Inc. 2012 Management Equity Incentive Plan (the “Sovereign 2012 MEIP”), the Sovereign Holdings, Inc. 2007 Management Equity Incentive Plan (as amended in 2010), and the Sovereign Holdings, Inc. Stock Incentive Plan (the “Sovereign MEIP”).

The Committee may delegate its powers and responsibilities under the 2026 Omnibus Plan, in writing, to a sub-committee of our Board of Directors, or delegate certain administration powers (not including the grant of awards) over the plan to one or more of our officers or employees.

The Committee has discretionary authority to interpret and construe any and all provisions of the 2026 Omnibus Plan and the terms of any award (or award agreement) granted thereunder and to adopt and amend such rules and regulations for the administration of the 2026 Omnibus Plan as it deems appropriate. Decisions of the Committee will be final, binding, and conclusive on all parties.

On or after the date of grant of any award, the Committee may accelerate the date on which any award becomes vested, exercisable, or transferable, provided that 95% of the shares underlying any stock-settled award must have a vesting period of at least one year from the date of grant. The Committee may also extend the term of any such award (including the period following a termination of a participant’s employment during which any such award may remain outstanding); waive any conditions to the vesting, exercisability, or transferability of any such award; grant other awards in addition to, in tandem with, or in substitution or exchange for any award granted under the 2026 Omnibus Plan, any Prior Plan, or any equity compensation plan of any business entity we are acquiring (subject to restrictions on re-pricing stock options and stock appreciation rights, as described below); or provide for the payment of dividends or dividend equivalents with respect to any such award. The Committee does not have the authority and

Sabre Corporation 2026 Proxy Statement	|	43

PROPOSAL 3: APPROVAL OF THE SABRE CORPORATION 2026 OMNIBUS INCENTIVE COMPENSATION PLAN

may not take any such action described in this section to the extent that the grant of such authority or the taking of such action would cause any tax to become due under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

We will not re-price any stock option or stock appreciation right without the approval of our stockholders.

Shares Available for Issuance

•	Available Shares. The aggregate number of shares of our common stock which may be issued under the 2026 Omnibus Plan may not exceed the sum of:

(1)	16,000,000 shares,

(2)	the number of shares that remain available for issuance under the Prior Plans as of April 29, 2026, and

(3)

the number of shares subject to outstanding awards under the Prior Plans that may become available if the underlying awards expire, are forfeited, cancelled, or terminated, are settled for cash, or otherwise become available in accordance with the terms of such plans.

•	Incentive Stock Options. The number of shares that may be covered by incentive stock options under the 2026 Omnibus Plan may not exceed 16,000,000 shares in the aggregate.

•	The shares to be delivered under the 2026 Omnibus Plan may be authorized and unissued shares or shares held in or acquired for our treasury, or both.

In general, if awards under the 2026 Omnibus Plan expire or are forfeited, cancelled, or terminated without the issuance of shares, or are settled for cash in lieu of shares, or are exchanged for an award not involving shares, the shares covered by such awards will again become available for the grant of awards under the 2026 Omnibus Plan. However, if the exercise price or tax withholding requirements related to any award under the 2026 Omnibus Plan are satisfied through our withholding of shares otherwise then deliverable in respect of an award or through actual or constructive transfer to us of shares already owned, the number of shares equal to such withheld or transferred shares, as applicable, will no longer be available for issuance under the 2026 Omnibus Plan.

Shares covered by awards granted pursuant to the 2026 Omnibus Plan in connection with the assumption, replacement, conversion, or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger will not count as issued under the 2026 Omnibus Plan.

Individual Participant Share Limits Per Fiscal Year under the 2026 Omnibus Plan

•	Options. 7,500,000 shares

•	Stock Appreciation Rights. 7,500,000 shares

•	Other Stock-Based Awards. 7,500,000 shares

Individual Limits on Cash Incentive Awards

•

Cash Incentive Awards. The amount payable in respect of a cash incentive award granted to any participant in a single fiscal year that is subject to performance-based vesting may not exceed $10,000,000.

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PROPOSAL 3: APPROVAL OF THE SABRE CORPORATION 2026 OMNIBUS INCENTIVE COMPENSATION PLAN

Eligibility for Participation

The individuals eligible to receive awards under the 2026 Omnibus Plan are our employees (including prospective employees who have been offered employment) and other individual service providers (excluding non-employee directors of our Board of Directors) and those of our subsidiaries, as selected by the Committee.

As of December 31, 2025, approximately 4,650 employees would be eligible to participate in the 2026 Omnibus Plan and receive awards of the type described below under the 2026 Omnibus Plan. During 2025, a total of approximately 674 individuals received awards under the 2025 Omnibus Plan and its predecessor, the 2024 Omnibus Plan.

Cash Incentive Awards

The Committee may grant cash incentive awards. Cash incentive awards may be settled in cash or in other property, including shares of our common stock.

Stock Options and Stock Appreciation Rights

The Committee may grant non-qualified stock options and incentive stock options to purchase shares of our common stock. The Committee will determine the number of shares of our common stock subject to each option, the vesting schedule (provided that no option may be exercisable after the expiration of ten years after the date of grant), the method and procedure to exercise vested options, restrictions on transfer of options and any shares acquired pursuant to the exercise of an option, and the other terms of each option. The exercise price per share of common stock covered by any option may not be less than 100% of the fair market value of a share of common stock on the date of grant.

Additionally, with respect to “incentive stock options” (within the meaning of Section 422 of the Code), the aggregate fair market value of shares with respect to incentive stock options that are exercisable for the first time by a participant during any calendar year under the 2026 Omnibus Plan or any of our other stock option plans may not exceed $100,000. To the extent the fair market value of such shares exceeds $100,000, the incentive stock options granted to such participant, to the extent and in the order required by regulations, automatically will be deemed to be non-qualified stock options, but all other terms and provisions of such option will remain unchanged. No incentive stock option may be granted to a 10% stockholder unless the exercise price of the option is at least 110% of the fair market value of a share of our common stock at the time such incentive stock option is granted and such incentive stock option is not exercisable after the expiration of five years from the date such incentive stock option is granted.

Other Stock-Based Awards

The Committee may grant other stock, stock-based, or stock-related awards in such amounts and subject to such terms and conditions as determined by the Committee. Each such other stock-based award may (i) involve the transfer of actual shares of our common stock to the participant, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of common stock, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units, or share-denominated performance units, and (iv) be designed to comply with applicable laws of jurisdictions other than the United States; provided, that each award must be denominated in, or must have a value determined by reference to, a number of shares of our common stock that is specified at the time of the grant of such award.

Sabre Corporation 2026 Proxy Statement	|	45

PROPOSAL 3: APPROVAL OF THE SABRE CORPORATION 2026 OMNIBUS INCENTIVE COMPENSATION PLAN

Performance-Based Compensation, Performance Goals and Measures

The Committee may grant performance-based compensation to a participant payable upon the attainment of specific performance goals. The performance goals may include any one or more of the following, including in combination: adjusted net earnings, appreciation in and/or maintenance of the price of common stock (including, without limitation, comparisons with various stock market indices), attainment of strategic and operational initiatives, budget, cash flow (including, without limitation, free cash flow), cost of capital, cost reduction, earnings and earnings growth (including, without limitation, earnings per share, earnings before taxes, earnings before interest and taxes, and earnings before interest, taxes, depreciation and amortization), market share, market value added, net income, net sales, net revenue, operating profit and operating income, pretax income before allocation of corporate overhead and bonus, reductions in costs, return on assets and return on net assets, return on equity, return on invested capital, revenues, sales and sales growth, successful acquisition/divestiture, total stockholder return and improvement of stockholder return, gross margin, measures of liquidity or credit metrics, cash flow per share, improvements or attainments of expense levels, improvements or attainment of working capital levels or debt reduction, or such other measures as the Committee may determine from time to time.

Performance goals may relate to individual performance, company performance, or business unit performance.

In addition, any performance measure may be used to measure the performance of Sabre or a subsidiary as a whole or any business unit of Sabre or a subsidiary or any combination thereof, as the Committee may deem appropriate, or any of the above performance measures as compared to the performance of a group of comparator companies, or a published or special index that the Committee deems appropriate.

The Committee may, subject to the terms of the 2026 Omnibus Plan, amend previously granted awards whose grant, vesting, or payment is subject to performance-based measures.

Stockholder Rights

No person will have any rights as a stockholder with respect to any shares of our common stock covered by or relating to any award granted pursuant to the 2026 Omnibus Plan until the date of the issuance of such shares on our books and records.

Amendment and Termination

Notwithstanding any other provision of the 2026 Omnibus Plan, our Board of Directors may at any time suspend or discontinue the plan or revise or amend it in any respect whatsoever; provided, however, that to the extent that any applicable law, regulation, or rule of a national securities exchange requires stockholder approval for any such revision or amendment to be effective, such revision or amendment will not be effective without such approval.

Transferability

Awards granted under the 2026 Omnibus Plan are generally nontransferable (other than by will or the laws of descent and distribution), except that the Committee may provide for the transferability of non-qualified stock options subject to conditions and limitations as determined by the Committee; however, awards (other than incentive stock options and tandem stock appreciation rights) may be

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PROPOSAL 3: APPROVAL OF THE SABRE CORPORATION 2026 OMNIBUS INCENTIVE COMPENSATION PLAN

transferred during the lifetime of the participant, and may be exercised by these transferees during the lifetime of the participant, but only to the extent the transfers are permitted by the Committee.

Change in Control

Except as otherwise set forth in a participant’s award agreement, in the event (i) a participant has a qualifying termination of employment following a change in control of Sabre or (ii) of a change in control of Sabre in which outstanding awards are not assumed, continued, or substituted by the surviving corporation:

•

All deferral of settlement, forfeiture conditions, and other restrictions applicable to awards granted under the 2026 Omnibus Plan will lapse, and such awards will be deemed fully vested as of the time of the change-in-control transaction without regard to deferral and vesting conditions, and

•	Any award carrying a right to exercise that was not previously exercisable and vested will become fully exercisable and vested as of the time of the change in control of Sabre.

For purposes of this provision, a “qualifying termination of employment” means with respect to a participant, (i) a termination of such participant’s employment by Sabre, the surviving corporation (or any of Sabre’s or the surviving corporation’s then-affiliated entities) without cause or by the participant for good reason (as such terms are defined in the 2026 Omnibus Plan), or (ii) a termination of such participant’s employment in the event of the participant’s death or disability, in each case, following a change in control of Sabre.

New Plan Benefits

Future grants under the 2026 Omnibus Plan will be made at the discretion of, and subject to the consideration, review and approval of, the plan administrator and, accordingly, are not determinable at this time. In addition, awards under the 2026 Omnibus Plan will depend on a number of factors, including the fair market value of our shares on future date. Therefore, the benefits and amounts that will be received or allocated under the 2026 Omnibus Plan are not determinable at this time. The closing price of our common stock, as reported on the Nasdaq Stock Market, on February 27, 2026 was $1.18 per share. See “Executive Compensation—2025 Grants of Plan-Based Awards,” which provides information on the equity awards granted to the named executive officers in 2025.

SEC Registration

As soon as administratively practicable after the date of the 2026 Annual Meeting, we intend to file with the SEC a registration statement on Form S-8 covering some or all of the shares of our common stock issuable under the 2026 Omnibus Plan if it is approved by our stockholders at the 2026 Annual Meeting.

U.S. Federal Income Tax Consequences

The following is a summary of certain federal income tax consequences of the awards to be made under the 2026 Omnibus Plan based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the 2026 Omnibus Plan. The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

Sabre Corporation 2026 Proxy Statement	|	47

PROPOSAL 3: APPROVAL OF THE SABRE CORPORATION 2026 OMNIBUS INCENTIVE COMPENSATION PLAN

Non-Qualified Stock Options

A participant will not recognize taxable income at the time of grant of a non-qualified stock option, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and we generally will be entitled to a corresponding tax deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

Incentive Stock Options

A participant will not recognize taxable income at the time of grant of an incentive stock option, and we will not be entitled to a tax deduction at such time. A participant will not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the stock option was granted and one year from the date the shares were transferred to the participant in connection with the exercise of such incentive stock option, any gain or loss arising from a taxable disposition of such shares will be taxed as long-term capital gain or loss, and we will not be entitled to any tax deduction. If, however, such shares are disposed of within such two- or one-year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price, and we generally will be entitled to a corresponding tax deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

Stock Appreciation Rights

A participant will not recognize taxable income at the time of grant of a stock appreciation right, and we will not be entitled to a tax deduction at such time. Upon exercise, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) equal to the fair market value of any shares delivered and the amount of cash paid by us, and we generally will be entitled to a corresponding tax deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

Restricted Stock

A participant will not recognize taxable income at the time of grant of shares of restricted stock award, and we will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Code to be taxed at such time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. We are entitled to a corresponding tax deduction at the time the ordinary income is recognized by the participant, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax

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PROPOSAL 3: APPROVAL OF THE SABRE CORPORATION 2026 OMNIBUS INCENTIVE COMPENSATION PLAN

withholding in respect of an employee), rather than dividend income. We will be entitled to a corresponding tax deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

Restricted Stock Units

A participant will not recognize taxable income at the time of grant of a restricted stock unit, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares delivered and the amount of cash paid by us, and we will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

Other Stock-Based Awards

The grant, exercise or settlement of other stock-based awards granted under the 2026 Omnibus Plan may be taxable based on the specific terms and conditions of such awards.

Section 162(m) Limitations

Section 162(m) of the Code generally places a $1 million annual limit on a public company’s federal income tax deduction for compensation paid to certain senior executives. Thus, it is possible that Section 162(m) of the Code may disallow compensation deductions that would otherwise be available to us.

The foregoing general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 2026 Omnibus Plan. Participants are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign, and other tax consequences to them of participating in the 2026 Omnibus Plan.

Equity Compensation Plan Information

See “Proposal 4: Approval of the Sabre Corporation 2026 Director Equity Compensation Plan—Equity Compensation Plan Information” for the information required to be provided pursuant to Item 201(d) of Regulation S-K in respect of the proposal that our stockholders approve the 2026 Omnibus Plan.

The Board of Directors unanimously recommends a vote FOR approval of the Sabre Corporation 2026 Omnibus Incentive Compensation Plan.

Sabre Corporation 2026 Proxy Statement	|	49

PROPOSAL 4: APPROVAL OF THE SABRE CORPORATION 2026 DIRECTOR EQUITY COMPENSATION PLAN

PROPOSAL 4: APPROVAL OF THE SABRE CORPORATION 2026 DIRECTOR EQUITY COMPENSATION PLAN

In March 2026, our Board of Directors adopted the 2026 Director Plan, subject to approval by our stockholders at the 2026 Annual Meeting.

We have the 2024 Director Plan in place as of the date of this proxy statement, and as of December 31, 2025, there were 1,098,934 shares of our common stock remaining available for issuance under the 2024 Director Plan. We expect to have 1,098,934 shares of our common stock shares available for issuance as of the 2026 Annual Meeting. Subject to approval of the 2026 Director Plan by stockholders, the 2026 Director Plan will replace the 2024 Director Plan for grants made after the 2026 Annual Meeting, which will also increase the number of shares authorized for issuance to our non-employee directors pursuant to this equity-based compensation plan.

The 2026 Director Plan is intended to promote the interests of Sabre and its stockholders by providing certain compensation to eligible directors of Sabre to encourage the highest level of performance by providing them with a proprietary interest in Sabre’s success and progress by granting them awards under the 2026 Director Plan.

Alignment of 2026 Director Plan with Stockholders’ Interests

The 2026 Director Plan is designed to reinforce the alignment of our compensation opportunities for eligible directors with stockholders’ interests and, as highlighted below, includes a number of provisions that we believe are consistent with good compensation practices.

•	No Discounted Stock Options. Stock options may not be granted with an exercise price lower than the fair market value of the underlying shares on the date of grant.

•

No Re-pricings/Cash Buyouts without Stockholder Approval. The 2026 Director Plan prohibits, without stockholder approval, a stock option or a stock appreciation right from being repurchased for cash at a time when the exercise or strike price, as applicable, is equal to or greater than the fair market value of the underlying shares. The 2026 Director Plan also prohibits any stock option or stock appreciation right from being re-priced, replaced, re-granted through cancellation, or modified without stockholder approval if the effect would be to reduce the exercise or strike price, as applicable, for the shares underlying the option or stock appreciation right.

•	No “Evergreen” Provision. There is no “evergreen” feature pursuant to which the shares available for issuance under the 2026 Director Plan can be automatically replenished.

•

No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, unless approved by the Compensation Committee.

•	No Automatic Grants. The 2026 Director Plan does not provide for “reload” or other automatic grants to participants.

•	No Tax Gross-ups. The 2026 Director Plan does not provide for any tax gross-ups.

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PROPOSAL 4: APPROVAL OF THE SABRE CORPORATION 2026 DIRECTOR EQUITY COMPENSATION PLAN

•

Compensation Recovery (“Clawback”). The 2026 Director Plan provides that Sabre is entitled, to the extent permitted or required by applicable law, Sabre policy, or the requirements of any national securities exchange on which Sabre’s shares are listed for trading, to claw back compensation paid by Sabre to a participant under the 2026 Director Plan.

•

No Single Trigger Vesting Upon a Change in Control. The 2026 Director Plan provides that all outstanding equity awards will become exercisable and/or vest in the event of a change in control of Sabre only if these awards are not assumed, continued, or substituted by the surviving corporation, or if the holder’s service on the Board terminates in connection with a change in control of Sabre.

•

No Liberal Share Recycling. Shares of our common stock used to pay the exercise price (whether through actual or constructive transfer) or tax withholding requirements related to any award granted under the 2026 Director Plan may not be regranted, issued, or transferred under the 2026 Director Plan.

Key Data

Our Board of Directors believes that our equity compensation plans have contributed significantly to our success by enabling us to attract and retain the services of top-level talent. In connection with the design and adoption of the 2026 Director Plan, our Board and Compensation Committee carefully considered our anticipated future equity needs, our historical equity compensation practices (including our historical “burn rate” under our equity compensation plans), the additional “overhang” as a result of the share pool increase, and the advice of the Compensation Committee’s independent compensation consultant. The Board of Directors believes that the proposed share pool under the 2026 Director Plan request represents a reasonable amount of potential equity dilution to accommodate our long-term strategic and growth priorities.

In addition, in determining the number of shares to reserve for issuance under the 2026 Director Plan, we took into account a variety of factors, including the need to adequately and appropriately incentivize our non-employee directors and to attract and retain highly qualified non-employee directors, while helping to ensure that the interests of those individuals continue to be closely aligned with the interests of our stockholders more generally.

The following table includes information regarding outstanding equity awards for eligible directors, shares available for grants of future equity awards under the 2024 Director Plan, and total shares of common stock outstanding as of December 31, 2025 (and without giving effect to approval of this Proposal 4):

Total shares underlying outstanding unvested restricted stock unit awards	848,806	(1)

Total shares available for grant under the 2024 Director Plan	1,098,934	(2)

Total shares available for grant as full-value awards under the 2024 Director Plan	1,098,934	(3)

Total shares of common stock outstanding	395,004,207

(1)

Represents shares underlying outstanding unvested time-based restricted stock unit awards for eligible directors. As of December 31, 2025, there were no shares underlying outstanding options or outstanding unvested PSU awards for eligible directors.

(2)	Total shares available for grant as of the Annual Meeting are projected to be 1,098,934.

(3)	Total shares available for grant as full-value awards as of the Annual Meeting are projected to be 1,098,934.

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PROPOSAL 4: APPROVAL OF THE SABRE CORPORATION 2026 DIRECTOR EQUITY COMPENSATION PLAN

Based on our historical practice and assuming no change in the number of eligible participants immediately following the Annual Meeting, the Board of Directors believes the shares available for grant under the 2026 Director Plan will be sufficient to cover awards for approximately the next two years. Since our initial public offering in April 2014, we granted equity awards (gross equity grants, which do not reflect the impact of cancellations) to eligible directors representing a total of approximately 67,912 shares in 2014, 142,199 shares in 2015, 295,464 shares in 2016, 250,823 shares in 2017, 64,173 shares in 2018, 92,748 in 2019, 208,034 shares in 2020, 166,336 shares in 2021, 202,430 shares in 2022, 435,970 shares in 2023, 517,822 shares in 2024, and 500,980 shares in 2025.

Summary of Terms of the 2026 Director Plan

The principal features of the 2026 Director Plan are described below. This summary is qualified in its entirety by reference to the full text of the 2026 Director Plan, a copy of which is attached as Appendix B to this proxy statement and incorporated in this proxy statement by reference. Please refer to Appendix B for more information.

Term

Awards under the 2026 Director Plan may be granted for a term of ten years following the date that stockholders approve the 2026 Director Plan at the 2026 Annual Meeting.

Administration

The 2026 Director Plan is administered by our Board of Directors, the Compensation Committee of our Board of Directors, or such other committee as designated by our Board of Directors (the “Committee”). Among the Committee’s powers under the 2026 Director Plan is the power to determine those individuals who will be granted awards and the amount, type, and other terms and conditions of awards. Our Board of Directors may grant awards to the non-employee members of our Board of Directors. The Committee may also prescribe agreements evidencing or settling the terms of any awards, and any amendments thereto; grant awards alone or in addition to, in tandem with, or in substitution or exchange for, any other award, any award of any business entity we are acquiring, or any other right of the plan participant to receive payment from us.

The Committee may delegate its powers and responsibilities under the 2026 Director Plan, in writing, to a sub-committee of our Board of Directors, or to any other individual as the Committee deems advisable, under any conditions and subject to any limitations that the Committee may establish.

The Committee has discretionary authority to interpret and construe any and all provisions of the 2026 Director Plan and the terms of any award (or award agreement) granted thereunder and to adopt and amend such rules and regulations for the administration of the 2026 Director Plan as it deems appropriate. Decisions of the Committee will be final, binding and conclusive on all parties.

On or after the date of grant of any award, the Committee may accelerate the date on which any award becomes vested, exercisable, or transferable. The Committee may also extend the term of any such award (including the period following a termination of a participant’s provision of services during which any such award may remain outstanding); waive any conditions to the vesting, exercisability, or transferability of any such award; grant other awards in addition to, in tandem with, or in substitution or exchange for any award granted under the 2026 Director Plan or any equity compensation plan of any business entity we

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PROPOSAL 4: APPROVAL OF THE SABRE CORPORATION 2026 DIRECTOR EQUITY COMPENSATION PLAN

are acquiring; or provide for the payment of dividends or dividend equivalents with respect to any such award, provided that no dividend equivalents may be paid on any award until such time as the underlying award has vested, and any dividends payable in respect of awards of restricted stock may not vest unless and until the restricted stock awards to which such dividends relate have also vested. The Committee does not have the authority and may not take any such action described in this section to the extent that the grant of such authority or the taking of such action would cause any tax to become due under Section 409A of the Code.

We will not re-price any stock option or stock appreciation right without the approval of our stockholders.

Shares Available for Issuance

•	Available Shares. The aggregate number of shares of our common stock which may be issued under the 2026 Director Plan may not exceed the sum of:

(1)	1,000,000 shares,

(2)	the number of shares that remain available for issuance under the Prior Plans as of April 29, 2026, and

(3)

the number of shares subject to outstanding awards under the Prior Plans that may become available if the underlying awards expire, are forfeited, cancelled, or terminated, are settled for cash, or otherwise become available in accordance with the terms of such plan.

•	The shares to be delivered under the 2026 Director Plan may be authorized and unissued shares or shares held in or acquired for our treasury, or both.

“Prior Plans” mean, for the purpose of the 2026 Director Plan, the 2024 Director Plan, the 2022 Director Plan and the 2019 Director Plan.

In general, if awards under the 2026 Director Plan expire or are forfeited, cancelled or terminated without the issuance of shares, or are settled for cash in lieu of shares, or are exchanged for an award not involving shares, the shares covered by such awards will again become available for the grant of awards under the 2026 Director Plan. However, if the exercise price or tax withholding requirements related to any award under the 2026 Director Plan are satisfied through our withholding of shares otherwise then deliverable in respect of an award or through actual or constructive transfer to us of shares already owned, the number of shares equal to such withheld or transferred shares, as applicable, will no longer be available for issuance under the 2026 Director Plan.

Shares covered by awards granted pursuant to the 2026 Director Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger will not count as issued under the 2026 Director Plan.

Individual Director Share Limits Per Fiscal Year under the 2026 Director Plan

•

Initial Appointment Awards. The aggregate values of options and other stock-based awards granted to any participant in connection with his or her initial appointment as a non-employee director may not exceed $600,000, determined based on the aggregate fair market value of the awards on the grant date.

•

Annual Awards. The aggregate values of options and other stock-based awards granted to any participant in a single fiscal year may not exceed $500,000, determined based on the aggregate fair market value of the awards on the grant date.

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PROPOSAL 4: APPROVAL OF THE SABRE CORPORATION 2026 DIRECTOR EQUITY COMPENSATION PLAN

Individual Limits on Cash Awards

•

Cash Awards. The amount payable with respect to any cash award granted under the Plan to any participant in a single fiscal year, solely with respect to his or her service as a non-employee director on the Board, may not exceed $500,000.

Eligibility for Participation

The individuals eligible to receive awards under the 2026 Director Plan are those members of the Board who are not also employees of Sabre or any of its subsidiaries at the time such award is granted, as selected by the Committee.

As of December 31, 2025, nine directors were eligible to participate in the 2024 Director Plan. During 2025, a total of nine directors received awards under the 2024 Director Plan.

Cash Awards

The Committee may grant cash awards. Cash awards may be settled in cash or in other property, including shares of our common stock.

Stock Options and Stock Appreciation Rights

The Committee may grant non-qualified stock options to purchase shares of our common stock. The Committee will determine the number of shares of our common stock subject to each option, the vesting schedule (provided that no option may be exercisable after the expiration of ten years after the date of grant), the method and procedure to exercise vested options, restrictions on transfer of options and any shares acquired pursuant to the exercise of an option, and the other terms of each option. The exercise price per share of common stock covered by any option may not be less than 100% of the fair market value of a share of common stock on the date of grant.

Other Stock-Based Awards

The Committee may grant other stock, stock-based or stock-related awards in such amounts and subject to such terms and conditions as determined by the Committee. Each such other stock-based award may (i) involve the transfer of actual shares of our common stock to the participant, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of common stock, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units, or share-denominated performance units, and (iv) be designed to comply with applicable laws of jurisdictions other than the United States; provided, that each award must be denominated in, or must have a value determined by reference to, a number of shares of our common stock that is specified at the time of the grant of such award.

Stockholder Rights

No person will have any rights as a stockholder with respect to any shares of our common stock covered by or relating to any award granted pursuant to the 2026 Director Plan until the date of the issuance of such shares on our books and records.

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PROPOSAL 4: APPROVAL OF THE SABRE CORPORATION 2026 DIRECTOR EQUITY COMPENSATION PLAN

Amendment and Termination

Notwithstanding any other provision of the 2026 Director Plan, our Board of Directors may at any time suspend or discontinue the plan or revise or amend it in any respect whatsoever; provided, however, that to the extent that any applicable law, regulation, or rule of a national securities exchange requires stockholder approval for any such revision or amendment to be effective, such revision or amendment will not be effective without such approval.

Transferability

Awards granted under the 2026 Director Plan are generally nontransferable (other than by will or the laws of descent and distribution), except that the Committee may provide for the transferability of non-qualified stock options subject to conditions and limitations as determined by the Committee; however, awards may be transferred during the lifetime of the participant, and may be exercised by these transferees during the lifetime of the participant, but only to the extent the transfers are permitted by the Committee.

Change in Control

Except as otherwise set forth in a participant’s award agreement, in the event (i) a participant’s service on the Board terminates in connection with a change in control of Sabre or (ii) of a change in control of Sabre in which outstanding awards are not assumed, continued, or substituted by the surviving corporation:

•

All deferral of settlement, forfeiture conditions and other restrictions applicable to awards granted under the 2026 Director Plan will lapse and such awards will be deemed fully vested as of the time of the change-in-control transaction without regard to deferral and vesting conditions, and

•	Any award carrying a right to exercise that was not previously exercisable and vested will become fully exercisable and vested as of the time of the change in control of Sabre.

New Plan Benefits

Under our current compensation program for non-employee members of our Board of Directors, following the Annual Meeting, each eligible director, other than directors elected to the Board of Directors in 2026 prior to the Annual Meeting, will receive the annual grant of restricted stock unit awards with a grant date value of $200,000, which will vest in full on the first anniversary of the date of grant. However, grants under the 2026 Director Plan will be made at the discretion of, and subject to the consideration, review and approval of, the plan administrator and, accordingly, are not yet determinable. In addition, awards under the 2026 Director Plan will depend on a number of factors, including the fair market value of our shares on future dates. Therefore, the benefits and amounts that will be received or allocated under the 2026 Director Plan are not determinable at this time. The closing price of our common stock, as reported on the Nasdaq Stock Market, on February 27, 2026 was $1.18 per share. The number of shares to be received pursuant to this grant will depend on the closing stock price on the date of the Annual Meeting. See “Proposal 1: Election of Directors—Director Compensation,” which provides information on the equity awards granted to our non-employee directors in 2025.

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PROPOSAL 4: APPROVAL OF THE SABRE CORPORATION 2026 DIRECTOR EQUITY COMPENSATION PLAN

SEC Registration

As soon as administratively practicable after the date of the 2026 Annual Meeting, we intend to file with the SEC a registration statement on Form S-8 covering some or all of the shares of our common stock issuable under the 2026 Director Plan if it is approved by our stockholders at the 2026 Annual Meeting.

U.S. Federal Income Tax Consequences

The following is a summary of certain federal income tax consequences of the awards to be made under the 2026 Director Plan based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the 2026 Director Plan. The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

Non-Qualified Stock Options

A participant will not recognize taxable income at the time of grant of a non-qualified stock option, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and we generally will be entitled to a corresponding tax deduction.

Stock Appreciation Rights

A participant will not recognize taxable income at the time of grant of a stock appreciation right, and we will not be entitled to a tax deduction at such time. Upon exercise, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) equal to the fair market value of any shares delivered and the amount of cash paid by us, and we generally will be entitled to a corresponding tax deduction.

Restricted Stock

A participant will not recognize taxable income at the time of grant of shares of restricted stock award, and we will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Code to be taxed at such time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. We are entitled to a corresponding tax deduction at the time the ordinary income is recognized by the participant. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income. We will be entitled to a corresponding tax deduction.

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PROPOSAL 4: APPROVAL OF THE SABRE CORPORATION 2026 DIRECTOR EQUITY COMPENSATION PLAN

Restricted Stock Units

A participant will not recognize taxable income at the time of grant of a restricted stock unit, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares delivered and the amount of cash paid by us, and we will be entitled to a corresponding deduction.

Other Stock-Based Awards

The grant, exercise or settlement of other stock-based awards granted under the 2026 Director Plan may be taxable based on the specific terms and conditions of such awards.

The foregoing general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 2026 Director Plan. Participants are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the 2026 Director Plan.

The Board of Directors unanimously recommends a vote FOR approval of the Sabre Corporation 2026 Director Equity Compensation Plan.

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of options, warrants, and rights under all of our equity compensation plans as of December 31, 2025.

	Number of securities to be issued upon exercise of outstanding options (a)	Weighted average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (c)

Equity compensation plans approved by stockholders	39,302,187	$13.94	21,921,410

Equity compensation plans not approved by stockholders	—	—	—

(a)

Includes shares of common stock to be issued upon the exercise of outstanding options under our 2025 Omnibus Plan, 2024 Omnibus Plan, 2024 Director Plan, 2023 Omnibus Plan, 2022 Director Plan, 2021 Omnibus Plan, 2019 Omnibus Plan, 2019 Director Plan, 2016 Omnibus Plan, and 2014 Omnibus Plan. Also includes 38,406,434 restricted share units under our 2025 Omnibus Plan, 2024 Omnibus Plan, 2023 Omnibus Plan, 2021 Omnibus Plan, 2019 Omnibus Plan, 2016 Omnibus Plan, and 2014 Omnibus Plan (including shares that may be issued pursuant to outstanding performance-based restricted share units, assuming the target award is met; actual shares may vary, depending on actual performance).

(b)	Excludes restricted stock unit awards, which do not have an exercise price.

(c)	Excludes securities reflected in column (a).

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PROPOSAL 5: ADVISORY, NON-BINDING VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

PROPOSAL 5: ADVISORY, NON-BINDING VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In “Compensation Discussion and Analysis” and the executive compensation tables following that section, we describe in detail our executive compensation program, including its objectives, policies and components. As discussed in Compensation Discussion and Analysis, the Compensation Committee seeks to observe the following principles:

•

Retain and attract top-caliber executive officers. Executive officers should have total direct compensation opportunities, including fixed and variable components, and employee benefits that are market competitive and that permit us to hire and retain high-caliber individuals at all levels.

•

Pay for performance. A significant portion of the target total direct compensation opportunities of our executive officers should be tied to annual and long-term business performance and each individual’s contribution to that performance, while the level of “at-risk” compensation should increase as the scope of the executive officer’s responsibility increases.

•	Reward long-term growth and profitability. Executive officers should be rewarded for achieving long-term results, and these rewards should be aligned with the interests of our stockholders.

•

Align compensation with stockholder interests. The interests of our executive officers should be linked with those of our stockholders through the risks and rewards of the ownership of shares of our common stock.

•	Provide limited personal benefits. Perquisites and other personal benefits for our executive officers should be limited to items that serve a reasonable business purpose.

•

Promote transparency. We seek to establish an efficient, simple, and transparent process for executives in designing our compensation arrangements, setting performance objectives for annual and long-term incentive compensation opportunities, and making compensation decisions.

For a more detailed discussion of how we believe our executive compensation program reflects these objectives, policies, and principles, including information about the 2025 compensation of our named executive officers, see “Compensation Discussion and Analysis.” The Compensation Committee and our Board of Directors believe that the policies, practices, and compensation components described in “Compensation Discussion and Analysis” are effective in achieving our objectives in light of the current environment.

We are asking our stockholders to indicate their support for our executive compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our executive compensation program. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our executive officers and the objectives, policies, and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Corporation’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved.

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PROPOSAL 5: ADVISORY, NON-BINDING VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

This proposal is being presented pursuant to Section 14A of the Exchange Act. The say-on-pay vote is advisory and is therefore not binding on us, the Compensation Committee, or our Board of Directors. The Compensation Committee and our Board of Directors value the opinions of our stockholders and, to the extent there is any significant vote against our executive compensation program as disclosed in this proxy statement, will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors unanimously recommends a vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules.

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis addresses the principles underlying our executive compensation program and the policies and practices that contributed to our executive compensation actions and decisions for the year ended December 31, 2025 for our named executive officers. For 2025, our named executive officers were:

Name	Position

Kurt Ekert	Chief Executive Officer and President

Michael Randolfi	Executive Vice President and Chief Financial Officer

Jennifer Catto	Executive Vice President and Chief Marketing Officer

Roshan Mendis	Executive Vice President and Chief Commercial Officer

Garry Wiseman	Executive Vice President and Chief Product and Technology Officer

Scott Wilson(1)	Former Executive Vice President, Sabre and President, Hospitality Solutions

(1)	Mr. Wilson’s employment was terminated on July 3, 2025, following the closing of the sale of our Hospitality Solutions business on that date.

Executive Summary

Business Overview

We ended the year with strong momentum and are well-positioned for sustained performance ahead. Despite a challenging 2025, we delivered on our strategy, strengthened our balance sheet, and generated full-year positive pro forma free cash flow. These items were reflected in our full-year 2025 financial results:

•	Revenue totaled $2.771 billion, a 1% improvement versus revenue of $2.745 billion in 2024.

•	Net income attributable to common stockholders totaled $525 million, and diluted net income (loss) attributable to common stockholders per share was $1.34 versus $(0.73) in 2024.

•	Adjusted EBITDA* was $500 million, a 12% improvement versus Adjusted EBITDA* of $447 million in 2024.

•

Normalized Adjusted EBITDA*, which is Adjusted EBITDA adjusted for estimated costs historically allocated to the Hospitality Solutions business we sold in 2025, was $536 million, a 10% improvement versus Normalized Adjusted EBITDA* of $485 million in 2024.

•	Adjusted EPS* was $(0.05), versus $(0.20) in 2024.

•	With regards to our full year 2025 cash flows (versus prior year):

•	Cash used in operating activities totaled $113 million (versus $70 million),

•	Cash used in investing activities totaled $74 million (versus $25 million),

•	Cash used in financing activities totaled $686 million (versus cash provided by financing activities of $40 million),

•	Capitalized expenditures totaled $83 million (versus $80 million),

•	Free Cash Flow* was negative $192 million (versus negative $9 million), and

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COMPENSATION DISCUSSION AND ANALYSIS

•

Pro Forma Free Cash Flow* was $57 million. Pro Forma Free Cash Flow* gives effect to the sale of Hospitality Solutions and the removal of the impact of the $227 million payment-in-kind interest that was recorded in conjunction with Sabre’s refinancing activity in the second quarter of 2025.

*	Denotes a non-GAAP financial measure. See Appendix C for a reconciliation of certain non-GAAP and GAAP financial measures presented.

2025 Stockholder Engagement

Since 2016, we have maintained an ongoing, proactive stockholder engagement program. Throughout the year, members of our Investor Relations team, Corporate Secretary’s office, and executive compensation team engage with our stockholders to seek their input on topics of interest to them, including our strategy, compensation, Board of Directors, and other governance matters. We actively engage with our stockholders on a year-round basis and integrate the information we learn through these discussions into our governance calendar.

2025 Stockholder Engagement Program – Highlights and Statistics

Scope of Outreach	• Contacted stockholders representing approximately 65% of our then outstanding shares • Met with stockholders representing approximately 21% of our outstanding shares

Outreach Team

•

Members of the management team (subject matter experts), including the Chief Administrative Officer, members of the executive compensation team, the Corporate Secretary, and members of the Investor Relations team

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COMPENSATION DISCUSSION AND ANALYSIS

Topics Discussed

•

Our executive compensation program, including short- and long-term incentive design

•

Our request for additional shares under the 2025 Omnibus Plan

•

Our ongoing focus on Board of Directors’ refreshment and our governance structure

We received generally positive feedback on our executive compensation program. Stockholders indicated their understanding of the importance of share requests for equity plans and noted their general alignment with the design of the 2025 executive compensation program. See “—Committee Consideration of 2025 Stockholder Advisory (“Say-on-Pay”) Vote on the Compensation of Our Named Executive Officers.” They noted their support of the higher mix of PSUs in the long-term incentive program. Stockholders also provided feedback on various aspects of the program, including the performance measures utilized in the annual and long-term incentive programs. The Compensation Committee considered this feedback from stockholders as it developed the design of our 2026 executive compensation program. See “2026 Executive Compensation Program.” Stockholders were generally supportive of our governance program, with some stockholders specifically expressing support for the Board’s approach to director refreshment and succession planning.

2025 Executive Compensation Program

The Compensation Committee took certain actions with respect to the 2025 compensation of our named executive officers, including the following:

•

Base Salaries. In 2025, the Compensation Committee reviewed the base salaries of our executive officers, including our named executive officers. After reviewing peer group information, the Compensation Committee approved a 2% base salary increase for Ms. Catto and Mr. Wiseman, effective October 1, 2025. The Compensation Committee did not increase the base salary in 2025 for any of our other named executive officers, including our CEO. Mr. Ekert has not received a base salary increase since 2023.

•

Annual cash incentive framework. The performance measures approved in February 2025 under our annual cash Executive Incentive Program (“EIP”) were based on Adjusted EBITDA (100% of funding formula), with a Free Cash Flow modifier that could increase or reduce the payout by 10%, subject to a maximum overall payout of 200% of the executive officer’s target payout. Based on individual performance, the payout amounts may be adjusted higher or lower. See “—Annual Incentive Compensation” for additional information.

•

Long-term incentive awards. We granted long-term incentive awards in May 2025, after setting the target long-term incentive compensation award value for each named executive officer. This target award value was divided into a grant consisting of a PSU award (approximately 60%) and an RSU award (approximately 40%), as discussed below. The Compensation Committee determined to increase the allocation of PSUs after considering investor feedback during our 2024 outreach program requesting additional focus on long-term performance-based awards. In addition, in light of recent reductions in our stock price, the Compensation Committee approved in April 2025 the use of a minimum stock price of $3.50 per share to calculate the number of shares issued for annual grants on May 15, 2025, including PSUs and RSUs. Because the closing stock price on May 15, 2025 was $2.95, this $3.50 limit had the effect of significantly reducing the number of shares issued to executive officers and other plan participants on this date.

•

PSUs. The PSUs granted in May 2025 utilize Free Cash Flow and total stockholder return (“TSR”) as the performance measures. The PSUs have a three-year cliff vest, with the potential to earn up to 200% of

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the target number of PSUs based on our actual performance in each of the three one-year performance periods against the Free Cash Flow metric established for the performance period. These Free Cash Flow metrics for each year were established in February 2025. One-third of the grant is at risk each calendar year during the measurement period, and the executive officer will bank shares based on our Free Cash Flow performance for that year. The final aggregate award is subject to a TSR modifier based on our common stock price relative performance to the S&P Composite 1500 Information Technology index over the cumulative three-year measurement period from January 1, 2025 to December 31, 2027, which can increase or decrease the aggregate number of PSUs earned by 10%, subject to a maximum overall payout of 200%. See “—Long-Term Incentive Compensation” for additional information.

•	RSUs. The RSUs granted in May 2025 vest ratably on an annual basis over three years, subject to the named executive officer’s continued employment through the applicable vesting date.

See “—Compensation Elements of Total Direct Compensation—Annual Incentive Compensation” and “—Long-Term Incentive Compensation” below.

Our Executive Compensation Strategy

Our overall corporate rewards strategy, which is embodied in our executive compensation program, is designed to help advance three principal objectives:

•

Pay for performance. Link a significant portion of the target total direct compensation opportunities of our executive officers to our annual and long-term strategy and performance, including through grants of performance-based equity awards.

•	Attract, motivate, and retain. Set compensation at market competitive levels that enable us to hire, incentivize, and retain high-caliber executive officers.

•

Long-term equity ownership. Provide opportunities, consistent with the interests of our stockholders, for executive officers to accumulate and hold a significant equity stake in the organization, including through performance-based equity awards, if we achieve our strategic and growth objectives.

Compensation Program Overview

✓ Independent Compensation Committee consultant. The Compensation Committee has engaged a compensation consultant to assist with the review and analysis of our executive compensation program	X No pension plans. We do not currently offer, nor do we have plans to provide, supplemental pension arrangements or defined benefit pension plans to our executive officers

✓ Annual executive compensation review. The Compensation Committee conducts an annual review of our executive compensation program, including a review of the competitive market for executive talent, and has developed a compensation peer group for use during its deliberations when evaluating the competitive market

X No tax reimbursements on severance or change-in-control payments. We do not provide any tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments

✓ Compensation at-risk. Our executive compensation program is designed so that a significant portion of compensation is “at risk” based on corporate performance, as well as equity-based to align the interests of our executive officers and stockholders

X  No special health or welfare benefits. Our executive officers participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees

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✓ Performance-based incentives. We use performance-based annual and long-term incentives	X Limited perquisites. We provide only limited perquisites and other personal benefits to our executive officers

✓ Multi-year vesting requirements. The equity awards granted to our executive officers vest or are earned over multi-year periods, consistent with current market practice and our retention objectives

X  Hedging and pledging prohibited. Our Insider Trading Policy prohibits employees that are recipients of equity grants, including our executive officers, and members of our Board of Directors from hedging or pledging any of their shares of Sabre common stock

✓ Clawback policy. We maintain the Sabre Corporation Clawback Policy	X No stock option re-pricings. We prohibit the re-pricing of outstanding stock options to purchase our common stock without prior stockholder approval

Compensation Philosophy and Principles

The philosophy underlying our executive compensation program is to provide an attractive, flexible, and effective total compensation opportunity to our executive officers, including our named executive officers, tied to our corporate performance and aligned with the interests of our stockholders. Our objective is to recruit, motivate, and retain the caliber of executive officers necessary to deliver sustained high performance to our stockholders, customers, and other stakeholders.

Equally important, we view our compensation policies and practices as a means of communicating our goals and standards of conduct and performance and for motivating and rewarding employees in relation to their achievements. Overall, the same principles that govern the compensation of our executive officers also generally apply to the compensation of our salaried employees. Within this framework, we seek to observe the following principles, while balancing them with the corresponding need to respond quickly to any unexpected or challenging circumstances:

•

Retain and attract top-caliber executive officers. Executive officers should have total direct compensation opportunities, including fixed and variable components, and employee benefits that are market competitive and that permit us to hire and retain high-caliber individuals at all levels.

•

Pay for performance. A significant portion of the target total direct compensation opportunities of our executive officers should be tied to annual and long-term business performance and each individual’s contribution to that performance, while the level of “at-risk” compensation should increase as the scope of the executive officer’s responsibility increases.

•	Reward long-term growth and profitability. Executive officers should be rewarded for achieving long-term results, and these rewards should be aligned with the interests of our stockholders.

•

Align compensation with stockholder interests. The interests of our executive officers should be linked with those of our stockholders through the risks and rewards of the ownership of shares of our common stock.

•	Provide limited personal benefits. Perquisites and other personal benefits for our executive officers should be limited to items that serve a reasonable business purpose.

•

Promote transparency. We seek to establish an efficient, simple, and transparent process for executives in designing our compensation arrangements, setting performance objectives for annual and long-term incentive compensation opportunities, and making compensation decisions.

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We believe that our compensation philosophy, as reinforced by these principles, is effective in helping to align our executive compensation program with the creation of sustainable long-term stockholder value.

Committee Consideration of 2025 Stockholder Advisory (“Say-on-Pay”) Vote on the Compensation of Our Named Executive Officers

At our 2025 Annual Meeting, we conducted an advisory stockholder vote on the compensation of our named executive officers (a so-called “say-on-pay” vote). Our executive compensation program received the support of over 96% of the shares of our common stock present at the meeting. See “—2025 Stockholder Engagement” for a discussion of our stockholder outreach program. Due to our stockholders’ strong support for our executive compensation program at the 2025 Annual Meeting, we did not make any significant changes to our executive compensation program for 2025 based on the results of that say-on-pay vote, and we believe that our executive compensation program effectively aligns our executive officers’ long-term interests with those of our stockholders. At our 2021 Annual Meeting, our stockholders expressed their preference for our Board’s recommendation to conduct the say-on-pay vote annually. Based on this outcome, our Board determined that the say-on-pay vote would be held annually, until the next stockholder vote on the frequency of the say-on-pay vote, or our Board otherwise determines that a different frequency for such advisory votes is in the best interests of our stockholders. As a result, our next say-on-pay vote and the next frequency of say-on-pay vote are anticipated to occur in 2027.

2025 Total Direct Compensation Mix

We believe our executive compensation program is designed to reward strong performance. The program seeks to focus a significant portion of each executive officer’s target total direct compensation opportunity on annual and long-term incentives that depend upon our performance. In order to more closely link his or her interests to those of our stockholders, a significant portion of each executive officer’s total direct compensation is provided in the form of PSUs and RSUs. We believe that providing a significant portion of our executive officers’ total direct compensation in the form of PSUs and RSUs that vest over a multi-year period focuses the executives’ efforts on the successful execution of our long-term strategic and financial objectives. Information regarding Mr. Ekert’s target total direct compensation mix for 2025 is set forth below.

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COMPENSATION DISCUSSION AND ANALYSIS

In addition, the Compensation Committee believes that Mr. Ekert’s target incentive compensation for 2025 was comprised of an appropriate mix of long-term elements (PSU and RSU awards) and short-term elements (an annual cash incentive target), consistent with our emphasis on pay-for-performance:

CEO 2025 Target Performance Incentive Compensation Mix

Short-Term Performance Incentive (16%)
Long-Term Performance Incentive (84%)

Compensation-Setting Process

Role of the Compensation Committee

The Compensation Committee is responsible for overseeing our executive compensation program (including our executive compensation policies and practices), approving the compensation of our executive officers (including our named executive officers), and administering our various employee stock plans.

Pursuant to its charter, the Compensation Committee is responsible for reviewing and determining the compensation of our CEO at least annually. In addition, the Compensation Committee annually reviews and determines the compensation of our other executive officers, including our other named executive officers, and it also approves the terms of any employment offers for our executive officers.

In reviewing our executive officers’ compensation, including our CEO’s compensation, each year and considering any potential adjustments, the Compensation Committee exercises its business judgment after taking into consideration several factors, including our financial results, individual performance, and strategic leadership, its understanding of competitive market data and practices, and current total compensation and pay history, as well as stockholder feedback received in connection with our annual stockholder outreach program. In doing so, the Compensation Committee is responsible for helping to ensure that the compensation of our executive officers, including our named executive officers, is consistent with our executive compensation philosophy and objectives.

As further described below, when reviewing and determining the compensation of our non-CEO executive officers, the Compensation Committee takes into consideration our CEO’s proposed compensation adjustments for our other executive officers.

Role of Executive Officers

The Compensation Committee receives support from our People Department in designing our executive compensation program and analyzing competitive market practices. Our CEO and certain other executive officers regularly participate in portions of Compensation Committee meetings, providing management

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input on organizational structure, executive development, and financial and governance considerations, but the decision whether to adjust the compensation of our CEO or other executive officers is made solely by the Compensation Committee.

Our CEO evaluates the performance of each of our other executive officers, including our other named executive officers. After reviewing each executive officer’s target total direct compensation opportunity, our CEO proposes compensation adjustments for each executive officer based on his or her target total direct compensation opportunity and his or her performance, subject to review and approval by the Compensation Committee. Our CEO presents the details of each executive officer’s target total direct compensation opportunity and performance to the Compensation Committee for its consideration and approval. Our CEO does not participate in the evaluation of his own performance.

In making executive compensation decisions, the Compensation Committee reviews a variety of information for each executive officer, including current total compensation and pay history, equity holdings, individual performance, and competitive market data and practices for comparable positions, as well as stockholder feedback received in connection with our annual stockholder outreach program. Neither our CEO nor our other named executive officers are present when their specific compensation arrangements are reviewed by the Compensation Committee.

Role of Compensation Consultant

In fulfilling its duties and responsibilities, the Compensation Committee has the authority to engage the services of outside advisers, including compensation consultants. The Compensation Committee has engaged Korn Ferry as its compensation consultant to assist it with compensation matters. Korn Ferry attends regularly scheduled meetings of the Compensation Committee, responds to inquiries from members of the Compensation Committee, and provides its analysis with respect to these inquiries.

The nature and scope of services provided to the Compensation Committee by Korn Ferry in 2025 included the following:

•	Provided input and guidance on the design of our executive compensation program.

•	Assisted in the review of our compensation peer group.

•	Analyzed the executive compensation levels and practices of the companies in our compensation peer group.

•	Provided advice with respect to compensation best practices and market trends for our executive officers, including our CEO, promotions, and new hires.

•	Assessed our executive compensation risk profile and reported on this assessment.

•	Analyzed various design alternatives for the long-term incentive compensation program.

•	Provided ad hoc advice and support throughout the engagement.

See “Corporate Governance—Board Committees—Compensation Committee” for additional information regarding Korn Ferry’s engagement.

Competitive Positioning

At least annually, the Compensation Committee reviews competitive market data for comparable executive positions in the market as one factor for determining the structure of our executive

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COMPENSATION DISCUSSION AND ANALYSIS

compensation program and establishing target compensation levels for our executive officers, including our named executive officers.

In December 2024, the Compensation Committee, with the assistance of Korn Ferry, reviewed the compensation peer group to be used as a reference for purposes of its deliberations on our 2025 executive compensation program, with the goal of increasing the focus on software and technology companies. As part of this review, the Compensation Committee considered the existing peer group for continued fit based on revenue size and business focus, as well as companies that identify Sabre as a peer company. Based on this review, the Compensation Committee removed four companies (CGS Systems International, Inc., FLEETCOR Technologies, Inc., Genpact Limited, and Verisk Analytics, Inc.) and added five companies (Akamai Technologies, Inc., Hubspot, Inc., Toast, Inc., Twilio Inc., and Veeva System Inc.), resulting in a compensation peer group for 2025 consisting of the following companies:

Akamai Technologies, Inc.	SS&C Technologies Holdings, Inc.
Bread Financial Holdings, Inc.	TTEC Holdings, Inc.
Broadridge Financial Solutions, Inc.	Toast, Inc.
Euronet Worldwide, Inc.	Twilio Inc.
Global Business Travel Group, Inc.	Unisys Corporation
Hubspot, Inc.	Veeva Systems Inc.
NCR Voyix Corporation	WEX Inc.
Open Text Corporation

Competitive comparison data was collected from publicly-available information contained in the SEC filings of the compensation peer group companies, as well as from the Radford Global Technology Survey.

The competitive market data described above was not and is not used by the Compensation Committee in isolation but rather serves as one point of reference in its deliberations on executive compensation. The Compensation Committee uses the competitive market data described above as a guide when making decisions about total direct compensation, as well as individual elements of compensation; however, the Compensation Committee does not target a specific marketing position for our executive officers’ compensation. While market competitiveness is important, it is not the only factor the Compensation Committee considers when establishing compensation opportunities of our executive officers. Actual compensation decisions also depend upon the consideration of other factors that the Compensation Committee deems relevant, such as the financial and operational performance of our businesses, individual performance, specific retention concerns, internal equity, and external factors, as well as stockholder feedback received in connection with our annual stockholder outreach program.

In December 2025, the Compensation Committee, with the assistance of Korn Ferry, reviewed the compensation peer group to be used as a reference for purposes of its deliberations on our 2026 executive compensation program, consistent with the Compensation Committee’s approach in determining the compensation peer group for 2025. As part of this review, the Compensation Committee considered the existing peer group for continued fit based on revenue size and business focus, as well as companies that identify Sabre as a peer company. Following its review, the Compensation Committee determined that no changes to the compensation peer group were needed for 2026.

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The Compensation Committee, with the assistance of its compensation consultant, reviews the compensation peer group annually.

Compensation-Related Risk Assessment

The Compensation Committee considers potential risks when reviewing and approving the various elements of our compensation policies and practices for all employees, including our executive compensation program, and assesses each element to help ensure that it does not encourage our employees, including our executive officers, to take excessive or unnecessary risks or to engage in decision-making that promotes short-term results at the expense of our long-term interests. In addition, we have designed our executive compensation program, including our incentive compensation plans, with specific features to address potential risks while rewarding our executive officers for achieving financial and strategic objectives through prudent business judgment and appropriate risk taking. The Compensation Committee is periodically informed about the compensation programs in place for other employees and has concluded that these policies and practices also avoid creating incentives that encourage unnecessary or excessive risks that could potentially have a material adverse effect on the Company. Further, the following policies and practices have been incorporated into our executive compensation program:

•

Balanced Mix of Compensation Components. The target compensation mix for our executive officers is composed of base salary, annual cash incentive compensation, and long-term incentive compensation in the form of equity and cash awards, including performance-based awards, which provides a compensation mix that is not overly weighted toward short-term cash incentives.

•

Minimum Performance Measure Thresholds. Our annual cash incentive compensation plan, which encourages focus on the achievement of corporate performance objectives for our overall benefit, does not pay out unless pre-established target levels for one or more financial measures are met.

•

Long-Term Incentive Compensation Vesting. Our long-term equity-based incentives include multi-year vesting requirements. These long-term incentive programs complement our annual cash incentive compensation plan and include awards that are earned and pay out upon meeting specific performance objectives.

•	Capped Annual Cash Incentive and PSU Awards. Awards in 2025 under the annual cash incentive compensation plan and grants of PSU awards were each capped at 200% of the target award level.

•

Risk Management. The Sabre Corporation Clawback Policy and our Insider Trading Policy, which prohibits employees from hedging or pledging any of their shares of Sabre common stock, further mitigate any compensation risk that could be associated with our executive compensation program.

Compensation Elements of 2025 Total Direct Compensation

Our executive compensation program is designed around the concept of total direct compensation. The performance-based portion of total direct compensation generally increases as an executive officer’s level of responsibilities increases. The table below provides information on the principal elements of total direct compensation in 2025 and is intended to illustrate our overall objectives relative to our executive compensation program.

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COMPENSATION DISCUSSION AND ANALYSIS

Annual cash compensation	Annual incentive	Supports and encourages the achievement of specific annual financial goals
	Base salary	Provides a consistent and fixed amount of annual cash income

Long-term equity-based compensation	PSUs	Supports achievement of our long-term strategic and financial objectives and creates an incentive to deliver stockholder value
	RSUs	Aligns long-term goals of seeking stock price appreciation and executive retention, creating an incentive to deliver stockholder value and to achieve our long-term strategic and financial objectives

In setting the appropriate level of total direct compensation, the Compensation Committee seeks to establish each compensation element at a level that is both competitive and attractive for motivating top executive talent, while also keeping the overall compensation levels aligned with stockholder interests and job responsibilities. These compensation elements are structured to motivate our executive officers, including our named executive officers, and to align their financial interests with those of our stockholders.

Base Salary

We believe that a competitive base salary is essential in attracting and retaining key executive talent. Historically, the Compensation Committee has reviewed the base salaries of our executive officers, including our named executive officers, on an annual basis or as needed to address changes in job title, a promotion, assumption of additional job responsibilities, or other unique circumstances.

In evaluating the base salaries of our executive officers, the Compensation Committee considers several factors, including our financial performance, the officer’s contribution towards meeting our financial objectives, the officer’s qualifications, knowledge, experience, tenure, and scope of responsibilities, the officer’s performance as against individual goals, the officer’s future potential, the recommendations of our CEO (with respect to the other executive officers), competitive market data and practices, our desired compensation position with respect to the competitive market, retention, internal equity, and external factors.

2025 Base Salary Decisions

The Compensation Committee reviewed the base salaries of our executive officers, including our named executive officers, and made the following adjustments to the base salaries then in effect, effective October 1, 2025.

Named Executive Officer	Base Salary	% Increase from Prior Base Salary

Kurt Ekert	$900,000	—

Michael Randolfi	$663,000	—

Jennifer Catto	$572,220	2%

Roshan Mendis	$655,722	—

Garry Wiseman	$624,240	2%

Scott Wilson	$589,400	—

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COMPENSATION DISCUSSION AND ANALYSIS

As noted above, the Compensation Committee considered several factors in reviewing these base salaries, including an assessment of competitive market data and each named executive officer’s contributions towards meeting our financial objectives, as well as the objective of moving certain executives’ base salaries closer to the median of the competitive market for similarly situated executives at the companies in our compensation peer group. Following its review, the Compensation Committee approved no base salary increase for our named executive officers, other than Ms. Catto and Mr. Wiseman, in order to continue the ongoing focus on the named executive officers’ performance-based compensation, which is intended to further align the interests of our executive officers, including our named executive officers, with those of our stockholders generally.

The base salaries paid to our named executive officers during 2025 are set forth in the “2025 Summary Compensation Table” below.

Annual Incentive Compensation

We use annual incentive compensation to support and encourage the achievement of our specific annual corporate and business segment goals as reflected in our annual operating plan. Each year, our officers at the level of senior vice president or above, which includes our named executive officers, are eligible to receive annual cash incentive payments under our Executive Incentive Program, or EIP.

Typically, at the beginning of the fiscal year the Compensation Committee approves the terms and conditions of the EIP for the year, including the selection of one or more performance measures as the basis for determining the funding of annual cash incentive payments for the year. Subject to available funding, the EIP provides cash incentive payments based upon our achievement as measured against the pre-established target levels for these performance measures.

Annual Cash Incentive Target

For purposes of the 2025 EIP, the annual cash incentive target for each of our eligible executive officers, including our named executive officers, was expressed as a percentage of his or her base salary during 2025 and was as follows for our named executive officers:

Named Executive Officer	2025 Cash Incentive Target (as a percentage of base salary)	Potential Payout

Kurt Ekert	150%	0% to 200% of target

Michael Randolfi	90%	0% to 200% of target

Jennifer Catto	85%	0% to 200% of target

Roshan Mendis	85%	0% to 200% of target

Garry Wiseman	85%	0% to 200% of target

Scott Wilson	85%	0% to 200% of target

The annual cash incentive targets were established by the Compensation Committee based on its consideration of various factors such as each named executive officer’s contribution towards meeting our financial objectives, the named executive officer’s qualifications, knowledge, experience, tenure, and scope of responsibilities, the named executive officer’s past performance as against individual goals, the named executive officer’s future potential, the recommendations of our CEO (with respect to the other named executive officers), competitive market data and practices, our desired compensation position with respect to the competitive market, internal equity, and external factors.

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COMPENSATION DISCUSSION AND ANALYSIS

Corporate Performance Measures and Weights

The Compensation Committee approved the following 2025 EIP performance measures for our named executive officers:

Performance Measures(1)	Weighting
2025 Adjusted EBITDA +/- 10% Free Cash Flow modifier(2) Amounts may be adjusted higher or lower, based on individual performance	100%

(1)

When the Compensation Committee established the 2025 Adjusted EBITDA and Free Cash Flow performance measures in February 2025, Sabre had not sold its Hospitality Solutions business and that business’ results were included in the 2025 Adjusted EBITDA. As discussed below, in connection with the sale of the Hospitality Solutions business, Sabre began presenting Normalized Adjusted EBITDA and Pro Forma Free Cash Flow, which give effect to the sale of the Hospitality Solutions business, and the Compensation Committee used these measures in determining 2025 EIP performance, to reflect the effect of the sale of the Hospitality Solutions business.

(2)	Total funding is capped at 200% regardless of the application of the Free Cash Flow modifier or individual modifier.

The Compensation Committee selected Adjusted EBITDA because it believes it is an important indicator of our overall operating performance, and it selected Free Cash Flow as a performance modifier, given the focus of stockholders on growth of our cash position.

The Adjusted EBITDA and Free Cash Flow modifier performance targets were set by the Compensation Committee in February 2025 (which originally included the budgeted results for Sabre’s Hospitality Solutions business). Subsequently in 2025 Sabre sold its Hospitality Solutions business and, in order to avoid bonuses under the 2025 EIP from being inequitably impacted as a result of the sale, the Compensation Committee adjusted the corporate performance metrics in accordance with the 2025 EIP to instead use Normalized Adjusted EIBTDA and Pro Forma Free Cash Flow. The Compensation Committee made the adjustments to use these metrics because it determined that use of these metrics was equitable and appropriate to reflect the effects of the sale of the Hospitality Solutions business and was consistent with how Sabre otherwise began presenting information regarding these metrics following the sale.

For our 2025 EIP, Adjusted EBITDA was defined as income (loss) from continuing operations adjusted for depreciation and amortization of property and equipment, amortization of capitalized implementation costs, acquisition-related amortization, restructuring and other costs, interest expense, net, other, net, loss on extinguishment of debt, disposition-related costs, litigation costs, net, indirect tax matters, stock-based compensation and the provision for income taxes. For our 2025 EIP, Free Cash Flow was defined as cash used in operating activities less cash used in additions to property and equipment. Following the adjustments described above, Normalized Adjusted EBITDA is Adjusted EBITDA adjusted to remove estimated costs historically allocated to the Hospitality Solutions business, and Pro Forma Free Cash Flow includes the effect of the sale of the Hospitality Solutions business and the removal of the impact of payment-in-kind interest that was recorded in conjunction with Sabre’s refinancing activity in the second quarter of 2025. See Appendix C for additional information. These calculations are consistent with the calculations used for our external reporting.

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The following tables illustrate information regarding the 2025 EIP Normalized Adjusted EBITDA performance measure and the Pro Forma Free Cash Flow modifier, calculated as described in the preceding paragraph (amounts in millions).

Performance Metric	Threshold Goal (50%)	Target Goal (100%)	Maximum Goal (200%)	Result	Percent Achieved
2025 Normalized Adjusted EBITDA(1)	$600	$700	$900	$536	40.5%

Performance Metric	(10%) Payout Modification	No Payout Modification	+10% Modification	Result	Payout Modification
2025 Pro Forma Free Cash Flow(1)	<$150	$150 to $250	>$250	$53	(10%)

(1)

See Appendix C for additional information on Normalized Adjusted EBITDA and Free Cash Flow, including a non-GAAP to GAAP reconciliation, including the normalization to reflect the sale of our Hospitality Solutions business and the application of the proceeds from the sale to pay down outstanding indebtedness as of the transaction occurred on January 1, 2025.

In connection with certifying performance of the payments under the 2025 EIP, the Compensation Committee noted that 2025 Normalized Adjusted EBITDA metric was initially achieved below the threshold goal of $600 million for 2025. However, given the unusual external pressures on the travel industry during 2025, including the effects of tariff uncertainties and an extended government shutdown, the Compensation Committee determined to provide a payout to all 2025 EIP participants, including our named executive officers, based on the 40.5% achievement level in determining the amount of the 2025 EIP payouts. Had the Compensation Committee not determined to utilize the 40.5% achievement level in determining the percent achieved for the 2025 EIP, 2025 EIP participants, including our named executive officers, would not have received any payout in respect of 2025. The Compensation Committee noted that, notwithstanding the unusual external pressures described above, Sabre nevertheless recorded double-digit year-on-year growth in Normalized Adjusted EBITDA and generated positive Pro Forma Free Cash Flow. After the application of the modification resulting from the 2025 Pro Forma Free Cash Flow results, the Compensation Committee determined that our performance under the 2025 EIP resulted in a payout equal to 30.5%. The Compensation Committee’s determination to use Pro Forma Free Cash Flow in lieu of Free Cash Flow for the performance modifier did not have any effect on the 2025 EIP payout percentage. The Compensation Committee did not make any discretionary adjustments in 2025 for any of the named executive officers with respect to their individual performance.

As a result, the Compensation Committee approved annual cash incentive payouts for 2025 as follows:

Named Executive Officer(1)	2025 Cash Incentive Target	2025 Cash Incentive Payment	2025 Cash Incentive Payment as a Percentage of Cash Incentive Target
Kurt Ekert	$1,350,000	$411,750	30.5%
Michael Randolfi	$ 596,700	$181,994	30.5%
Jennifer Catto	$ 479,254	$146,172	30.5%
Roshan Mendis	$ 557,364	$169,996	30.5%
Garry Wiseman	$ 530,604	$159,461	30.5%
Scott Wilson	$ 589,400	—	—

(1)	Mr. Wilson was not paid a 2025 annual cash incentive as a result of his departure from Sabre.

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COMPENSATION DISCUSSION AND ANALYSIS

In addition to the cash incentive payout described above, the Compensation Committee approved cash payments to each of the named executive officers, other than Mr. Ekert. These payments are subject to a retention clawback, in which the named executive officers must repay the amount in full in the event that the named executive officer voluntarily resigns from Sabre prior to December 31, 2027. The Compensation Committee believes that the payment of this amount reflects the current challenges of the company as it navigates through its current turnaround scenario, while encouraging our executive officers to successfully implement our strategic growth initiatives in the next two years. The Compensation Committee noted that the amount of these cash payments were slightly above the executive officers’ base salary, reflecting their critical roles in helping to accomplish positive future results for Sabre.

The cash incentives and additional cash payments paid to our named executive officers for 2025 are included in the “2025 Summary Compensation Table” below.

Long-Term Incentive Compensation

We use long-term incentive compensation in the form of RSUs and PSUs as the principal element of our executive compensation program to help align the financial interests of our executive officers, including our named executive officers, with those of our stockholders. We also have sought to retain top executive talent and drive long-term stockholder value creation through the use of equity-based long-term incentive compensation. As described below, these awards are subject to vesting terms, which include continued employment with Sabre for specified periods of time, and in certain cases, the achievement of specified performance criteria.

In determining the target value of the long-term incentive compensation opportunities for our executive officers, including our named executive officers, the Compensation Committee considers several factors, including our financial performance, the executive officer’s contribution towards meeting our financial objectives, his or her qualifications, knowledge, experience, tenure, and scope of responsibilities, his or her past performance as against individual goals, his or her future potential, the recommendation of our CEO (with respect to our other executive officers), his or her current equity position (including the value of any unvested equity awards), competitive market data and practices, our desired compensation position with respect to the competitive market, internal equity, and external factors, as well as stockholder feedback received in connection with our annual stockholder outreach program.

2025 Equity Awards

The Compensation Committee approved equity awards to our named executive officers, which were granted on May 15, 2025. For 2025, the Compensation Committee set the long-term incentive compensation award value for each named executive officer, with the size of the award value based on analysis of the factors discussed above. This target award value for each of the named executive officers was then divided into two separate grants consisting of a PSU award and a RSU award. Previously, the award was divided into an equal number of PSUs and RSUs; however, for 2025, the Compensation Committee determined to increase the percentage of PSUs to 60% and reduce the percentage of RSUs to 40%. In making this change, the Compensation Committee considered investor feedback provided during our 2024 outreach program that requested additional focus on long-term performance-based awards. The Compensation Committee believes that this allocation focuses on compensation that is tied to our performance and further aligns leadership rewards with stockholder value.

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COMPENSATION DISCUSSION AND ANALYSIS

In light of the reductions in our stock price, the Compensation Committee approved the use of a minimum stock price of $3.50 per share to calculate the number of shares issued for grants under the 2025 Omnibus Plan, which were issued to our executive officers, including our named executive officers, on May 15, 2025. The Compensation Committee selected the $3.50 valuation to help reduce the number of shares utilized under our 2025 Omnibus Plan. Because the closing stock price on May 15, 2025 was $2.95, this $3.50 limit had the effect of significantly reducing the number of shares issued to executive officers and other plan participants on this date.

The following annual equity awards were granted in May 2025:

Named Executive Officer	May 2025 Initial Equity Award Value (Before Application of Minimum $3.50 Stock Price)	May 2025 Equity Award Value (After Application of Minimum $3.50 Stock Price)	May 2025 Amount of PSU Award	May 2025 Amount of RSU Award
Kurt Ekert	$7,000,000	$5,900,000	$3,540,000	$2,360,000
Michael Randolfi	$2,500,000	$2,107,140	$1,264,284	$842,856
Jennfier Catto	$2,000,000	$1,685,712	$1,011,428	$674,284
Roshan Mendis	$2,500,000	$2,107,140	$1,264,284	$842,856
Garry Wiseman	$2,000,000	$1,685,712	$1,011,428	$674,284
Scott Wilson(1)	$2,000,000	$1,685,712	$1,011,428	$674,284

(1)	Mr. Wilson’s May 2025 award was subsequently forfeited in connection with his departure from Sabre.

The PSUs granted in May 2025 utilize Free Cash Flow as the performance measure. The Compensation Committee selected Free Cash Flow as a performance measure, given the focus of stockholders on growth of our cash position. The PSUs have a three-year cliff vest, with the potential to earn up to 200% of the target number of PSUs based on our actual annual performance in each of the three one-year performance periods against the Free Cash Flow goal established for the performance period, which the Compensation Committee believes provides our named executive officers with an effective incentive to accomplish key milestones in a turnaround situation. These Free Cash Flow targets for each of the three years were established in February 2025 and based on our multi-year outlook as of February 2025. One-third of the PSU grant is at risk each calendar year during the three-year measurement period, and the executive officer will bank shares based on our Free Cash Flow performance for that year. The final aggregate number of shares of common stock eligible to be earned with respect to the PSU award is subject to a TSR modifier, based on our common stock’s price relative performance to the S&P Composite 1500 Information Technology index over the cumulative three-year measurement period from January 1, 2025 to December 31, 2027, using a 30-trading day average stock price. The TSR modifier can increase or decrease the number of PSUs earned by 10%, subject to a maximum overall payout of 200%. If our common stock’s relative performance compared to this index is at or below the 25th percentile, the number of PSUs will be reduced by 10%, and if our common stock’s relative performance is at or above the 75th percentile, the number of PSUs will be increased by 10%; otherwise, there is no adjustment to the number of PSUs. These PSUs will vest, to the extent earned, on May 15, 2028, subject to the named executive officer’s continued employment through this vesting date.

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COMPENSATION DISCUSSION AND ANALYSIS

The total number of units eligible to be earned under the PSU awards will range from 0% to 200% of the number of units granted, depending on the degree to which we achieve our Free Cash Flow target for each of 2025, 2026, and 2027, subject to the TSR modifier described above.

Annual PSU Award Funding Level
(May 2025 PSU Grant)
200%
150%
100%
50%
25%
Free Cash Flow for Applicable Year
Funding

•	For 2025, the minimum, midpoint, and maximum Free Cash Flow levels were $100 million, $200 million, and $300 million, respectively.

•	The midpoint of the Free Cash Flow level was consistent with our multi-year outlook as of February 2025 for internal planning purposes for our expected Free Cash Flow for each of 2025, 2026, and 2027.

For these PSU awards, Free Cash Flow is defined as cash provided by (used in) operating activities reduced by cash used in additions to property and equipment. This calculation of Free Cash Flow is consistent with the calculation used for our external reporting. In light of the sale of our Hospitality Solutions business, the Compensation Committee utilized Pro Forma Free Cash Flow for the purposes of 2025, as described above. Appendix C provides additional information on Free Cash Flow and Pro Forma Free Cash Flow, including a non-GAAP to GAAP reconciliation.

In February 2026, the Compensation Committee determined that our Pro Forma Free Cash Flow for 2025 was $57 million, resulting in a funding level of 0% with respect to the 2025 tranche of the PSU awards granted in 2025. As noted above, these PSUs will vest on May 15, 2028, subject to the named executive officer’s continued employment through this vesting date, and the final aggregate award is subject to the application of the TSR modifier over the three-year period as described above.

The RSUs granted in May 2025 vest ratably on an annual basis over three years, subject to the named executive officer’s continued employment through the applicable vesting date. The Compensation Committee believes that the RSUs help further align our executive officers’ interest with those of our stockholders and encourage them to remain with Sabre through the multi-year vesting schedule.

For additional information on these equity awards, see the “2025 Summary Compensation Table” and the “2025 Grants of Plan-Based Awards Table” below.

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COMPENSATION DISCUSSION AND ANALYSIS

PSU Awards Granted in 2024

The PSUs granted in May 2024 have the potential to earn up to 200% of the target number of PSUs based on our actual performance against our Free Cash Flow measured for each of 2024, 2025, and 2026 in each of the three one-year performance periods against the Free Cash Flow metric established for that performance period. The final aggregate award is subject to a TSR modifier, based on our common stock’s price relative performance to the S&P Composite 1500 Information Technology index over the three-year measurement period. The PSUs have a three-year cliff vest, with the potential to earn up to 200% of the target number of PSUs based on our actual performance in each of the three years against the Free Cash Flow metric established for that year. These Free Cash Flow targets for each of the three years were established in May 2024 and based on our multi-year outlook as of February 2024. One-third of the grant is at risk each calendar year during the measurement period, and the executive officer will bank shares based on our Free Cash Flow performance for that year. The final aggregate award is subject to a TSR modifier, based on our common stock’s price relative performance to the S&P Composite 1500 Information Technology index over the cumulative three-year measurement period from January 1, 2024 to December 31, 2026, using a 30-trading day average stock price. The TSR modifier can increase or decrease the number of PSUs earned by 10%, subject to a maximum overall payout of 200%. If our common stock’s relative performance compared to this index is at or below the 25th percentile, the number of PSUs will be reduced by 10%, and if our common stock’s relative performance is at or above the 75th percentile, the number of PSUs will be increased by 10%; otherwise, there is no adjustment to the number of PSUs. These PSUs will vest on May 15, 2027, subject to the named executive officer’s continued employment through this vesting date.

The total number of units eligible to be earned under the PSU awards will range from 0% to 200% of the number of units granted, depending on the degree to which we achieve our Free Cash Flow target for each of 2024, 2025, and 2026, subject to the TSR modifier described above.

Annual PSU Award Funding Level
(May 2024 PSU Grant)
200%
150%
100%
50%
25%
Free Cash Flow for Applicable Year
Funding

•	For 2025, the minimum, midpoint, and maximum Free Cash Flow levels were $100 million, $200 million, and $300 million, respectively.

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COMPENSATION DISCUSSION AND ANALYSIS

•	For 2024, the minimum, midpoint, and maximum Free Cash Flow levels were $(50) million, $14 million, and $100 million, respectively.

•	The midpoint of the Free Cash Flow level was consistent with our multi-year outlook as of February 2024 for internal planning purposes for our expected Free Cash Flow for each of 2024, 2025, and 2026.

Based on our Pro Forma Free Cash Flow for 2025 of $57 million, the Compensation Committee determined in February 2026 that the funding level of 2025 tranche of the PSU awards granted in 2024 was 0%. In February 2025, the Compensation Committee determined that the funding level of the 2024 tranche of the PSU awards granted in 2024 was 100%. As of the date of this proxy statement, we expect that the funding level of the 2026 tranche of the PSU awards granted in 2024 will be 0%.

PSU Awards Granted in 2023

The PSUs granted in May 2023 had the potential to earn up to 200% of the target number of PSUs based on our actual performance against our Free Cash Flow measured for each of 2023, 2024, and 2025 in each of the three years against the Free Cash Flow metric established for that year. The final aggregate award was subject to a TSR modifier, based on our common stock’s price relative performance to the S&P Composite 1500 Information Technology index over the three-year measurement period. The PSUs had a three-year cliff vest and vested on May 15, 2025, subject to the named executive officer’s continued employment through this vesting date.

The total number of units eligible to be earned under the PSU awards ranged from 0% to 200% of the number of units granted, depending on the degree to which we achieved our Free Cash Flow target for each of 2023, 2024, and 2025, subject to the TSR modifier described above.

Annual PSU Award Funding Level
(May 2023 PSU Grant)
200%
150%
100%
50%
25%
Free Cash Flow for Applicable Year
Funding

•	For 2025, the minimum, midpoint and maximum Free Cash Flow levels were $350 million, $468 million, and $625 million, respectively.

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COMPENSATION DISCUSSION AND ANALYSIS

•	For 2024, the minimum, midpoint and maximum Free Cash Flow levels were $50 million, $127 million, and $240 million, respectively.

•	For 2023, the minimum, midpoint and maximum Free Cash Flow levels were $(50) million, $14 million, and $125 million, respectively.

•

The midpoint of Free Cash Flow levels of these PSU awards was consistent with our multi-year outlook as of February 2023 for internal planning purposes for our expected Free Cash Flow for each of 2023, 2024, and 2025.

Based on our Pro Forma Free Cash Flow for 2025 of $57 million, calculated as described above, the Compensation Committee determined in February 2026 that the funding level of 2025 tranche of the PSU awards granted in 2023 was 0%. In February 2025, the Compensation Committee determined that the funding level of the 2024 tranche of the PSU awards granted in 2023 was 0%, and in March 2024, the Compensation Committee determined that the funding level of the 2023 tranche of the PSU awards granted in 2023 was 100%. Based on the Compensation Committee’s calculation of the TSR modifier described above, the funding level of the 2023 tranche of the PSU awards granted in 2023 was then decreased by 10%, resulting in a final funding level of 90%.

Hospitality Solutions Bonus Payment

On July 3, 2025, pursuant to the authorization of the Compensation Committee, Sabre approved a one-time cash bonus payment of $5,300,000 to Mr. Wilson, who at that time served as Executive Vice President, Sabre and President, Hospitality Solutions. Payment of this bonus was contingent upon the consummation of the sale of Sabre’s Hospitality Solutions business under the terms of an April 2025 stock purchase agreement. Following the consummation of the sale, Mr. Wilson’s employment with Sabre was terminated. As a result of his termination of employment, Mr. Wilson’s outstanding unvested equity awards from Sabre expired and were forfeited. This cash payment was granted to Mr. Wilson in recognition of his significant contribution and efforts toward completing the sale of our Hospitality Solutions business.

Health, Welfare, and Other Employee Benefits

We have established a defined contribution or “401(k)” retirement plan for all employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. We currently match contributions made to the plan by our employees, including our named executive officers, up to 6% of their eligible compensation. We intend for the plan to qualify under Section 401(a) of the Code so that contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan.

In addition, we provide other benefits to our executive officers, including our named executive officers, on the same basis as all of our full-time employees. These benefits include medical, dental, and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage.

We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

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COMPENSATION DISCUSSION AND ANALYSIS

Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we provide perquisites and other personal benefits to our executive officers in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. For example, each of our executive officers is eligible to receive an annual allowance of up to $13,000 per year, which can be applied towards items such as financial planning benefits, an annual physical program, tax advice and preparation, and legal advice. We also provide relocation assistance and reimbursement of certain commuting expenses, as applicable. Mr. Mendis also receives a car allowance, consistent with other senior employees located in the United Kingdom, as well as additional tax assistance under our program made available to our expatriate employees. The Compensation Committee believes that these personal benefits are a reasonable component of our overall executive compensation program and are consistent with market practices.

In the future, we may provide perquisites or other personal benefits in limited circumstances. Future practices with respect to perquisites or other personal benefits for named executive officers will be subject to periodic review by the Compensation Committee.

2026 Executive Compensation Program

In connection with stockholder feedback received in connection with our fall 2025 outreach program discussed above, as well as the results of our 2025 say-on-pay vote result, we believe stockholders were supportive of our executive compensation program design. After considering these results, in the first quarter of 2026, the Compensation Committee took certain actions with respect to the compensation of our named executive officers, including the following:

•

Annual cash incentive framework. For our executive officers the performance measures for 2026 under our annual cash EIP will be based on Adjusted EBITDA (100% of funding formula), with a Free Cash Flow modifier that could increase or reduce the payout by 10%, subject to a maximum overall payout of 200%. For executive officers other than our CEO and CFO, the payout amounts may be adjusted higher or lower, based on individual performance. To the extent that the payout requirements are met, the 2026 annual cash incentive is expected to be paid in March 2027.

•

Long-term incentive awards. We approved in February 2026 the design of the long-term incentive awards that are expected to be granted in May 2026 (subject to approval of the 2026 Omnibus Plan). These awards are expected to be divided into a grant consisting of PSUs (60%) and RSUs (40%), as discussed below.

•

PSUs. The design of the PSUs expected to be granted in May 2026 is expected to utilize Free Cash Flow as the performance measure. The final aggregate award will be subject to a TSR modifier based on our common stock price relative performance to the S&P Composite 1500 Information Technology index over the cumulative measurement period, which can increase or decrease the aggregate number of PSUs earned by 10%, subject to a maximum overall payout of 200%.

•

RSUs. The design of the RSUs expected to be granted in May 2026 provides that the RSUs will vest ratably on an annual basis, subject to the named executive officer’s continued employment through the applicable vesting date.

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COMPENSATION DISCUSSION AND ANALYSIS

Employment Agreements and Offer Letters

We have entered into a written employment agreement or offer letter with each of our named executive officers. We believe that these agreements and letters were necessary to induce these individuals to forego other employment opportunities or leave their prior employer for the uncertainty of a demanding position in a new and unfamiliar organization.

In filling these executive positions, the Compensation Committee was aware that it would be necessary to recruit candidates with the requisite experience and skills to manage a growing business in a dynamic and ever-changing industry. Accordingly, it recognized that it would need to develop competitive compensation packages to attract qualified candidates in a highly competitive labor market. At the same time, the Compensation Committee was sensitive to the need to integrate new executive officers into the executive compensation structure that it was seeking to develop, balancing both competitive and internal equity considerations.

For additional information on the employment agreements and offer letters of our named executive officers, see “—Information on Employment Agreements and Offer Letters” below.

Post-Employment Compensation

We have adopted the Sabre Corporation Executive Severance Plan (the “Executive Severance Plan”) for key executives of Sabre. Under the Executive Severance Plan, participants are eligible to receive certain payments and benefits in the event of a termination of their employment by Sabre without “cause” or a termination of employment by the participant for “good reason,” as well as upon “disability” (as each of these terms is defined in the Executive Severance Plan) and death.

We provide these arrangements under the Executive Severance Plan to encourage our named executive officers to work at a dynamic and growing business where their long-term compensation largely depends on future stock price appreciation. Specifically, the arrangements are intended to mitigate a potential disincentive for our named executive officers when they are evaluating a potential acquisition of Sabre, particularly when their services may not be required by the acquiring entity. In such a situation, we believe that these arrangements are necessary to encourage retention of our named executive officers through the conclusion of the transaction, and to ensure a smooth management transition. We believe that the level of benefits provided under these various agreements is consistent with market practice and help us to attract and retain key talent.

Change-in control payments and benefits for our named executive officers are based on a “double-trigger” arrangement (that is, they require both a change in control of Sabre plus a qualifying termination of employment before payments and benefits are paid).

For additional information, see “—Potential Payments upon Termination or Change in Control” below.

Other Compensation Policies and Programs

Stock Ownership Guidelines for Executive Officers and Directors and Stock Retention Requirement

We maintain a stock ownership policy for our executive officers and the non-employee members of our Board of Directors. Under this policy, the individuals who have been designated as an executive officer or

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COMPENSATION DISCUSSION AND ANALYSIS

Senior Vice President are required to own that number of shares of our common stock with a value equal to a specified multiple of their annual base salary divided by the closing price of our common stock on June 1 (or if that day is not a business day, the first business day immediately preceding that date). The guideline levels may be recalculated as of such other dates as may be requested from time to time by the Compensation Committee, the CEO, or the Chief People Officer. As adopted, these stock ownership guidelines represented as base salary multiples are as follows:

Position	Market Value of Stock That Must be Owned (As a Multiple of Base Salary)

Chief Executive Officer	5x

Executive Vice Presidents	3x

Senior Vice Presidents	2x

In the case of the non-employee members of our Board of Directors, each individual is required to own that number of shares of our common stock with a market value equal to five times his or her annual retainer divided by the closing price of our common stock on June 1 (or if that day is not a business day, the first business day immediately preceding that date).

Shares of our common stock that count towards satisfaction of the guidelines include shares beneficially owned by the individual or immediate family members, including shares held in retirement or deferral accounts; shares held in trust for the benefit of the individual or immediate family members; vested and unvested shares of restricted stock; vested deferred stock units, restricted stock units, or performance share units that may only be settled in shares of stock; unvested shares of deferred stock units and restricted stock units that may only be settled in shares of stock; and shares acquired as a result of the exercise of vested options. Unvested shares of performance share units and unexercised stock options (whether vested or unvested) do not count towards satisfaction of the guidelines.

Once an individual has satisfied his or her applicable guideline level, the number of shares needed to satisfy the guideline level for all future calculations for that individual is fixed as of that measurement date and does not change as a result of subsequent fluctuations in the market price of our common stock, unless that individual’s ownership level falls below that amount.

In addition, until such time as an individual has met his or her specified ownership level as described above, he or she is required to retain an amount equal to 50% of the net shares of our common stock (i.e., shares remaining after the payment of the exercise price or the tax withholding obligations with respect to an equity award) received as the result of the exercise, vesting, or payment of any equity awards granted to him or her.

Our executive officers and the non-employee members of our Board of Directors are required to meet these ownership requirements within five years of becoming an executive officer or non-employee member of our Board of Directors, as applicable. These individuals are expected to continuously own sufficient shares to satisfy the applicable guideline once attained for as long as they remain subject to the guidelines.

As of the most recent measurement date, June 1, 2025, each of our executive officers and the non-employee members of our Board of Directors has met their stock ownership requirement or is on track to attain his or her share target by the applicable required date. The Compensation Committee believes that this stock ownership aligns the financial interests of our executive officers with those of our stockholders.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Recovery Policy

The Compensation Committee has adopted the Sabre Corporation Clawback Policy, which is consistent with Nasdaq’s listing standards adopted in connection with the SEC’s final rules related to the clawback requirement of Section 954 of the Dodd-Frank Act. The policy addresses when the Compensation Committee will be authorized to cause us to seek to recover erroneously-awarded incentive compensation in the event of an accounting restatement as specified in the policy. The policy applies to any current or former Section 16 officer during a three-year look-back period.

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COMPENSATION DISCUSSION AND ANALYSIS

Equity Award Grant Policy
We maintain a formal policy for the timing of equity awards. The policy provides that these annual grants will be granted on the 15th day of the fifth month of our fiscal year, or if such day is not a business day, the first business day immediately preceding such day. In addition to our annual grant pool, we may grant equity awards to our named executive officers at other times during the year in recognition of special events, such as promotions, or for retention or other business purposes. Under our equity grant policy, all awards to our executive officers must be granted by the Compensation Committee. Annual awards to non-employee
directors are granted on the date of the annual meeting. Awards to newly elected non-employee directors will be granted on the effective date of the election of the new director. If the specified grant date falls on a non-business
day, the grant date will be the first business day immediately preceding that day. Although we have not granted stock options since 2020, all stock options must be granted at an option price not less than the “fair market value” of a share of our common stock on the grant date pursuant to our 2025 Omnibus Plan. We do not schedule equity award grants in anticipation of the release of material, non-public
information, nor do we time the release of material,
non-public
information based on equity grant dates.
Tax and Accounting Considerations

Deductibility of Compensation
Section 162(m) of the Code generally disallows for public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to the chief executive officer, chief financial officer, and each of the three other most highly-compensated executive officers in any taxable year. To maintain flexibility to compensate our executive officers in a manner designed to promote short-term and long-term corporate goals and objectives, the Compensation Committee has not adopted a policy that all compensation must be deductible. The Compensation Committee believes that our stockholder interests are best served if its discretion and flexibility in structuring compensation programs to attract, motivate, and retain key executives is not restricted, even though such arrangements may result in non-deductible
compensation expense. Thus, the Compensation Committee may approve compensation for the named executive officers that does not comply with an exemption from the deduction limit when it believes that such compensation is consistent with the goals of our executive compensation program and is in the best interests of Sabre and our stockholders.
“Golden Parachute” Payments
Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of Sabre that exceeds certain prescribed limits, and that we, or a successor, may forfeit a deduction on the amounts subject to this additional tax. We did not provide any executive officer, including any named executive officer, with a
“gross-up”
or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G or 4999 during 2024, and we have not agreed and are not otherwise obligated to provide any named executive officer with such a
“gross-up”
or other reimbursement.

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COMPENSATION DISCUSSION AND ANALYSIS

Accounting for Stock-Based Compensation
We follow ASC Topic 718 for our stock-based compensation awards, which requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, stock appreciation rights, and other awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our employees, including our executive officers, and directors may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an employee or director is required to render service in exchange for the stock option, stock appreciation right, or other award.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with our management, which has the responsibility for preparing the Compensation Discussion and Analysis. Based upon this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2025.

COMPENSATION COMMITTEE OF

THE BOARD OF DIRECTORS

John Scott, Chair

Gail Mandel

Elaine Paul

Wendi Sturgis

Ashan Willy

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

2025 Summary Compensation Table

The following table sets forth the compensation paid to, received by, or earned during fiscal years 2025, 2024, and 2023 by our named executive officers:

Name and Principal Position(1)	Fiscal Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Kurt Ekert
Chief Executive Officer and President	2025	$900,000	—	$6,044,000	$411,750	$54,098	$7,409,848
	2024	$900,000	—	$6,075,708	$1,485,000	$69,822	$8,530,530
	2023	$852,116	—	$6,329,742	$1,126,808	$172,024	$8,480,690
Michael Randolfi
Executive Vice President and Chief Financial Officer	2025	$663,000	$750,000	$2,158,569	$181,994	$85,142	$3,838,705
	2024	$663,000	—	$2,025,234	$649,970	$93,234	$3,431,438
	2023	$650,000	$146,250	$2,301,722	$585,000	$77,925	$3,760,897
Jennifer Catto
Executive Vice President and Chief Marketing Officer	2025	$572,220	$900,000	$3,726,857	$146,172	$152,922	$5,498,171

Roshan Mendis
Executive Vice President and Chief Commercial Officer	2025	$655,722	$750,000	$2,158,569	$169,996	$61,569	$3,795,856
	2024	$611,111	$41,095	$1,518,927	$600,997	$48,024	$2,820,154
	2023	$609,591	—	$1,726,291	$517,421	$143,394	$2,996,697
Garry Wiseman
Executive Vice President and Chief Product and Technology Officer	2025	$624,240	$750,000	$1,726,855	$159,461	$91,248	$3,351,804
	2024	$606,000	—	$1,518,927	$566,641	$123,395	$2,814,963
Scott Wilson
Former Executive Vice President and President, Hospitality Solutions	2025	$589,401	$5,300,000	$1,726,855	—	$1,813,781	$9,430,037

(1)

Effective February 19, 2026, Mr. Wiseman was promoted to President, Product and Engineering. On February 16, 2026, Mr. Mendis informed Sabre that he intends to leave Sabre to accept an external position. Mr. Mendis is expected to continue to serve as Senior Advisor through his anticipated departure in the second quarter of 2026. Mr. Wilson’s employment was terminated on July 3, 2025, following the closing of the sale of our Hospitality Solutions business on that date.

(2)

The amount in 2025 for Messrs. Randolfi, Mendis, and Wiseman and Ms. Catto reflect a supplemental cash payment approved by the Compensation Committee in February 2026 in the amounts of $750,000, $750,000, $750,000, and $650,000, respectively. These payments are subject to a retention clawback, in which the named executive officers must repay the amount in full in the event that the named executive officer voluntarily resigns from Sabre prior to December 31, 2027. As a result of Mr. Mendis’ subsequent notice of voluntary resignation, Mr. Mendis did not receive his supplemental cash payment. See “—Compensation Elements of Total Direct Compensation—Annual Incentive Compensation.” The amount for Ms. Catto in 2025 also represents a $250,000 sign-on bonus. The amount for Mr. Wilson in 2025 represents a one-time cash bonus payment of $5,300,000 to Mr. Wilson, who at that time served as Executive Vice President, Sabre and President, Hospitality Solutions. Payment of this bonus was contingent upon the consummation of the sale of the Sabre’s Hospitality Solutions business under the terms of an April 2025 stock purchase agreement.

(3)

The amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of the stock-based awards granted to our named executive officers in the years indicated, as computed in accordance with ASC Topic 718, disregarding the impact of estimated forfeitures and reflecting probable outcome for PSUs. The assumptions used in calculating the grant date fair value of these stock-based awards are set forth in Note 15, Equity-Based Awards, to the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. Note that the amounts reported in this column reflect the accounting cost for these stock-based awards, and do not correspond to the

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EXECUTIVE COMPENSATION

actual economic value that may be received by our named executive officers from these awards. In light of recent reductions in our stock price, the Compensation Committee approved in April 2025 the use of a minimum stock price of $3.50 per share to calculate the number of shares issued for annual grants on May 15, 2025, including PSUs and RSUs. The value on the date of grant of the PSUs granted on May 15, 2025, using this stock price of $3.50 and assuming that the highest level of the performance conditions were achieved, would have been $8,400,000, $3,000,000, $2,400,000, $3,000,000, $2,400,000, and $2,400,000 for Mr. Ekert, Mr. Randolfi, Ms. Catto, Mr. Mendis, Mr. Wiseman, and Mr. Wilson, respectively.

(4)

The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent the amounts paid to our named executive officers for the years indicated pursuant to the EIP. For a discussion of this plan, see “ —Compensation Elements of Total Direct Compensation—Annual Incentive Compensation.”

(5)

The amounts reported in the “All Other Compensation” column are described in more detail in the following table. The amounts reported for perquisites and other personal benefits represent the actual incremental cost incurred by us in providing these benefits to the indicated named executive officer.

Name	Year	Group Term Life Insurance Premiums	Executive Physical Examination	Planning Services	Relocation Assistance	Section 401(k) Plan Matching Contribution	Tax Gross-Up(a)	Severance(b)	Other(c)	Total
Kurt Ekert	2025	$821	$3,858	$6,750	$10,054	$10,500	$6,523	—	$15,592	$54,098
	2024	$907	$4,666	$7,300	—	$10,350	$30	—	$46,569	$69,822
	2023	$757	—	$12,535	—	$9,900	—	—	$148,832	$172,024
Michael Randolfi	2025	$605	—	$13,000	—	$21,000	$13,174	—	$37,363	$85,142
	2024	$655	—	$13,000	—	$20,700	—	—	$58,879	$93,234
	2023	$655	—	$7,897	—	$16,500	$30	—	$52,843	$77,925
Jennifer Catto	2025	$512	—	$7,905	—	$18,411	—	—	$126,094	$152,922
Roshan Mendis	2025	—	—	$7,396	—	—	—	—	$54,173	$61,569
	2024	—	—	$16,264	—	—	—	—	$31,760	$48,024
	2023	—	—	$15,853	—	$48,767	—	—	$78,774	$143,394
Garry Wiseman	2025	$558	—	—	—	$21,000	$21,820	—	$47,870	$91,248
	2024	$605	$10,000	—	—	$20,700	—	—	$92,090	$123,395
Scott Wilson	2025	$319	$5,000	$5,078	—	$18,362	—	$1,760,205	$24,817	$1,813,781

(a)	For 2025, amounts represent tax assistance related to temporary housing.

(b)

Amount represents a severance payment pursuant to the Executive Severance Plan. See “Potential Payments upon a Termination or Change in Control—Summary of Estimated Payments and Benefits” for additional information.

(c)

For 2025, amounts represent (a) the value of a President’s Club sales incentive award in the amount of $24,651 and a UK car allowance of $16,131 provided to Mr. Mendis; the latter item is in connection with Mr. Mendis’ service in the UK, (b) legal fees of $107,043 paid on behalf of Ms. Catto in connection with her employment, and (c) commuting expenses, including the value of temporary housing assistance, of $15,592, $37,363, $19,051, $13,391, and $47,870 for Mr. Ekert, Mr. Randolfi, Ms. Catto, Mr. Mendis, and Mr. Wiseman, respectively.

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2025 Grants of Plan-Based Awards Table

The following table sets forth, for each of our named executive officers, the plan-based awards granted during 2025.

Name	Grant Type	Grant Date	Approval Date(1)	Estimated Future Payouts Under Non - Equity Incentive Plan Awards (Target) ($)	Estimated Future Payouts Under Non - Equity Incentive Plan Awards (Maximum) ($)	Estimated Future Payouts Under Equity Incentive Plan Awards (Target) (#)	Estimated Future Payouts Under Equity Incentive Plan Awards (Maximum) (#)	All Other Stock Awards; Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(4)
Kurt Ekert	Annual cash incentive(2)			$1,350,000	$2,700,000
	PSUs(3)	05/15/2025	04/23/2025			1,200,000	2,400,000		$3,684,000
	RSUs(5)	05/15/2025	04/23/2025					800,000	$2,360,000
Michael Randolfi	Annual cash incentive(2)			$596,700	$1,193,400
	PSUs(3)	05/15/2025	04/23/2025			428,571	857,142		$1,315,713
	RSUs(5)	05/15/2025	04/23/2025					285,714	$842,856
Jennifer Catto	Annual cash incentive(2)			$486,387	$972,774
	PSUs(3)	05/15/2025	04/23/2025			342,857	685,714		$1,052,571
	RSUs(5)	03/14/2025	12/12/2024					600,601	$2,000,001
	RSUs(5)	05/15/2025	04/23/2025					228,571	$674,284
Roshan Mendis	Annual cash incentive(2)			$551,445	$1,102,890
	PSUs(3)	05/15/2025	04/23/2025			428,571	857,142		$1,315,713
	RSUs(5)	05/15/2025	04/23/2025					285,714	$842,856
Garry Wiseman	Annual cash incentive(2)			$530,604	$1,061,208
	PSUs(3)	05/15/2025	04/23/2025			342,857	685,714		$1,052,571
	RSUs(5)	05/15/2025	04/23/2025					228,571	$674,284
Scott Wilson	Annual cash incentive(2)			$253,927	$507,854
	PSUs(3)	05/15/2025	04/23/2025			342,857	685,714		$1,052,571
	RSUs(5)	05/15/2025	04/23/2025					228,571	$674,284

(1)	Date of Compensation Committee approval of the reported awards.

(2)

Amounts reflect the target and maximum amount the named executive officer may receive as an annual incentive cash bonus for 2025 pursuant to Sabre’s 2025 EIP, which is administered under the 2025 Omnibus Plan. See “Compensation Elements of 2025 Total Direct Compensation—Annual Incentive Compensation” for additional information.

(3)

These PSUs were granted under the 2025 Omnibus Plan to our named executive officers and will vest on May 15, 2028, subject to the named executive officer’s continued employment through such vesting date. The total number of units eligible to be earned ranges from 0% to 200% of the number of units granted based on our actual performance in each of the three one-year performance periods against the Free Cash Flow metric established for the performance period. One-third of the grant is at risk each calendar year during the measurement period, and the executive officer will bank shares based on our Free Cash Flow performance for that year. The final aggregate award is subject to a TSR modifier based on our common stock’s price relative performance to the S&P Composite 1500 Information Technology index over the cumulative three-year measurement period from January 1, 2025 to December 31, 2027, which can increase or decrease the aggregate number of PSUs earned by 10%, subject to a maximum overall payout of 200%. See “Compensation Elements of 2025 Total Direct Compensation—Long-Term Incentive Compensation—2025 Equity Awards” for additional information.

(4)	These amounts reflect the aggregate grant date fair value of stock awards computed in accordance with ASC Topic 718.

(5)

These RSUs were granted under the 2025 Omnibus Plan and vest as to one-third of the shares of our common stock on each of the first three anniversaries of the date of grant, subject to the named executive officer’s continued employment through each vesting date. Ms. Catto’s award granted on March 14, 2025 represents a new-hire award.

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2025 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth, for each of our named executive officers, their equity awards outstanding as of December 31, 2025.

Name	Date of Grant of Equity Award	Option Awards— Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Option Awards— Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Awards— Option Exercise Price ($)	Option Awards— Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards— Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(2)		Equity Incentive Plan Awards— Market or Payout Value of Unearned Shares, Units, Other Rights That Have Not Vested ($)(3)
Kurt Ekert	05/15/2023								790,230	(4)	$1,074,713
	05/15/2024								946,372	(5)	$1,287,066
	05/15/2025								1,200,000	(6)	$1,632,000
	05/15/2023					263,410	(7)	$358,238
	05/15/2024					630,915	(7)	$858,044
	05/15/2025					800,000	(7)	$1,088,000
Michael Randolfi	05/15/2023								287,356	(4)	$390,804
	05/15/2024								315,457	(5)	$429,022
	05/15/2025								428,571	(6)	$582,857
	05/15/2023					95,786	(7)	$130,269
	05/15/2024					210,305	(7)	$286,015
	05/15/2025					285,714	(7)	$388,571
Jennifer Catto	05/15/2025								342,857	(6)	$466,286
	03/14/2025					600,601	(7)	$816,817
	05/15/2025					228,571	(7)	$310,857
Roshan Mendis	03/15/2016	11,915	—	$27.79	3/15/2026
	03/15/2017	19,350	—	$22.01	3/15/2027
	03/15/2018	22,840	—	$22.03	3/15/2028
	03/15/2019	17,375	—	$21.35	3/15/2029
	03/13/2020	27,027	—	$8.33	3/13/2030
	06/15/2020	48,924	—	$8.48	6/15/2030
	05/15/2023								215,517	(4)	$293,103
	05/15/2024								236,593	(5)	$321,766
	05/15/2025								428,571	(6)	$582,857
	05/15/2023					71,839	(7)	$97,701
	05/15/2024					157,729	(7)	$214,511
	05/15/2025					285,714	(7)	$388,571
Garry Wiseman	05/15/2023								215,517	(4)	$293,103
	05/15/2024								236,593	(5)	$321,766
	05/15/2025								342,857	(6)	$466,286
	05/15/2023					71,839	(7)	$97,701
	05/15/2024					157,729	(7)	$214,511
	05/15/2025					228,571	(7)	$310,857

(1)

Each option to purchase shares of our common stock (i) granted in 2014 through May 2016 was pursuant to the 2014 Omnibus Plan, (ii) granted from May 2016 through April 2019 was pursuant to the 2016 Omnibus Plan, and (iii) granted from May 2019 through December 2020 was pursuant to the 2019 Omnibus Plan.

(2)

Each RSU or PSU award covering shares of our common stock (i) granted from May 2016 through April 2019 was pursuant to the 2016 Omnibus Plan, (ii) granted from May 2019 through April 2021 was pursuant to the 2019 Omnibus Plan, (iii) granted from May 2021 through April 2023 was pursuant to the 2021 Omnibus Plan; (iv) granted from April 2023 through April 2024 was pursuant to the 2023 Omnibus Plan; (v) granted from April 2024 through April 2025 was pursuant to the 2024 Omnibus Plan and (vi) granted after April 2025 was pursuant to the 2025 Omnibus Plan.

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(3)	The market value of RSUs and PSUs is based on the closing price of our common stock on December 31, 2025, which was $1.36.

(4)

The PSU awards granted on May 15, 2023 under the 2023 Omnibus Plan vest on the third anniversary of the date of grant, subject to each named executive officer’s continued employment through each such vesting date, with the total number of units eligible to be earned for each tranche ranging from 0% to 200% of the number of units in that tranche, depending on the degree to which we achieve our Free Cash Flow target level measured for each of 2023, 2024, and 2025, with a TSR modifier based on our common stock’s price relative performance to the S&P Composite 1500 Information Technology index over the three-year measurement period from January 1, 2023 to December 31, 2025, which can increase or decrease the number of PSUs earned by 10%, subject to a maximum overall payout of 200%. See “Long-Term Incentive Compensation—2025 Equity Awards” for additional information on the calculation of Free Cash Flow.

(5)

The PSU awards granted on May 15, 2024 under the 2024 Omnibus Plan vest on the third anniversary of the date of grant, subject to each named executive officer’s continued employment through each such vesting date, with the total number of units eligible to be earned for each tranche ranging from 0% to 200% of the number of units in that tranche, depending on the degree to which we achieve our Free Cash Flow target level measured for each of 2024, 2025, and 2026, with a TSR modifier based on our common stock’s price relative performance to the S&P Composite 1500 Information Technology index over the three-year measurement period from January 1, 2024 to December 31, 2026, which can increase or decrease the number of PSUs earned by 10%, subject to a maximum overall payout of 200%. See “Long-Term Incentive Compensation—2025 Equity Awards” for additional information on the calculation of Free Cash Flow.

(6)

The PSU awards granted on May 15, 2025 under the 2025 Omnibus Plan vest on the third anniversary of the date of grant, subject to each named executive officer’s continued employment through each such vesting date, with the total number of units eligible to be earned for each tranche ranging from 0% to 200% of the number of units in that tranche, depending on the degree to which we achieve our Free Cash Flow target level measured for each of 2025, 2026, and 2027, with a TSR modifier based on our common stock’s price relative performance to the S&P Composite 1500 Information Technology index over the three-year measurement period from January 1, 2025 to December 31, 2027, which can increase or decrease the number of PSUs earned by 10%, subject to a maximum overall payout of 200%. See “Long-Term Incentive Compensation—2025 Equity Awards” for additional information on the calculation of Free Cash Flow

(7)

These RSUs vest as to one-third of the shares of our common stock on each of the three anniversaries of the date of grant, subject to the named executive officer’s continued employment through each vesting date.

2025 Option Exercises and Stock Vested Table

The following table sets forth, for each of our named executive officers, the number of shares of our common stock acquired and the aggregate value realized upon the vesting of PSUs and RSUs during the year ended December 31, 2025. There were no options exercised by the named executive officers during the year ended December 31, 2025. For purposes of the table, the value realized is based upon the fair market value of our common stock on the various vesting dates.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kurt Ekert	840,719	$2,575,488
Michael Randolfi	335,580	$851,279
Jennifer Catto	—	—
Roshan Mendis	247,157	$765,766
Garry Wiseman	285,346	$703,088
Scott Wilson	247,157	$765,766

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Information on Employment Agreements and Offer Letters

We have entered into employment agreements or offer letters with each of our named executive officers. Typically, these agreements and offer letters include the named executive officer’s initial base salary or base salary at the time the agreement or offer letter was executed, an annual incentive opportunity under our EIP, and standard employee benefit plan and program participation. These agreements and offer letters also provide for a recommended equity award grant to be submitted to our Board of Directors or the Compensation Committee for approval, with an exercise price, in the case of an option to purchase shares of our common stock, equal to the fair market value of the shares of our common stock on the date of grant and subject to our specified vesting requirements. These offers of employment are each subject to covenants during the period of employment and for a specified period thereafter involving non-solicitation of customers, suppliers, and employees, non-competition, and non-disclosure of confidential information and trade secrets.

Potential Payments upon Termination or Change in Control

Any termination of employment of our named executive officers is governed by the Executive Severance Plan. The Executive Severance Plan is designed to provide post-employment compensation payments and benefits that approximate the termination benefits that our executive officers with employment agreements would be entitled to receive under their respective agreements. See “Compensation Discussion and Analysis—Post-Employment Compensation.”

The estimated potential payments and benefits payable to each of the named executive officers in the event of a termination of employment as of December 31, 2025 are described below. The actual amounts that would be paid or distributed to the named executive officers as a result of one of the termination events occurring in the future may be different than those presented below, as many factors will affect the amount of any payments and benefits upon a termination of employment. For example, some of the factors that could affect the amounts payable include, but are not limited to, the named executive officer’s base salary and the market price of the shares of our common stock. Although we have entered into written arrangements to provide these payments and benefits to these named executive officers in connection with a termination of employment under particular circumstances, we, or an acquirer, may mutually agree with our named executive officers on post-employment compensation terms that vary from those provided in these pre-existing arrangements. Finally, in addition to the amounts presented below, each named executive officer would also be able to exercise any previously-vested options to purchase shares of our common stock that he held in accordance with the applicable award agreement. For more information about our named executive officers outstanding equity awards as of December 31, 2025, see “2025 Outstanding Equity Awards at Fiscal Year-End Table” above.

Along with the payments and benefits described in these named executive officers’ individual post-employment compensation arrangements, these executive officers are eligible to receive any benefits accrued under our broad-based benefit plans, such as accrued vacation pay, in accordance with the terms of those plans and policies.

Executive Severance Plan

The Board of Directors has adopted the Executive Severance Plan for key executives, including our named executive officers. Under the Executive Severance Plan, participants are eligible to receive certain payments and benefits in the event of a termination of their employment by Sabre without “cause” or a

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termination of employment by the participant for “good reason,” as well as upon “disability” (as each of these terms is defined in the Executive Severance Plan) and death.

In the event of a termination by Sabre without “cause” or by a participant for “good reason,” the participant, upon execution of a general release of liability against Sabre and subject to compliance with applicable post-termination restrictive covenants and other obligations, will generally be eligible to receive:

•

for a participant designated as a Level 1 Employee, an amount equal to 200% of the sum of his or her then-current annual base salary and 110% of the participant’s target incentive opportunity for the prior year (paid in installments over a period of 24 months following the date of termination), and for a participant designated as a Level 2 Employee, an amount equal to 150% of the sum of his or her then-current annual base salary and 110% of the participant’s target incentive opportunity for the prior year (paid in installments over a period of 18 months following the date of termination), and

•

continued medical, dental, and vision insurance coverage for the participant and his or her eligible dependents for the 24-month period (for a Level 1 Employee) or for the 18-month period (for a Level 2 Employee) following the date of termination, and senior executive level outplacement services for a period of one year; provided, however, that if the participant becomes re-employed and eligible to receive health insurance benefits under another employer-provided plan, the continued insurance coverage will terminate.

In the case of the participant’s death or disability (as well as in the event of a termination of employment by us without “cause” or by the participant for “good reason”), the participant will be eligible to receive (i) his or her base salary through the date of termination, (ii) reimbursement of any unreimbursed business expenses properly incurred prior to the date of termination that are subject to reimbursement, (iii) payment for vacation time accrued as of the date of termination but unused, in accordance with our vacation policy as in effect as of the date of termination, and (iv) an amount equal to any accrued but unpaid annual incentive for the immediately preceding year. The same amounts, except for the amount of any accrued but unpaid annual incentive for the immediately preceding year, are payable to the participant in the event of (A) a termination of employment by us for cause or (B) a voluntary termination of employment by the participant.

Our CEO has been designated as a Level 1 Employee, and Sabre’s Executive Vice Presidents have been designated as Level 2 Employees under the Executive Severance Plan.

Equity Awards

Generally, under our 2014 Omnibus Plan, our 2016 Omnibus Plan, our 2019 Omnibus Plan, our 2021 Omnibus Plan, our 2023 Omnibus Plan, our 2024 Omnibus Plan, and our 2025 Omnibus Plan, in the event of a termination of employment:

•	all outstanding unvested time-based options to purchase shares of our common stock and other unvested time-based equity awards (and awards where all restrictions have not lapsed) expire, and

•

all outstanding vested and unexercised options to purchase shares of our common stock may continue to be exercised within 90 days following the date of the termination of employment, other than a termination for cause (extended to a one-year period if the termination of employment is due to disability or death).

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Further, under our 2014 Omnibus Plan, our 2016 Omnibus Plan, our 2019 Omnibus Plan, our 2021 Omnibus Plan, our 2023 Omnibus Plan, our 2024 Omnibus Plan, and our 2025 Omnibus Plan, except as otherwise provided in the award agreement, if following a change in control of Sabre, an executive officer’s employment is terminated by us for any reason other than “cause” or he or she terminates his or her employment for “good reason,” or if following a change in control of Sabre, the outstanding awards are not assumed, continued, or substituted by the surviving corporation, then all restrictions applicable to awards granted under these plans will lapse as of the time of the change in control, and any unvested award will become fully exercisable and vested as of the time of the change in control.

The terms of the 2025 grant agreements under the 2025 Omnibus Plan provide that, except in the case of “retirement” of the executive officer, if awards and grants are assumed and if following a change in control of Sabre (for a one-year period under the terms of the 2025 grant agreements), an executive officer’s employment is terminated by us for any reason other than “cause” or he or she terminates his or her employment for “good reason”:

•	any shares of our common stock subject to restricted stock unit awards will vest in full following the executive officer’s termination of employment, and

•

any shares of our common stock subject to restricted stock unit awards with performance metrics will vest based on an assumed attainment level of 100% following the executive officer’s termination of employment.

In the event of the “retirement” of the executive officer, (1) the terms of the 2025 PSU grant agreements under the 2025 Omnibus Plan provide that any eligible RSUs (as defined in the grant agreement) that would have vested on the vesting date immediately following such termination had the participant’s employment continued through such date will vest on the applicable vesting date, and (2) the terms of the 2025 RSU grant agreements under the 2025 Omnibus Plan provide that the unvested RSUs that would have vested on the first and second vesting immediately following such termination had the participant’s employment continued through such date will vest on the applicable vesting date. “Retirement” means a voluntary or involuntary termination of employment, not for “cause,” at a minimum age of 60 with no less than five years of continuous employment, and with the sum of the executive’s age and number of years of continuous employment being no less than 70. As of December 31, 2025, none of the named executive officers was retirement eligible.

In the event of the death of the executive officer, the terms of the 2025 grant agreements under the 2025 Omnibus Plan provide that any shares of our common stock subject to restricted stock unit awards will immediately vest in full, including in the case of awards with performance metrics based on an assumed attainment level of 100%.

We have entered into certain non-competition agreements with the named executive officers that restrict their ability to compete with us during a specified post-employment period.

Summary of Estimated Payments and Benefits

The following table summarizes estimated post-employment payments and benefits that would have been payable to the other named executive officers in the event that their employment had been terminated or a change in control of Sabre had occurred as of December 31, 2025. No post-employment compensation is payable to any named executive officer who voluntarily terminates his or her employment with us (other

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than a voluntary resignation for good reason). The information set forth in the table for the other named executive officers is based on the assumption, in each case, that termination of employment or the change in control of Sabre occurred on December 31, 2025.

The table below provides an estimate for the other named executive officers of the value of accelerated vesting of outstanding and unvested equity awards assuming that a change in control of Sabre and a qualifying termination of employment occurred on December 31, 2025 and assuming a stock price of $1.36 per share, the closing price of a share of our common stock on the Nasdaq Stock Market on December 31, 2025.

On July 3, 2025, we approved Scott Wilson’s ceasing to serve as Executive Vice President, Sabre and President, Hospitality Solutions, in accordance with the terms of the purchase agreement related to the sale of our Hospitality Solutions business. The termination of Mr. Wilson’s employment was considered to be a qualifying termination (as defined under Sabre’s Executive Severance Plan), and in connection with the termination of his employment, Mr. Wilson was eligible to receive payments for a termination without “cause” (as defined under the Executive Severance Plan) under the terms of the Executive Severance Plan as a Level 2 employee. As a result, Mr. Wilson was entitled to receive an amount equal to 150% of his current annual base salary and 110% of his target incentive opportunity for 2024, plus his accrued and unpaid vacation, or an aggregate of $1,760,205, paid in installments over a period of 18 months following the date of termination. In addition, he is entitled to continued medical, dental, and vision insurance coverage for him and his eligible dependents for the 18-month period following the date of termination, and senior executive level outplacement services for a period of one year; provided, however, that if he becomes re-employed and eligible to receive health insurance benefits under another employer-provided plan, the continued insurance coverage will terminate. The receipt of these items will be subject to Mr. Wilson’s execution of a general release of liability against Sabre, which he has signed, and will be subject to compliance with applicable post-termination restrictive covenants and other obligations. In addition, on July 3, 2025, we approved a one-time cash bonus payment of $5,300,000 to Mr. Wilson, which was contingent upon the consummation of the sale of our Hospitality Solutions business under the terms of an April 2025 stock purchase agreement.

Potential Payments and Benefits upon Termination of Employment or Change in Control Table

Name and Triggering Event(1)	Severance or Multiple of Salary and Bonus(2)	Valuation of Equity Vesting Acceleration Assuming Cash-Out/ Payment of Long-Term Cash Incentive(3)	Value of Other Benefits(4)	Total
Kurt Ekert
Involuntary termination not in connection with change in control	$4,770,000	—	$32,540	$4,802,540
Involuntary termination in connection with change in control(5)(6)	$4,770,000	$6,298,061	$32,540	$11,100,601
Retirement	—	—	—	—
Death	—	$6,298,061	$1,800,000	$8,098,061
Disability	—	—	$600,000	$600,000

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Name and Triggering Event(1)	Severance or Multiple of Salary and Bonus(2)	Valuation of Equity Vesting Acceleration Assuming Cash-Out/ Payment of Long-Term Cash Incentive(3)	Value of Other Benefits(4)	Total
Michael Randolfi
Involuntary termination not in connection with change in control	$1,979,055	—	$44,484	$2,023,539
Involuntary termination in connection with change in control(5)(6)	$1,979,055	$2,207,537	$44,484	$4,231,076
Retirement	—	—	—	—
Death	—	$2,207,537	$1,326,000	$3,533,537
Disability	—	—	$505,200	$ 505,200
Jennifer Catto
Involuntary termination not in connection with change in control	$1,660,869	—	$44,234	$1,705,102
Involuntary termination in connection with change in control(5)(6)	$1,660,869	$1,593,959	$44,234	$3,299,062
Retirement	–	–	–	–
Death	—	$1,593,959	$1,122,000	$2,715,959
Disability	—	—	$464,400	$ 464,400
Roshan Mendis
Involuntary termination not in connection with change in control	$1,903,233	—	$50,682	$1,953,915
Involuntary termination in connection with change in control(5)(6)	$1,903,233	$1,898,510	$50,682	$3,852,425
Retirement	—	—	—	—
Death	—	$1,898,510	$2,687,415	$4,585,925
Disability	—	—	$503,891	$ 503,891
Garry Wiseman
Involuntary termination not in connection with change in control	$1,811,857	—	$44,234	$1,856,091
Involuntary termination in connection with change in control(5)(6)	$1,811,857	$1,704,224	$44,234	$3,560,315
Retirement	—	—	—	—
Death	—	$1,704,224	$1,224,000	$2,928,224
Disability	—	—	$1,086,820	$1,086,820

(1)

The calculations presented in this table illustrate the estimated payments and benefits that would have been paid to each of the named executive officers had their employment been terminated on December 31, 2025 for one of the following reasons: a termination of employment without cause or a termination of employment by a named executive officer for good reason; a termination of employment without cause or a termination of employment by a named executive officer for good reason following a change in control of Sabre; retirement; death; or disability. The calculations are based on the closing price of our common stock on December 31, 2025 of $1.36 per share.

(2)	Termination benefits are calculated in accordance with the Executive Severance Plan. For purposes of calculating the annual incentive, this reflects the base salary in effect as of December 31, 2025.

(3)	For purposes of this analysis, we assume the following award information:

•

For Mr. Ekert, amount includes the value of (1) outstanding unvested RSU awards covering 1,694,325 shares of our common stock, the vesting of which would accelerate and (2) outstanding unvested PSU awards covering 2,936,602 shares of our common stock, the vesting of which would accelerate in the event of change in control or death.

•

For Mr. Randolfi, amount includes the value of (1) outstanding unvested RSU awards covering 591,805 shares of our common stock, the vesting of which would accelerate and (2) outstanding unvested PSU awards covering 1,031,384 shares of our common stock, the vesting of which would accelerate in the event of change in control or death.

•

For Ms. Catto, amount includes the value of (1) outstanding unvested RSU awards covering 829,172 shares of our common stock, the vesting of which would accelerate and (2) outstanding unvested PSU awards covering 342,857 shares of our common stock, the vesting of which would accelerate in the event of change in control or death.

96	|	Sabre Corporation 2026 Proxy Statement

EXECUTIVE COMPENSATION

•

For Mr. Mendis, amount includes the value of (1) outstanding unvested options to purchase 147,431 shares of our common stock, the vesting of which would accelerate, (2) outstanding unvested RSU awards covering 515,282 shares of our common stock, the vesting of which would accelerate, and (3) outstanding unvested PSU awards covering 880,681 shares of our common stock, the vesting of which would accelerate in the event of change in control or death.

•

For Mr. Wiseman, amount includes the value of (1) outstanding unvested RSU awards covering 458,139 shares of our common stock, the vesting of which would accelerate and (2) outstanding unvested PSU awards covering 794,967 shares of our common stock, the vesting of which would accelerate in the event of change in control or death.

(4)

For an involuntary termination of employment, amount includes the value of COBRA benefits and a $15,000 value for outplacement services. For death and disability, amount represents the payment of benefits under Sabre’s group life insurance plan, accidental death and disability plan, or long-term disability plan, as applicable (which are available to all U.S. salaried employees).

(5)

The change-in-control calculations assume that on December 31, 2025 (1) a change in control of Sabre occurred and (2) the employment of each of the named executive officers was terminated without “cause.”

(6)

The potential payments and benefits reflect the maximum amounts that may be paid. Should the actual payments and benefits trigger an excise tax under Section 4999 of the Code, pursuant to such named executive officer’s employment agreement, each will either (1) have such named executive officer’s payments reduced to the extent necessary to avoid the excise tax or (2) receive the full payment and be subject to the excise tax, whichever results in a better net after-tax benefit to such named executive officer.

CEO Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Act, we are providing the following information about the relationship of the annual total compensation of our employees (other than our CEO) and the annual total compensation of our CEO, Kurt Ekert. For 2025:

•	the annual total compensation of our median employee was $68,214, and

•	the annual total compensation of our CEO, as reported in the 2025 Summary Compensation Table, was $7,409,848.

Based on this information, for 2025 we estimate the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 109 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. As explained by the SEC when it adopted Item 402(u), the rule was designed to allow stockholders to better understand and assess our compensation practices and pay ratio disclosures rather than to facilitate a comparison of this information from one company to another.

To identify our “median employee,” as well as to determine the annual total compensation of our median employee, we took the following steps:

•

We reviewed our employee population, consisting of full-time, part-time, and temporary employees as of November 1, 2025, for us and our consolidated subsidiaries. We selected this date, which is within the last three months of 2025, as the date upon which we would identify the “median employee” to allow sufficient time to identify that employee given the global scope of our operations.

•

As of November 1, 2025, we had approximately 4,692 employees, of which 1,074 were located in the U.S. and 3,618 were located outside of the U.S. Due to the complexity in obtaining their compensation information, we have excluded 223 employees (less than 5% of our total workforce) located in 39 countries from the determination of the median employee. All of the 223 employees in these 39 countries were excluded. A list of included and excluded countries, as well as the approximate number of employees in each of these countries, is included in Appendix D.

Sabre Corporation 2026 Proxy Statement	|	97

EXECUTIVE COMPENSATION

•

Due to the geographical distribution of our employee population, we use a variety of pay elements to structure the compensation arrangements of our employees. Consequently, to identify the “median employee” from our employee population, we compared base salary or wages as the most appropriate measure of compensation. In making this determination, we annualized the compensation of all permanent employees who were hired in 2025 but did not work for us or our consolidated subsidiaries for the entire year.

•

Once we identified our “median employee,” we identified and calculated the elements of this employee’s total compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $68,214.

98	|	Sabre Corporation 2026 Proxy Statement

PAY-VERSUS-PERFORMANCE TABLE

PAY-VERSUS-PERFORMANCE
TABLE
The following table sets forth certain
pay-versus-performance
information for the years indicated.

Year	Summary Compen- sation Table Total for CEO 1 ($) (1)	Compen- sation Actually Paid to CEO 1 ($) (1)(4)	Summary Compen- sation Table Total for CEO 2 ($) (2)	Compen- sation Actually Paid to CEO 2 ($) (2)(4)	Average Summary Compen- sation Table Total for Non-CEO Named Executive Officers ($) (3)	Average Compen- sation Actually Paid to Non-CEO Named Executive Officers ($) (3)(4)	Value of Initial Fixed $100 Investment Based on:		Net Income (loss) ($) (in thousands)	Adjusted EBITDA ($) (in thousands) (6)
							Total Shareholder Return ($) (5)	Peer Group Total Shareholder Return ($) (5)

2025	—	—	$7,409,848	($2,396,054)	$5,182,915	$2,084,703	$11.31	$180.77	$523,962	$535,581

2024	—	—	$8,530,530	$5,781,290	$3,164,286	$1,798,965	$30.37	$163.58	($278,683)	$484,964

2023	$ 3,347,275	($256,286)	$8,480,690	$8,323,779	$3,300,218	$2,376,649	$36.61	$141.38	($527,940)	$289,459

2022	$ 9,771,335	$3,425,759	—	—	$3,700,352	$1,508,437	$51.41	$93.85	($432,778)	$65,337

2021	$19,823,002	$12,803,786	—	—	$5,527,722	$4,821,155	$71.46	$127.38	($926,307)	($261,276)

(1)	Represents Mr. Menke, who was CEO for 2020, 2021, 2022, and from January 1, 2023 through April 26, 2023.

(2)	Represents Mr. Ekert, who became CEO effective April 27, 2023.

(3)
For 2025, our
non-CEO
named executive officers were Michael Randolfi, Jennifer Catto, Roshan Mendis, Garry Wiseman, and Scott Wilson. For 2024, our
non-CEO
named executive officers were Michael Randolfi, Joe DiFonzo, Roshan Mendis, Garry Wiseman, and Ann Bruder. For 2023, our
non-CEO
named executive officers were Michael Randolfi, Ann Bruder, Roshan Mendis, Shawn Williams, and David Moore. For 2022, our
non-CEO
named executive officers were Michael Randolfi, Kurt Ekert, David Moore, Scott Wilson, Douglas Barnett, Wade Jones, and Cem Tanyel. For 2021, our
non-CEO
named executive officers were Douglas Barnett, Wade Jones, Roshan Mendis, and David Shirk.

(4)	The following tables set forth the adjustments made during each year represented in the table to determine the compensation “actually paid” to the named executive officers for such year.

	2025

	CEO	NEO

Summary Compensation Table Total	$7,409,848	$5,182,915

- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($6,044,000)	($2,299,541)

+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$2,144,000	$714,677

+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	($5,411,985)	($920,237)

+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—

+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($493,917)	($197,321)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	($395,790)

+ Value of Dividends or Other Earnings Paid on Option Awards or Stock Awards in the Fiscal Year That Are Not Included in the Total Compensation for the Fiscal Year	—	—
Compensation “Actually Paid”	($2,396,054)	$2,084,703

Sabre Corporation 2026 Proxy Statement	|	99

PAY-VERSUS-PERFORMANCE TABLE

(5)
Total shareholder return and peer group total shareholder return represent the cumulative total return for our common stock and the Standard & Poor’s Software and Services Index (“S&P 500/Software & Services”), respectively, assuming $100 was invested at the market close on December 31, 2020 in the common stock of Sabre Corporation and in the S&P 500/Software & Services index, as well as reinvestments of dividends.

(6)
Adjusted EBITDA represents, in Sabre’s assessment, the most important financial measure used by Sabre to link compensation actually paid to Sabre’s named executive officers for the most recently completed fiscal year by Sabre. See
Appendix C
for additional information on Adjusted EBITDA, including a
non-GAAP
to GAAP reconciliation. As a result of entering into a definitive purchase agreement to sell our Hospitality Solutions in April 2025, the operating results of our Hospitality Solutions business are presented as discontinued operations in our consolidated statements of operations for 2025, 2024, and 2023, and amounts for Adjusted EBITDA for those years have been recast to reflect this event. For 2022 and 2021, Adjusted EBITDA has not been recast and reflect historical amounts, and Adjusted EBITDA for 2022 and 2021 are not directly comparable to Adjusted EBITDA for 2025, 2024, and 2023. In addition, for this table 2025 and 2024 Adjusted EBITDA have been normalized to adjust for estimated costs historically allocated to the Hospitality Solutions business. For 2025, Adjusted EBITDA was defined as income (loss) from continuing operations adjusted for depreciation and amortization of property and equipment, amortization of capitalized implementation costs, acquisition-related amortization, restructuring and other costs, interest expense, net, other, net, loss on extinguishment of debt, disposition-related costs, litigation costs, net, indirect tax matters, stock-based compensation and the provision for income taxes; as noted above, Adjusted EBITDA for 2025 was also normalized to adjust for estimated costs historically allocated to the Hospitality Solutions business. For 2024, Adjusted EBITDA was defined as loss from continuing operations adjusted for depreciation and amortization of property and equipment, amortization of capitalized implementation costs, acquisition-related amortization, impairment and related charges, restructuring and other costs, interest expense, net, other, net, loss on extinguishment of debt, net, acquisition-related costs, litigation costs, net, indirect tax matters, stock-based compensation and the (benefit) provision for income taxes; as noted above, Adjusted EBITDA for 2024 was also normalized to adjust for estimated costs historically allocated to the Hospitality Solutions business. For 2023, Adjusted EBITDA was defined as loss from continuing operations adjusted for depreciation and amortization of property and equipment, amortization of capitalized implementation costs, acquisition-related amortization, impairment and related charges, restructuring and other costs, interest expense, net, other, net, loss on extinguishment of debt, net, acquisition-related costs, litigation costs, net, stock-based compensation and the remaining provision (benefit) for income taxes. For 2022, Adjusted EBITDA was defined as loss from continuing operations adjusted for depreciation and amortization of property and equipment, amortization of capitalized implementation costs, acquisition-related amortization, impairment and related charges, restructuring and other costs, interest expense, net, other, net, loss on extinguishment of debt, acquisition-related costs, litigation costs, net, stock-based compensation and the remaining provision (benefit) for income taxes. For 2021, Adjusted EBITDA was defined as (Loss) Income from continuing operations adjusted for depreciation and amortization of property and equipment, amortization of capitalized implementation costs, acquisition-related amortization, impairment and related charges, restructuring and other costs, interest expense, net, other, net, loss on extinguishment of debt, acquisition-related costs, litigation costs, net, stock-based compensation and the remaining (benefit) provision for income taxes; the calculation of Adjusted EBITDA was updated to no longer exclude the amortization of upfront incentive consideration in all periods presented.

100	|	Sabre Corporation 2026 Proxy Statement

PAY-VERSUS-PERFORMANCE TABLE

The following charts reflect the relationship over each of the years in the pay-versus
-performa
nce
table
between
the compensation “actually paid” to the CEO and the average compensation “actually paid” to the non-CEO
named executive officers to Sabre’s cumulative total shareholder return, peer group cumulative total shareholder return, net income, and Adjusted EBITDA over each of the years presented in the table.

Sabre Compensation Actually Paid vs. SABR TSR and Peer TSR
Compensation Actually Paid ($M)
Value of $100 Investment from 12/31/2020
$14
$12
$10
$8
$6
$4
$2
$0
-$2
-$4
$200
$150
$100
$50
-$0
-$50
$12.80
$4.82
$127.38
$71.46
$3.43
$1.51
$93.85
$51.41
($0.26)
$2.38
$8.32
$141.38
$36.61
$1.80
$5.78
$163.58
$30.37
$2.08
($2.40)
$180.77
$11.31
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
PEO CAP ($M) - Sean Menke
PEO CAP ($M) - Kurt Ekert
Avg NEO CAP ($M)
S&P 500 Software & Services (Industry Group) TSR
SABR TSR

Sabre Corporation 2026 Proxy Statement	|	101

PAY-VERSUS-PERFORMANCE TABLE

Sabre Compensation Actually Paid vs. Net Income
Compensation Actually Paid ($M)
Net Income (loss) ($) (in thousands)
$14
$12
$10
$8
$6
$4
$2
$0
-$2
-$4
$800,000
$600,000
$400,000
$200,000
$0
-$200,000
-$400,000
-$600,000
-$800,000
-$1,000,000
-$1,200,000
$12.80
$4.82
($926,307)
$3.43
$1.51
($432,778)
($0.26)
$2.38
$8.32
($527,940)
$1.80
$5.78
($278,683)
$2.08
($2.40)
$523,962
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
PEO CAP ($M) - Sean Menke
PEO CAP ($M) - Kurt Ekert
Avg NEO CAP ($M)
Net Income (loss) ($) (in thousands)

102	|	Sabre Corporation 2026 Proxy Statement

PAY-VERSUS-PERFORMANCE TABLE

Sabre Compensation Actually Paid vs. Adjusted EBITDA
Compensation Actually Paid ($M)
Adjusted EBITDA ($ in thousands)
$14
$12
$10
$8
$6
$4
$2
$0
-$2
-$4
$600,000
$400,000
$200,000
$0
-$200,000
-$400,000
$12.80
$4.82
$3.43
$1.51
($0.26)
$2.38
$8.32
$1.80
$5.78
$2.08
($2.40)
($261,276)
$65,337
$289,459
$484,964
$535,581
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
PEO CAP ($M) - Sean Menke
Avg NEO CAP ($M)
PEO CAP ($M) - Kurt Ekert
Adjusted EBITDA ($ in thousands)

The following financial performance measures represent, in Sabre’s assessment, the most important financial measures Sabre used to link compensation that we actually paid to our named executive officers for 2025:

•	Adjusted EBITDA

•	Free Cash Flow

•	Revenue
Adjusted EBITDA was the primary financial metric of our 2025 annual incentive, and we consider it to be an important indicator of our overall business performance. Free Cash Flow was the primary financial metric of our 2025 PSU awards, and we consider it to be an important long-term indicator of our ability to operate our business and repay our debt. We consider revenue to be a significant driver of our Adjusted EBITDA and Free Cash Flow.
The information in this
“Pay-Versus-Performance
Table” section shall not be deemed to be incorporated by reference into any future filing by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this section by reference in such filing.

Sabre Corporation 2026 Proxy Statement	|	103

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock, determined in accordance with the SEC’s rules and regulation, as of December 31, 2025 (except to the extent indicated otherwise in the footnotes) for (1) each person or group who is known by us to own beneficially more than 5% of our outstanding shares, (2) each of our named executive officers, (3) each of the individuals that served as a director during 2025, and (4) all of our executive officers and directors as a group.

	Shares of Common Stock Beneficially Owned(1)
	Number	Percent

5% Stockholders:

BlackRock, Inc.(2)	54,138,082	13.7%

Constellation Software, Inc.(3)	50,157,523	12.7%

Discerene Group LP(4)	38,523,820	9.8%

The Vanguard Group(5)	27,800,161	7.0%

EARNEST Partners, LLC(6)	27,501,980	7.0%

Arini Capital Management Limited(7)	19,814,968	5.0%

Named Executive Officers, Directors, and Nominees for Director:

Kurt Ekert	2,604,727	*

Michael Randolfi	1,131,528	*

Jennifer Catto	829,172	*

Joe DiFonzo	789,478	*

Roshan Mendis	981,823	*

Garry Wiseman	760,908	*

Scott Wilson(8)	900,766	*

George Bravante, Jr.(9)	250,421	*

Hervé Couturier	229,532	*

Eric Kelly	87,672	*

Gail Mandel(9)	209,921	*

Damian McKay(10)	—	*

Phyllis Newhouse	199,179	*

Elaine Paul	86,872	*

John Scott(9)	211,446	*

Wendi Sturgis(9)	199,179	*

Ashan Willy	57,143	*

All Executive Officers, Directors and Nominees as a group (19 Persons)(11)	11,096,475	2.8%

*	Represents beneficial ownership of less than 1%.

(1)

Shares shown in the table above include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee, or trustee for the beneficial owner’s account. Unless otherwise noted, the address of each beneficial owner listed in the table is c/o Sabre Corporation, 3150 Sabre Drive, Southlake, Texas 76092. Unless otherwise noted and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares shown as beneficially owned by the stockholder. Percentage of beneficial ownership is based on the number of shares outstanding as of December 31, 2025.

104	|	Sabre Corporation 2026 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(2)

The number of shares of our common stock beneficially owned by BlackRock, Inc. (“BlackRock”) is as of June 30, 2025 and is based on the Schedule 13G/A filed by BlackRock with the SEC on July 17, 2025 (the “BlackRock 13G/A”). According to the BlackRock 13G/A, (i) the address of BlackRock is 50 Hudson Yards, New York, NY 10001 and (ii) BlackRock has sole voting power with respect to 53,351,511 shares, sole dispositive power with respect to 54,138,082, and no shared voting or dispositive power.

(3)

The number of shares of our common stock beneficially owned by Constellation Software Inc. (“Constellation”) is as of March 5, 2026 and is based on the Schedule 13D filed by Constellation with the SEC on March 5, 2026 (the “Constellation 13D”). According to the Constellation 13D, (i) the address of Constellation is 66 Wellington Street West, Suite 5300, TD Bank Tower, Toronto Ontario, Canada M5K 1E6 and (ii) Constellation has no sole voting power, shared voting power with respect to 50,157,523 shares, no sole dispositive power, and shared dispositive power with respect 50,157,523 shares

(4)

The number of shares of our common stock beneficially owned by Discerene Group LP (“Discerene”) is as of December 31, 2025 and is based on the Schedule 13G/A filed by Discerene with the SEC on January 23, 2026 (the “Discerene13G/A”). According to the Discerene 13G/A, (i) the address of Discerene is 2777 Summer Street, Suite 301, Stamford, CT 06905 and (ii) Discerene has no sole voting power, shared voting power with respect to 38,523,820 shares, no sole dispositive power, and shared dispositive power with respect 38,523,820 shares.

(5)

The number of shares of our common stock beneficially owned by The Vanguard Group (“Vanguard”) is as of December 31, 2025, and is based on the Schedule 13G/A filed by Vanguard with the SEC on January 30, 2026 (the “Vanguard 13G/A”). According to the Vanguard 13G/A, (i) the address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355 and (ii) Vanguard has no sole voting power, shared voting power with respect to 3,434,054 shares, no sole dispositive power, and shared dispositive power with respect 27,800,161 shares.

(6)

The number of shares of our common stock beneficially owned by EARNEST Partners, LLC (“EARNEST”) is as of September 30, 2025 and is based on the Schedule 13G/A filed by Earnest with the SEC on November 14, 2025 (the “EARNEST 13G/A”). According to the EARNEST 13G/A, (i) the address of EARNEST is 1180 Peachtree Street NE, Suite 2300, Atlanta, GA 30309 and (ii) EARNEST has sole voting power with respect to 18,365,007 shares, shared voting power with respect to 1,967,592 shares, sole dispositive power with respect to 27,501,980 shares, and no shared dispositive power.

(7)

The number of shares of our common stock beneficially owned by Arini Capital Management Limited (“Arini”) is as of March 6, 2026 and is based on the Schedule 13G filed by Arini with the SEC on March 10, 2026 (the “Arini 13G”). According to the Arini 13G, (i) the address of Arini is 2 Park Street, 2nd & 3rd Floors, London, UK W1K 2HX and (ii) Arini has no sole voting power, shared voting power with respect to 19,814,968 shares, no sole dispositive power, and shared dispositive power with respect 19,814,968 shares.

(8)	Mr. Wilson’s employment with Sabre ended on July 3, 2025. The number of shares of our common stock beneficially owned is based on information available to us.

(9)	Includes 115,357, 43,597, 43,597, and 43,597 shares that are deferred by Mr. Bravante, Ms. Mandel, Mr. Scott, and Ms. Sturgis respectively, pursuant to the Director Deferral Plan.

(10)	Mr. McKay was elected to the Board of Directors in March 2026, and Mr. McKay received an initial equity award of RSUs upon joining the Board of Directors.

(11)	Includes 246,148 shares that are deferred pursuant to the Director Deferral Plan and 43,836 time-based restricted stock unit awards that vest within 60 days of December 31, 2025.

Sabre Corporation 2026 Proxy Statement	|	105

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have adopted a written related party transaction policy. Pursuant to this policy, the Audit Committee of the Board of Directors is responsible for evaluating each related party transaction and determining whether the transaction is fair, reasonable, and within our policy, and whether it should be ratified or approved. The Audit Committee, in evaluating a transaction, considers various factors, including the benefit of the transaction to us, the terms of the transaction and whether they are at arm’s-length and in the ordinary course of our business, the direct or indirect nature of the related party’s interest in the transaction, the size and expected term of the transaction, and other facts and circumstances that bear on the materiality of the related party transaction under applicable law and listing standards. If less than a majority of the members of the Audit Committee is qualified to ratify or approve a transaction, the Audit Committee will submit the transaction to the disinterested directors of the Board of Directors, who will apply the same factors to evaluate, ratify, or approve the transaction. The Audit Committee reviews, at least annually, a summary of our transactions with our directors and officers and with firms that employ our directors, as well as any other related party transactions they deem relevant.

106	|	Sabre Corporation 2026 Proxy Statement

OTHER INFORMATION

OTHER INFORMATION

2026 Stockholder Proposals

Proposals by stockholders for inclusion in our proxy statement and form of proxy for the 2026 Annual Meeting pursuant to Rule 14a-8 of the Exchange Act should be addressed to the Corporate Secretary, Sabre Corporation, 3150 Sabre Drive, Southlake, Texas 76092, and must be received at this address no later than November 19, 2026. Any such proposals must also otherwise comply with the requirements of the SEC relating to stockholder proposals. Upon receipt of a proposal, we will determine whether or not to include the proposal in the proxy statement and form of proxy in accordance with applicable law. It is suggested that proposals be forwarded by certified mail, return receipt requested.

Proxy Access Nominations and Annual Meeting Advance Notice Requirements

Stockholders who wish to nominate one or more director candidates to be included in our proxy materials pursuant to Section 2.19 of our Bylaws (a “proxy access nomination”) must submit written notice of the nomination to the Corporate Secretary, which generally must be received at least 120 days, but not more than 150 days, before the anniversary of the date that we commenced mailing of our definitive proxy statement for the previous year’s annual meeting. Any notice of a proxy access nomination must comply with the requirements of our Bylaws, which may be found in the investor relations section of our website at investors.sabre.com, and any applicable law.

Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board of Directors, to be submitted to the stockholders for consideration at an annual meeting but without being including in the Company’s proxy statement. In order for any matter to be “properly brought” before a meeting in accordance with the advance notice procedures in our Bylaws, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not earlier than the opening of business 120 days prior, and not later than the close of business 90 days before, the first anniversary date of the immediately preceding annual meeting of stockholders, or December 30, 2026 and January 29, 2027 for the 2026 Annual Meeting. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. Stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with and provide the information required by Rule 14a-19 under the Exchange Act.

Under our Bylaws, the Board of Directors may authorize rules and regulations for the conduct of meetings. Except to the extent inconsistent with such rules and regulations adopted by the Board of Directors, the chairperson of the meeting of stockholders shall have the right to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These procedures are only a summary of the provisions regarding stockholder nominations of directors and proposals of other business in our Bylaws. Please refer to our Bylaws for more information on these requirements.

The chairperson or other officer presiding at the Annual Meeting has the sole authority to determine whether any nomination or other proposal has been properly brought before the meeting in accordance with our Bylaws. If we receive a proposal other than pursuant to Rule 14a-8 or a nomination for the 2025

Sabre Corporation 2026 Proxy Statement	|	107

OTHER INFORMATION

Annual Meeting of Stockholders, and such nomination or other proposal was not delivered within the time frame specified in our Bylaws, then the persons appointed by the Board of Directors and named in the proxies for the 2025 Annual Meeting of Stockholders may exercise discretionary voting power if a vote is taken with respect to that nomination or other proposal.

Householding

Some stockholders as of the record date who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single proxy package containing one annual report, one proxy statement, and multiple proxy cards for each stockholder. This procedure helps us reduce printing and postage costs associated with providing our proxy materials.

Once you have received notice that your broker or Sabre will be householding your materials, householding will continue until you are notified otherwise or you revoke your consent. You may request a separate copy of the Notice and/or set of our printed proxy materials by sending a written request to Sabre Corporation, 3150 Sabre Drive, Southlake, Texas 76092, Attention: Corporate Secretary, or by calling (682) 605-1000.

If, at any time: (1) you no longer wish to participate in householding and would prefer to receive a separate set of our printed proxy materials or (2) you and another stockholder sharing the same address wish to participate in householding and prefer to receive one set of our printed proxy materials, please notify either your broker (if you hold your shares in street name) or Sabre (if you are a stockholder of record). You can notify Sabre by sending a written request to Sabre Corporation, 3150 Sabre Drive, Southlake, Texas 76092, Attention: Corporate Secretary.

By order of the Board of Directors.

Steve Milton
Corporate Secretary

SABRE CORPORATION

3150 Sabre Drive

Southlake, Texas 76092

Telephone: (682) 605-1000

March 19, 2026

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APPENDIX A

APPENDIX A

SABRE CORPORATION

2026 OMNIBUS INCENTIVE COMPENSATION PLAN

1. Purpose of the Plan.

This Sabre Corporation 2026 Omnibus Incentive Compensation Plan is intended to promote the interests of the Company and its stockholders by providing the employees and other service providers of the Company, who are responsible for the management, growth, and protection of the business of the Company, with incentives and rewards to encourage them to continue in the service of the Company. The Plan is designed to meet this intent by providing employees with a proprietary interest aligned with the long-term growth, profitability, and financial success of the Company.

2. Definitions.

As used in the Plan or in any instrument governing the terms of any Award, the following definitions apply to the terms indicated below:

(a) “Affiliate” means the Company and any of its direct or indirect Subsidiaries.

(b) “Affiliated Entity” means any entity related to the Company as a member of a controlled group of corporations in accordance with Section 414(b) of the Code or as a trade or business under common control in accordance with Section 414(c) of the Code, for so long as such entity is so related, including without limitation any Affiliate.

(c) “Awards” mean all awards granted pursuant to the terms of the Plan including, but not limited to, Cash Incentive Awards, Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, restricted stock awards and restricted stock unit awards.

(d) “Award Agreement” means the written agreement, in a form determined by the Committee or its delegee from time to time, between the Company and a Participant that evidences the grant of an Award and sets out the terms and conditions of an Award.

(e) “Board” means the Board of Directors of Sabre Corporation.

(f) “Cash Incentive Award” means an award granted pursuant to Section 8 of the Plan.

(g) “Cause” shall mean, when used in connection with the termination of a Participant’s Employment, (i) if the Participant is a participant in the Sabre Corporation Executive Severance Plan as of the Grant Date, the definition used in such Executive Severance Plan as of the Grant Date, (ii) if the Participant is not a participant in the Sabre Corporation Executive Severance Plan as of the Grant Date but has an effective employment agreement with the Company or any Affiliated Entity as of the Grant Date, the definition used in such employment agreement as of the Grant Date, or (iii) if the Participant is not a participant in the Sabre Corporation Executive Severance Plan and does not have an effective employment agreement as of the Grant Date, unless otherwise provided in the Participant’s Award Agreement, the termination of the Participant’s Employment on account of (i) a failure of the Participant to substantially perform his or her

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duties (other than as a result of physical or mental illness or injury); (ii) the Participant’s willful misconduct or gross negligence which is injurious to the Company or any Affiliated Entity (whether financially, reputationally or otherwise); (iii) a breach by a Participant of the Participant’s fiduciary duty or duty of loyalty to the Company or any Affiliated Entity; (iv) the Participant’s unauthorized removal from the premises of the Company or any Affiliated Entity of any document (in any medium or form) relating to the Company, any Affiliated Entity, or the customers of the Company or any Affiliated Entity other than in the good faith performance of the Participant’s duties; or (v) the indictment or a plea of nolo contendere by the Participant of any felony or other serious crime involving moral turpitude. Any rights the Company or any Affiliated Entity may have hereunder in respect of the events giving rise to Cause shall be in addition to the rights the Company or Affiliated Entity may have under any other agreement with the Employee or at law or in equity. If, subsequent to the termination of Employment of a Participant which is not a participant in the Sabre Corporation Executive Severance Plan as of the Grant Date or without an effective employment agreement as of the Grant Date, it is discovered that such Participant’s Employment could have been terminated for Cause, as such term is defined above (unless otherwise defined in a Grant Agreement), the Participant’s Employment shall, at the election of the Board, in its sole discretion, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred. Once an entity ceases to be an Affiliated Entity, even if an effective employment agreement as of the Grant Date was with such entity, such agreement shall continue to apply with regard to defining Cause (and for such purpose references to such entity shall be deemed to be references to the Company and any entity that continues to be an Affiliated Entity).

(h) “Change in Control” means the occurrence of any of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company on a consolidated basis to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof; (ii) the approval by the holders of the outstanding voting power of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) any Person or Group(other than any employee benefit plan sponsored by Sabre Corporation) shall become the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of Common Stock representing more than 40% of the aggregate outstanding voting power of the Company and such Person or Group actually has the power to vote such Common Stock in any such election; (iv) the replacement of a majority of the Board over a two-year period from the directors who constituted the Board at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board then still in office who either were members of such Board at the beginning of such period or (v) consummation of a merger or consolidation of the Company with another entity in which the holders of the Common Stock of the Company immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, less than 50% of the common equity interests in the surviving corporation in such transaction. Notwithstanding the foregoing, with respect to any Award that constitutes “non-qualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of any payment in respect of such Award unless such event is also a “change in ownership,” “change in effective control” or “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations, and administrative guidance issued thereunder.

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(j) “Committee” means the Compensation Committee of the Board or such other committee as the Board shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.

(k) “Common Stock” means Sabre Corporation Common Stock, $0.01 par value per share, or any other security into which the common stock shall be changed pursuant to the adjustment provisions of Section 11 of the Plan.

(l) “Company” means Sabre Corporation and all of its Subsidiaries, collectively. For purposes of the Plan, the “Company” shall include any successor to the Company, subject to applicable law.

(m) “Deferred Compensation Plan” means any plan, agreement or arrangement maintained by the Company from time to time that is established or maintained under this Plan and that provides opportunities for deferral of compensation.

(n) “Disability” shall mean a permanent disability as defined in the Company’s or an Affiliate’s disability plans, or as determined from time to time by the Company, in its sole discretion, or as specified in the Participant’s Award Agreement, provided that (i) in the event the Participant is a participant in the Sabre Corporation Executive Severance Plan and such Executive Severance Plan contains a different definition of the term “Disability” (or any derivation of such term), the definition in such Executive Severance Plan shall control or (ii) in the event the Participant is not a participant in the Sabre Corporation Executive Severance Plan but is a party to an effective employment agreement with the Company or any Affiliated Entity as of the Grant Date, and such agreement contains or operates under a different definition of “Disability” (or any derivative of such term), the definition of Disability used in such agreement at the time of grant shall be substituted for the definition set forth above for all purposes hereunder.

(o) “Effective Date” means the date the Plan is approved by the Company’s stockholders.

(p) “Employment” shall mean, except as otherwise required by Section 409A of the Code, employment with the Company or any Affiliated Entity, and shall include the provision of services as a consultant for the Company or any Affiliated Entity. A Participant’s Employment shall terminate on the date the Participant is no longer employed by an entity that is at least one of (i) the Company, (ii) an Affiliate, or (iii) an entity that is an Affiliated Entity as of such date. “Employed” shall have a correlative meaning.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” means, with respect to a share of Common Stock, as of the applicable date of determination (i) closing price of a share of Common Stock on the date of grant as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on the date of grant as reported on the NASDAQ Stock Market. In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its sole discretion taking into account the requirements of Section 409A of the Code.

(s) “Good Reason” shall mean, unless otherwise defined in a Participant’s Award Agreement (i) a material diminution in a Participant’s duties and responsibilities other than a change in such Participant’s duties and responsibilities that results from becoming part of a larger organization following a Change in Control, (ii) a decrease in a Participant’s base salary or bonus opportunity other than a proportionate decrease in bonus opportunity of less than 10% that applies to employees generally of the Company or its Affiliates otherwise

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eligible to participate in the affected plan, or (iii) a relocation of a Participant’s primary work location more than 50 miles from the Participant’s work location immediately prior to the Participant’s commencement of participation in the Plan, without the Participant’s prior written consent; provided, that, within twenty days following the occurrence of any of the events set forth herein, the Participant shall have delivered written notice to the Company of his or her intention to terminate his or her Employment for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to the Participant’s right to terminate Employment for Good Reason, and the Company shall not have cured such circumstances within thirty days following the Company’s receipt of such notice. Notwithstanding the foregoing, if, as of the Grant Date, the Participant is a participant in the Sabre Corporation Executive Severance Plan and such Executive Severance Plan contains a different definition of the term “Good Reason” (or any derivation of such term), the definition in such Executive Severance Plan as of the Grant Date shall control or, if the Participant is not a participant in the Sabre Corporation Executive Severance Plan but is a party to an effective employment with the Company or any Affiliated Entity that contains a different definition of the term “Good Reason” (or any derivation of such term), the definition in such employment agreement as of the Grant Date shall control. Once an entity ceases to be an Affiliated Entity, even if an effective employment agreement as of the Grant Date was with such entity, such agreement shall continue to apply with regard to defining Good Reason (and for such purpose references to such entity shall be deemed to be references to the Company and any entity that continues to be an Affiliated Entity).

(t) “Grant Date” means the date designated by the Committee and specified in the Award Agreement as the date the Award is granted.

(u) “Incentive Stock Option” means an Option qualified under Section 422 of the Code.

(v) “Non-Qualified Stock Option” means an Option that is not an “incentive stock option” within the meaning of Section 422 of the Code.

(w) “Option” means a stock option to purchase shares of Common Stock granted to a Participant pursuant to Section 6 of the Plan.

(x) “Other Stock-Based Award” means an award granted to a Participant pursuant to Section 7 of the Plan.

(y) “Participant” means an employee or other individual service provider of the Company who is eligible to participate in the Plan and to whom one or more Awards have been granted and, following the death of any such Person, his successors, heirs, executors, and administrators, as the case may be. For the avoidance of doubt, an individual who is serving as both an employee or individual consultant or other service provider in addition to his or her service as a member of the Board, such as an individual serving as an Executive Chair of the Board or in another similar position, will be eligible to participate in the Plan and receive Awards hereunder (to the extent determined by the Committee from time to time) in respect of such employment or other provision of services.

(z) “Performance Measures” means such measures as are described in Section 9.

(aa) “Person” means a “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of Section 13(d)(3) of the Exchange Act.

(ab) “Plan” means this Sabre Corporation 2026 Omnibus Incentive Compensation Plan, as it may be amended from time to time.

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(ac) “Prior Plans” mean the Sabre Corporation 2025 Omnibus Incentive Compensation Plan, Sabre Corporation 2024 Omnibus Incentive Compensation Plan, Sabre Corporation 2023 Omnibus Incentive Compensation Plan, the Sabre Corporation 2021 Omnibus Incentive Compensation Plan, the Sabre Corporation 2019 Omnibus Incentive Compensation Plan, the Sabre Corporation 2016 Omnibus Incentive Compensation Plan, the Sabre Corporation 2014 Omnibus Incentive Compensation Plan, the Sovereign Holdings, Inc. 2012 Management Equity Incentive Plan, the Sovereign Holdings, Inc. 2007 Management Equity Incentive Plan (as amended in 2010), and the Sovereign Holdings, Inc. Stock Incentive Plan.

(ad) “Qualifying Termination” shall mean, with respect to a Participant, (i) a termination of such Participant’s Employment by the Company, the surviving corporation, or any of the Company’s or the surviving corporation’s then-Affiliated Entities without Cause or by the Participant for Good Reason, or (ii) a termination of such Participant’s Employment in the event of a Participant’s death or Disability, in each of (i) or (ii), following a Change in Control of the Company. It is understood that a Participant shall not have a Qualifying Termination by virtue of ceasing to be Employed by an entity or its subsidiaries undergoing a Change in Control where, following such Change in Control, the Participant remains employed by an entity that was an Affiliated Entity of the entity or its subsidiaries undergoing a Change in Control immediately prior to such Change in Control.

(ae) “Sabre Corporation” means Sabre Corporation, a Delaware corporation, and any successor thereto.

(af) “Securities Act” means the Securities Act of 1933, as amended.

(ag) “Subsidiary” means any “subsidiary” within the meaning of Rule 405 under the Securities Act.

3. Stock Subject to the Plan, Share Counting Rules, and Individual Award Limits.

(a) Subject to adjustment as provided in Section 11 and the provisions of this Section 3, the number of shares of Common Stock that may be covered by Awards granted under the Plan shall be the sum of: (i) 16,000,000 shares of Common Stock, (ii) the number of shares remaining available for issuance under the Prior Plans that are not the subject of outstanding Awards as of the Effective Date, and (iii) any shares subject to outstanding Awards under any Prior Plan as of the Effective Date that become available for issuance in accordance with the share counting provisions of such Prior Plans. Shares of Common Stock issued under the Plan may be either authorized and unissued shares or treasury shares, or both, in the sole discretion of the Committee.

(b) For purposes of the preceding paragraph, shares of Common Stock covered by Awards shall only be counted as used or issued to the extent they are actually issued and delivered to a Participant (or such Participant’s permitted transferees as described in the Plan) pursuant to the Plan provided, however, that if the exercise price or tax withholding requirements related to any Award granted under the Plan is satisfied through the withholding by the Company of shares of Common Stock that are otherwise then deliverable in respect of such Award or through actual or constructive transfer to the Company of shares of Common Stock already owned, the number of shares of Common Stock withheld or transferred, will be deemed delivered for purposes of determining the number of shares of Common Stock available for issuance or transfer under the Plan. Furthermore, any shares of Common Stock received by a Participant in connection with an exercise of Options that are subsequently repurchased by the Company will be deemed delivered for purposes of determining the number of shares of Common Stock available for issuance or transfer under the Plan. However, if all or any portion of an Award issued pursuant to the Plan expires, or is forfeited, terminated or cancelled, without the issuance of shares of Common Stock, or is exchanged

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with the Committee’s permission, prior to the issuance of shares of Common Stock, for an Award not involving shares of Common Stock, the number of shares of Common Stock subject to Awards that have been so forfeited, terminated, cancelled, or have expired, as the case may be, will again be available for issuance or transfer under the Plan. In addition, because shares of Common Stock will count against the number reserved in Section 3(a) upon delivery, and subject to the share counting rules under this Section 3(b), the Committee may determine that Awards may be outstanding that relate to a greater number of shares of Common Stock than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares of Common Stock in excess of the number then available under the Plan.

(c) Shares of Common Stock covered by Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion, or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of NASDAQ Listing Rule 5635) as provided in Section 11 of the Plan shall not count as used under the Plan for purposes of Section 3.

(d) Notwithstanding anything in the Plan to the contrary, and subject to adjustment as provided in Section 11:

(i) the number of shares of Common Stock that may be covered by Incentive Stock Options shall not exceed 16,000,000 shares of Common Stock in the aggregate;

(ii) the number of shares of Common Stock that may be covered by Awards (other than Options or stock appreciation rights) granted under the Plan to any Participant in a single fiscal year of the Company may not exceed 7,500,000 shares, and the number of shares of Common Stock that may be covered by Options or stock appreciation rights granted under the Plan to any Participant in a single fiscal year of the Company may not exceed 7,500,000 shares; and

(iii) the amount payable with respect to any Cash Incentive Award granted under the Plan to any Participant in a single fiscal year of the Company that is subject to performance-based vesting may not exceed $10,000,000.

4. Administration of the Plan.

(a) The Committee

The Plan shall be administered by the Board or a Committee of the Board consisting of two or more persons, each of whom may, from time to time, qualify as a “non-employee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act) and as “independent” within the meaning of any applicable stock exchange or similar regulatory authority on which the Common Stock is then listed, in each case if and to the extent required by applicable law.

(b) Grant of Awards

(i) The Committee shall, consistent with the terms of the Plan, from time to time designate those individuals who shall be granted Awards under the Plan and the amount, type, and other terms and conditions of such Awards, which need not be identical for each Participant. The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and the terms of any Award (and any Award Agreement) granted thereunder and to adopt, amend and rescind from time to time such rules and regulations for the

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administration of the Plan as the Committee may deem necessary or appropriate. Decisions of the Committee shall be final, binding, and conclusive on all parties.

(ii) Awards granted under the Plan may, in the Committee’s discretion, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award, any award granted under another plan of the Company or any business entity to be acquired by the Company, or any other right of a Participant to receive payment from the Company. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as, or a different time from, the grant of such other Awards or awards.

(iii) On or after the Grant Date of an Award under the Plan, the Committee may (i) accelerate the date on which any such Award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such Award, including, without limitation, extending the period following a termination of a Participant’s Employment during which any such Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability, or transferability, as the case may be, of any such Award, (iv) grant other Awards in addition to, in tandem with, or in substitution or exchange for, any Award, any award granted under another plan of the Company or any business entity to be acquired by the Company, or (v) provide for the accrual and payment of dividends or dividend equivalents with respect to any such Award, provided that in the case of this (v), no dividend equivalents shall be paid on any Award until such time as the underlying Award has vested, and any dividends payable in respect of Awards of restricted stock shall not vest unless and until the restricted stock awards to which such dividends relate have also vested; provided, further, in each of (i) through (v) that the Committee shall not have any such authority and shall not take any such action to the extent that the grant of such authority or the taking of such action would cause any tax to become due under Section 409A of the Code and provided further, that the vesting period for ninety-five percent (95%) of the shares of Common Stock issued pursuant to Options and Other-Stock Based Awards shall be a minimum of one (1) year from the date of grant. Notwithstanding anything herein to the contrary, without the approval of the stockholders of the Company, the Company shall not reprice any stock option (within the meaning of NASDAQ Listing Rule 5635(c) and any other formal or informal guidance issued by the NASDAQ), which for this purpose also means any of the following or any other action that has the same effect: (i) lowering the exercise price of an Option or stock appreciation right after it is granted, (ii) any other action that is treated as a repricing under United States generally accepted accounting principles, or (iii) canceling an Option or stock appreciation right at a time when its exercise price exceeds the Fair Market Value of the underlying shares of Common Stock, in exchange for another Option or stock appreciation right, shares of restricted Common Stock, other Awards, cash or other property; provided, however, that the foregoing transactions shall not be deemed a repricing if pursuant to an adjustment or other action authorized under Section 11.

(iv) The Committee may grant dividend equivalents to any Participant based on the dividends declared on shares of Common Stock that are subject to any Award during the period between the Grant Date and the date the Award is exercised, vests, pays out, or expires. Such dividend equivalents may be awarded or paid in the form of cash, shares of Common Stock, restricted stock, or restricted stock units, or a combination, and shall be determined by such formula and at such time and subject to such accrual, forfeiture, or payout restrictions or limitations as determined by the Committee in its sole discretion.

(v) In addition, the Committee may permit a Participant to defer such Participant’s receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to such Participant in connection with any Award. If any such deferral is required or permitted, the Committee

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shall, in its sole discretion, establish rules and procedures, in accordance with Section 409A of the Code (to the extent applicable), for such payment or Common Stock delivery deferrals and any notional earnings to be credited on such deferred amounts.

(c) Delegation of Authority

(i) All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof, in which case the acts of such subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may also from time to time authorize a subcommittee consisting of one or more members of the Board of Directors (including members who are employees of the Company) or employees of the Company to grant Awards to persons who are not “executive officers” of the Company (within the meaning of Rule 16a-1 under the Exchange Act), subject to such restrictions and limitations as the Committee may specify and to the requirements of Sections 152 and 157 of the Delaware General Corporation Law to the extent applicable.

(ii) In addition, the Committee may delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to prepare, execute and distribute Award Agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to Awards, to process or oversee the issuance of Common Stock under Awards, to interpret and administer the terms of Awards, and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to grant Awards under the Plan, (ii) to take any action inconsistent with Section 409A of the Code or (iii) to take any action inconsistent with Sections 152 or 157 of the Delaware General Corporation Law (to the extent applicable) and other applicable provisions of the Delaware General Corporation Law. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval, or modification by the Committee.

(d) Payments by the Company and Registration of Common Stock

(i) The Company shall pay any amount payable with respect to an Award in accordance with the terms of such Award, provided that the Committee may, in its discretion, defer the payment of amounts payable with respect to an Award subject to and in accordance with the terms of any Deferred Compensation Plan, to the extent such Deferred Compensation Plan permits deferral of Awards granted hereunder. Payments to be made by the Company upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Common Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Common Stock in connection with such settlement, in the Committee’s discretion or upon occurrence of one or more specified events; provided that, with respect to any Award subject to Section 409A of the Code, such acceleration or payment shall comply with Section 409A of the Code.

(ii) The Company may, to the extent permitted by applicable law and permissible under Section 409A of the Code, deduct from and set off against any amounts the Company may owe to the Participant from

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time to time (including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant), such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 4.

(iii) Sabre Corporation shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, Sabre Corporation shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until Sabre Corporation is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded.

(iv) Furthermore, the Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Common Stock or payment of other benefits under any Award until completion of such registration or qualification of such Common Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Common Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions (including that the certificates evidencing shares of Common Stock bear such legends) as it may consider appropriate in connection with the issuance or delivery of Common Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations; provided that the Committee shall take no action to the extent that the taking of such action would cause any tax to become due under Section 409A of the Code. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Common Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery, or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

(e) Limitation on Liability

(i) The Committee may employ attorneys, consultants, accountants, agents, and other persons, and the Committee, the Company, and its officers, directors, and employees shall be entitled, in good faith, to rely or act upon any advice, opinions, or valuations of any such persons. In addition, the Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any officer, director, or employee of the Company, the Company’s independent auditors, consultants, or any other agents assisting in the administration of the Plan.

(ii) No member of the Committee, nor any person acting pursuant to authority delegated by the Committee, nor any officer, director, or employee of the Company acting at the direction or on behalf of the Committee, shall be liable for any action, omission, or determination relating to the Plan, and Sabre Corporation shall, to the fullest extent permitted by law, indemnify and hold harmless each member of the

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Committee, each person acting pursuant to authority delegated by the Committee, and each other officer, director, or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission, or determination was taken or made by such member, director, employee, or other person acting pursuant to authority delegated by the Committee in bad faith and without reasonable belief that it was in the best interests of the Company.

5. Eligibility.

The Persons who shall be eligible to receive Awards pursuant to the Plan shall be those employees of the Company whom the Committee shall select from time to time. Eligible persons shall include any Person who has been offered Employment by the Company, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced Employment. Each Award granted under the Plan shall be evidenced by an instrument in writing in form and substance approved by the Committee.

6. Options.

The Committee may from time to time grant Options, subject to the following terms and conditions:

(a) Exercise Price

The exercise price per share of Common Stock covered by any Option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date. The Award Agreement of each Option shall fix the exercise price and clearly identify such Option as either an Incentive Stock Option or as a Non-Qualified Stock Option.

(b) Term and Exercise of Options

(i) Each Option shall become vested and exercisable on such date or dates, during such period, and for such number of shares of Common Stock as shall be determined by the Committee on or after the date such Option is granted; provided, however, that no Option shall be exercisable after the expiration of ten years from the date such Option is granted; and, provided, further, that each Option shall be subject to earlier termination, expiration, or cancellation as provided in the Plan or in the relevant Award Agreement.

(ii) Each Option may be exercised in whole or in part. The partial exercise of an Option shall not cause the expiration, termination, or cancellation of the remaining portion thereof.

(iii) An Option shall be exercised by such methods and procedures as the Committee determines from time to time, including, without limitation, through net physical settlement.

(iv) Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the Participant; provided, however, that the Committee may permit Non-Qualified Stock Options to be sold, pledged, assigned, hypothecated, transferred, or disposed of, on a general or specific basis, subject to such conditions and limitations as the Committee may determine. In addition, the Committee may impose such restrictions on any shares acquired pursuant to the exercise of

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an Option as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such shares.

(v) Options granted under the Plan are intended to be exempt from Section 409A of the Code.

(c) Special Rules for Incentive Stock Options

(i) The aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company shall not exceed $100,000. Such Fair Market Value shall be determined as of the Grant Date of such Incentive Stock Option. In the event that the aggregate Fair Market Value of shares of Common Stock with respect to such Incentive Stock Options exceeds $100,000, then Incentive Stock Options granted hereunder to such Participant shall, to the extent and in the order required by regulations promulgated under the Code (or any other authority having the force of regulations), automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged. In the absence of such regulations (and authority), or in the event such regulations (or authority) require or permit a designation of the Options which shall cease to constitute Incentive Stock Options, Incentive Stock Options granted hereunder shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged.

(ii) Incentive Stock Options may only be granted to individuals who are employees of the Company. No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Sabre Corporation or any of its Subsidiaries, unless (i) the exercise price of such Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

7. Other Stock-Based Awards.

The Committee may from time to time grant equity, equity-based or equity-related Awards not otherwise described herein in such amounts and subject to such terms and conditions as the Committee shall determine. Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may (i) involve the transfer of actual shares of Common Stock to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units, or share-denominated performance units, and (iv) be designed to comply with applicable laws of jurisdictions other than the United States; provided, that each Other Stock-Based Award shall be denominated in, or shall have a value determined by reference to, a number of shares of Common Stock that is specified at the time of the grant of such award. Notwithstanding the foregoing, to the extent any such Other Stock-Based Award is subject to Section 409A of the Code, the Award Agreement of such Other Stock-Based Award shall contain terms and conditions (including, without limitation and to the extent applicable, deferral and payment provisions) that comply with Section 409A of the Code.

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8. Cash Incentive Awards.

The Committee may grant to any Participant Cash Incentive Awards that are subject to the terms and conditions of the Plan. Cash Incentive Awards granted under the Plan may be settled in cash or in other property, including shares of Common Stock, provided that the term “Cash Incentive Award” shall exclude any Option or Other Stock-Based Award. Without limiting the generality of the foregoing, a Cash Incentive Award may provide for target awards based on allocation among Participants of a bonus or incentive pool. For the avoidance of doubt, nothing herein is intended to limit or shall limit the Company’s ability to grant cash-based awards that are not subject to the Plan.

9. Performance-Based Compensation.

(a) The Committee may issue Awards under the Plan, the grant, payment or vesting of which is conditioned upon the satisfaction of Performance Measures. Such Performance Measures may include any one or more of the following, including in combination: adjusted net earnings, appreciation in and/or maintenance of the price of Common Stock (including, without limitation, comparisons with various stock market indices), attainment of strategic and operational initiatives, budget, cash flow (including, without limitation, free cash flow), cost of capital, cost reduction, earnings and earnings growth (including, without limitation, earnings per share, earnings before taxes, earnings before interest and taxes, and earnings before interest, taxes, depreciation and amortization), market share, market value added, net income, net sales, net revenue, operating profit and operating income, pretax income before allocation of corporate overhead and bonus, reductions in costs, return on assets and return on net assets, return on equity, return on invested capital, revenues, sales and sales growth, successful acquisition/divestiture, total stockholder return and improvement of stockholder return, gross margin, measures of liquidity or credit metrics, cash flow per share, improvements or attainments of expense levels, or improvements or attainment of working capital levels or debt reduction, or such other measures as the Committee may determine from time to time. A Performance Measure (i) may relate to the performance of the Participant, Sabre Corporation, a Subsidiary, any business group, business unit or other subdivision of the Company, or any combination of the foregoing, as the Committee deems appropriate and (ii) may be expressed as an amount, as an increase or decrease over a specified period, as a relative comparison to the performance of a group of comparator companies or a published or special index, or any other measure of the selected performance criteria, as the Committee deems appropriate. Performance goals may differ for Awards granted to any one Participant or to different Participants. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances, render previously established Performance Measures unsuitable, the Committee may in its discretion modify such Performance Measures or the related levels of achievement, in whole or in part, as the Committee deems appropriate and equitable.

(b) The Committee shall determine the length of the measurement or performance period applicable to each Award whose grant, vesting or payment is subject to the achievement of Performance Measures. Such measurement or performance periods may be overlapping.

(c) Nothing in this Section 9 is intended to limit the Committee’s discretion to adopt conditions with respect to any Award, or to require the Committee to issue Awards. The Committee may, subject to the terms of the Plan, amend previously granted Awards whose grant, vesting or payment is subject to Performance Measures.

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10. Effect of Separation from Service.

(a) Each Award Agreement shall set forth the effect of the Participant’s termination of Employment on any outstanding Awards. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Awards issued, and may reflect distinctions based on the reasons for the termination of Employment.

(b) Except as to any awards constituting stock rights exempt from Section 409A of the Code, termination of Employment shall mean a ‘separation from service’ within the meaning of Section 409A, unless the Participant is retained as a consultant pursuant to a written agreement and such agreement provides otherwise. The Employment of a Participant with the Company shall be deemed to have terminated for all purposes of the Plan if such person is employed by or provides services to a Person that is a Subsidiary of the Company and such Person ceases to be a Subsidiary of the Company, unless the Committee determines otherwise. Subject to Section 409A and unless otherwise determined by the Committee, (i) a Participant who ceases to be an employee of the Company but continues, or simultaneously commences, services as a director on the Board shall not be deemed to have had a termination of Employment for purposes of the Plan and (ii) a Participant who ceases to be an employee of the Company but continues, or simultaneously commences, services as an independent contractor or consultant to the Company shall not be deemed to have had a termination of Employment for purposes of the Plan. Without limiting the generality of the foregoing, the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of Employment. Furthermore, no payment shall be made with respect to any Awards under the Plan that are subject to Section 409A of the Code as a result of any such authorized leave of absence or absence in military or government service unless such authorized leave or absence constitutes a separation from service for purposes of Section 409A of the Code and the regulations promulgated thereunder.

11. Adjustment Upon Certain Changes.

(a) Shares Available for Grants

In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, or similar corporate change, the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Awards in any year, and the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Awards to any individual Participant in any year, shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Common Stock outstanding by reason of any other similar event or transaction, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of shares of Common Stock with respect to which Awards may be granted.

(b) Increase or Decrease in Issued Shares Without Consideration

In the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall, to the extent deemed appropriate by the Committee, appropriately adjust the number of shares of Common Stock subject to each outstanding Award and the exercise price per share of Common Stock of each such Award.

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(c) Certain Mergers

In the event that any merger, consolidation or similar transaction as a result of which the holders of shares of Common Stock receive consideration consisting exclusively of securities of the surviving corporation in such transaction, the Committee shall, to the extent deemed appropriate by the Committee, adjust each Award outstanding on the date of such merger or consolidation so that it pertains and applies to the securities which a holder of the number of shares of Common Stock subject to such Award would have received in such merger or consolidation.

(d) Certain Other Transactions

In the event of (i) a dissolution or liquidation of Sabre Corporation, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis), (iii) a merger, consolidation, or similar transaction involving Sabre Corporation in which Sabre Corporation is not the surviving corporation, or (iv) a merger, consolidation or similar transaction involving Sabre Corporation in the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, other than shares of the surviving corporation in such transaction, the Committee shall, to the extent deemed appropriate by the Committee, but subject to Section 409A of the Code to the extent applicable, have the power to:

(i) cancel, effective immediately prior to the occurrence of such event, each Award (whether or not then exercisable, and including, without limitation, Awards with an exercise price that exceeds the then-current Fair Market Value of the Common Stock), and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each share of Common Stock subject to such Award, equal to the value, as determined by the Committee in its reasonable discretion, of such Award, provided that with respect to any outstanding Option such value shall be equal to the excess, if any, of (A) the value, as determined by the Committee in its reasonable discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (B) the exercise price of such Option; and

(ii) provide for the exchange of each Award (whether or not then exercisable or vested) for an Award with respect to (A) some or all of the property which a holder of the number of shares of Common Stock subject to such Award would have received in such transaction or (B) securities of the acquiror or surviving entity and, incident thereto, make an equitable adjustment as determined by the Committee in the exercise price of the Award, or the number of shares or amount of property subject to the Award or provide for a payment (in cash or other property) to the Participant to whom such Award was granted in partial consideration for the exchange of the Award.

(e) Other Changes

In the event of any change in the capitalization of Sabre Corporation or corporate change other than those specifically referred to in paragraphs (b), (c), or (d), including, without limitation, an extraordinary cash dividend, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in such other terms of such Awards as the Committee may consider appropriate.

(f) Cash Incentive Awards

In the event of any transaction or event described in this Section 11, including without limitation any corporate change referred to in paragraph (e) hereof, the Committee may, as the Committee may consider

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appropriate in respect of such transaction or event, make such adjustments in the terms and conditions of any Cash Incentive Awards.

(g) No Other Rights

Except as expressly provided in the Plan or any Award Agreement, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or dividend equivalents, any increase or decrease in the number of shares of stock of any class, or any dissolution, liquidation, merger, or consolidation of Sabre Corporation or any other corporation. Except as expressly provided in the Plan, no issuance by Sabre Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Award.

(h) Savings Clause

No provision of this Section 11 shall be given effect to the extent that such provision (i) would cause any tax to become due under Section 409A of the Code or (ii) would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act.

12. Change in Control.

Except as otherwise set forth in a Participant’s Award Agreement, in the event (a) a Participant has a Qualifying Termination following a Change in Control of the Company or (b) of a Change in Control in which outstanding Awards are not assumed, continued, or substituted by the surviving corporation:

(i) All deferral of settlement, forfeiture conditions and other restrictions applicable to Awards granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control without regard to deferral and vesting conditions; and

(ii) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control.

13. Rights under the Plan.

(a) No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Award granted pursuant to the Plan until the date of the issuance of such shares on the books and records of Sabre Corporation. Except as otherwise expressly provided in Section 11 hereof, no adjustment of any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued. Nothing in this Section 13 is intended, or should be construed, to limit authority of the Committee to cause the Company to make payments based on the dividends that would be payable with respect to any share of Common Stock if it were issued or outstanding, or to grant rights related to such dividends.

(b) Nothing in the Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (b) limit the right or power of the Company to take any action which such entity deems to be necessary or appropriate. Neither the adoption of the Plan nor the grant of any Award shall be construed

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as creating any limitations on the power of the Board of Directors or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

(c) The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended.

14. No Special Employment Rights; No Right to Award.

(a) Nothing contained in the Plan or any Award shall confer upon any Participant any right with respect to the continuation of his employment by or service to the Company or interfere in any way with the right of the Company at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.

(b) No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant an Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

15. Tax Provisions & Withholding.

(a) Cash Remittance

Whenever shares of Common Stock are to be issued upon the exercise of an Option or the grant or vesting of an Award, and whenever any amount shall become payable in respect of any Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state, and local withholding tax requirements, if any, attributable to such exercise, grant, vesting, or payment prior to the delivery of any certificate or certificates for such shares or the effectiveness of the lapse of such restrictions or making of such payment. In addition, upon the exercise or settlement of any Award in cash, or any payment with respect to any Award, the Company shall have the right to withhold from any payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state, and local withholding tax requirements, if any, attributable to such exercise, settlement, or payment. The Company can delay the delivery to a Participant of any Common Stock or cash payable to such Participant to determine the amount of withholding to be collected and to collect and process such withholding.

(b) Stock Remittance

At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise, grant, or vesting of an Award, the Participant may tender to Sabre Corporation a number of shares of Common Stock that have been owned by the Participant for at least six months (or such other period as the Committee may determine) having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the federal, state, and local withholding tax requirements, if any, attributable to such exercise, grant, or vesting but not greater than

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such withholding obligations. Such election (i) shall be irrevocable, made in writing, and signed by the Participant, (ii) shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate, and (iii) shall satisfy the Participant’s obligations under this Section 15, if any. The Company can delay the delivery to a Participant of any Common Stock or cash payable to such Participant to determine the amount of withholding to be collected and to collect and process such withholding.

(c) Stock Withholding

At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise, grant, or vesting of an Award, the Company shall withhold a number of such shares having a Fair Market Value at the exercise date determined by the Committee to be sufficient to satisfy the federal, state, and local withholding tax requirements, if any, attributable to such exercise, grant, or vesting but not greater than such withholding obligations. Such election (i) shall be irrevocable, made in writing, and signed by the Participant, (ii) shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate, and (iii) shall satisfy the Participant’s obligations under this Section 15, if any. The Company can delay the delivery to a Participant of any Common Stock or cash payable to such Participant to determine the amount of withholding to be collected and to collect and process such withholding.

(d) Consent to and Notification of Section 83(b) Election

No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award Agreement or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provision.

(e) Notification Upon Disqualifying Disposition Under Section 421(b)

If any Participant shall make any disposition of shares of Common Stock delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten days thereof.

16. Amendment or Termination of the Plan.

(a) The Board may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that to the extent that any applicable law, regulation, or rule of a stock exchange requires stockholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval. The preceding sentence shall not restrict the Committee’s ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan; provided that no provision of this Section 16 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

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(b) Except as expressly provided in the Plan, no action hereunder may, without the consent of a Participant, materially adversely affect the Participant’s rights under any previously granted and outstanding Award.

(c) Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

17. No Obligation to Exercise.

The grant to a Participant of an Award shall impose no obligation upon such Participant to exercise such Award.

18. Transfer Restrictions.

(a) Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Award, or the right to exercise any Award, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Award.

(b) Except as provided in the preceding paragraph (regarding transfers upon the death of a Participant) and Section 6 (regarding the transfer of certain Non-Qualified Stock Options), no Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated, or otherwise encumbered or subject to any lien, obligation, or liability of such Participant to any party (other than the Company), or assigned or transferred by such Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act specified by the Securities and Exchange Commission). A beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

19. Retirement and Welfare Plans.

Neither Awards made under the Plan nor shares of Common Stock or cash paid pursuant to such Awards will be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless

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such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit or except as the Committee may otherwise determine in its discretion.

20. Certain Limitations on Awards to Ensure Compliance with Section 409A of the Code.

(a) The Company intends that the Plan and each Award granted hereunder that is subject to Section 409A of the Code shall comply with Section 409A of the Code and that the Plan shall be interpreted, operated and administered accordingly. In the event any term and/or condition of an Award granted hereunder would cause the application of an accelerated or additional tax under Section 409A of the Code, such term and/or condition shall be restructured, to the extent possible, in a manner, determined by the Committee, which does not cause such an accelerated or additional tax. Any reservation of rights by the Company hereunder affecting the timing of payment of any Award subject to Section 409A of the Code will only be as broad as is permitted by Section 409A of the Code. Notwithstanding anything herein to the contrary, in no event shall the Company be liable for the payment of or gross up in connection with any taxes and or penalties owed by the Participant pursuant to Section 409A of the Code. For purposes of Section 409A of the Code, each installment payment provided under the Plan shall be treated as a separate payment.

(b) Notwithstanding anything herein or in any Award Agreement to the contrary, in the event that a Participant is a “specified employee” (within the meaning of Section 409A(2)(B) of the Code) as of the date of such Participant’s termination of Employment, any Awards subject to Section 409A of the Code payable to such Participant as a result of his or her termination of Employment, shall be paid on the first business day of the first calendar month that begins after the six-month anniversary of the date of the Participant’s termination of Employment, or, if earlier, the date of the Participant’s death.

21. Participants Based Outside of the United States.

Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company operates or has employees, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Affiliates and Subsidiaries shall be covered by the Plan;

(b) Determine which employees outside the United States are eligible to participate in the Plan;

(c) Modify the terms and conditions of any Award granted to employees outside the United States to comply with applicable foreign laws;

(d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21 by the Committee shall be attached to the Plan document as appendices; and

(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

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Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

22. Legend.

The certificates or book entry for shares of Common Stock may include any legend or coding, as applicable, which the Committee deems appropriate to reflect any restrictions on transfer of such shares.

23. Severability; Entire Agreement.

If any of the provisions of the Plan or any Award Agreement is finally held to be invalid, illegal, or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality, or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreement or other agreements or documents designated by the Committee as setting forth the terms of an Award contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations, and warranties between them, whether written or oral, with respect to the subject matter thereof.

24. Descriptive Headings.

The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

25. Governing Law.

The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

26. Clawback.

Notwithstanding anything herein to the contrary, the Company will be entitled, to the extent permitted or required by applicable law, Company policy including without limitation the Sabre Corporation Clawback Policy and/or the requirements of an exchange on which the Company’s shares of Common Stock are listed for trading, in each case, as in effect from time to time, to recoup compensation of whatever kind paid by the Company or any of its affiliates at any time to a Participant under the Plan. The Participant, by accepting Awards pursuant to the Plan and any Award Agreement, agrees to comply with such applicable law, Company policy (including, without limitation, the Sabre Corporation Clawback Policy) and/or listing exchange requirements, as well as any Company request or demand for such recoupment.

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27. Effective Date and Term of Plan.

The Plan was initially adopted and shall be effective as of the Effective Date. The Plan shall terminate automatically on the ten (10) year anniversary of the Effective Date and may be terminated on any earlier date as provided in Section 16, but all Awards made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.

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APPENDIX B

APPENDIX B

SABRE CORPORATION

2026 DIRECTOR EQUITY COMPENSATION PLAN

1. Purpose of the Plan.

This Sabre Corporation 2026 Director Equity Compensation Plan is intended to promote the interests of the Company and its stockholders by providing certain compensation to eligible directors of the Company and to encourage the highest level of director performance by providing such directors with a proprietary interest in the Company’s success and progress by granting them awards hereunder.

2. Definitions.

As used in the Plan or in any instrument governing the terms of any Award, the following definitions apply to the terms indicated below:

(a) “Affiliate” means the Company and any of its direct or indirect subsidiaries.

(b) “Affiliated Entity” means any entity related to the Company as a member of a controlled group of corporations in accordance with Section 414(b) of the Code or as a trade or business under common control in accordance with Section 414(c) of the Code, for so long as such entity is so related, including without limitation any Affiliate.

(c) “Awards” mean all awards granted pursuant to the terms of the Plan including, but not limited to, Cash Awards, Non-Qualified Stock Options, Stock Appreciation Rights, restricted stock awards and restricted stock unit awards.

(d) “Award Agreement” means the written agreement, in a form determined by the Committee or its delegee from time to time, between the Company and a Participant that evidences the grant of an Award and sets out the terms and conditions of an Award.

(e) “Board” means the Board of Directors of Sabre Corporation.

(f) “Cash Award” means an award granted pursuant to Section 8 of the Plan.

(g) “Change in Control” means the occurrence of any of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company on a consolidated basis to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof; (ii) the approval by the holders of the outstanding voting power of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) any Person or Group(other than any employee benefit plan sponsored by Sabre Corporation) shall become the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of Common Stock representing more than 40% of the aggregate outstanding voting power of the Company and such Person or Group actually has the power to vote such Common Stock in any such election; (iv) the replacement of a majority of the Board over a two-year period from the directors who constituted the Board at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board then still in office who either were

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members of such Board at the beginning of such period or (v) consummation of a merger or consolidation of the Company with another entity in which the holders of the Common Stock of the Company immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, less than 50% of the common equity interests in the surviving corporation in such transaction. Notwithstanding the foregoing, with respect to any Award that is characterized as “non-qualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of any payment in respect of such Award unless such event is also a “change in ownership,” “change in effective control” or “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations, and administrative guidance issued thereunder.

(i) “Committee” means the Compensation Committee of the Board or such other committee as the Board shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.

(j) “Common Stock” means Sabre Corporation Common Stock, $0.01 par value per share, or any other security into which the common stock shall be changed pursuant to the adjustment provisions of Section 10 of the Plan.

(k) “Company” means Sabre Corporation and all of its Subsidiaries, collectively. For purposes of the Plan, the “Company” shall include any successor to the Company, subject to applicable law.

(l) “Director Deferred Compensation Plan” means any plan, agreement or arrangement maintained by the Company from time to time that is established or maintained under this Plan and that provides opportunities for deferral of compensation.

(m) “Effective Date” means the date the Plan is approved by the Company’s stockholders.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means, with respect to a share of Common Stock, as of the applicable date of determination (i) closing price of a share of Common Stock on the date of grant as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on the date of grant as reported on the NASDAQ Stock Market. In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its sole discretion taking into account the requirements of Section 409A of the Code.

(p) “Grant Date” means the date designated by the Committee and specified in the Award Agreement as the date the Award is granted.

(q) “Non-Qualified Stock Option” means an Option that is not an “incentive stock option” within the meaning of Section 422 of the Code.

(r) “Option” means a stock option to purchase shares of Common Stock granted to a Participant pursuant to Section 6 of the Plan.

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(s) “Other Stock-Based Award” means an award granted to a Participant pursuant to Section 7 of the Plan.

(t) “Participant” means a member of the Board who is not an employee of the Company or any of its Subsidiaries who is eligible to participate in the Plan and to whom one or more Awards have been granted and, following the death of any such Person, his successors, heirs, executors, and administrators, as the case may be.

(u) “Person” means a “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of Section 13(d)(3) of the Exchange Act.

(v) “Plan” means this Sabre Corporation 2026 Director Equity Compensation Plan, as it may be amended from time to time.

(w) “Prior Plans” means the Sabre Corporation 2024 Director Equity Compensation Plan, the Sabre Corporation 2022 Director Equity Compensation Plan and the Sabre Corporation 2019 Director Equity Compensation Plan, as it may be amended from time to time.

(x) “Sabre Corporation” means Sabre Corporation, a Delaware corporation, and any successor thereto.

(y) “Securities Act” means the Securities Act of 1933, as amended.

(z) “Subsidiary” means any “subsidiary” within the meaning of Rule 405 under the Securities Act.

3. Stock Subject to the Plan, Share Counting Rules, and Individual Award Limits.

(a) Subject to adjustment as provided in Section 10 and the provisions of this Section 3, the number of shares of Common Stock that may be covered by Awards granted under the Plan shall be the sum of 1,000,000 shares of Common Stock and (ii) the number of shares remaining available for issuance under the Prior Plans that are not the subject of outstanding Awards as of the Effective Date and (iii) any shares subject to outstanding Awards under the Prior Plans as of the Effective Date that become available for issuance in accordance with the share counting provisions of such Prior Plans. Shares of Common Stock issued under the Plan may be either authorized and unissued shares or treasury shares, or both, in the sole discretion of the Committee.

(b) For purposes of the preceding paragraph, shares of Common Stock covered by Awards shall only be counted as used or issued to the extent they are actually issued and delivered to a Participant (or such Participant’s permitted transferees as described in the Plan) pursuant to the Plan; provided, however, that if the exercise price or tax withholding requirements related to any Award granted under the Plans is satisfied through the withholding by the Company of shares of Common Stock that are otherwise then deliverable in respect of such Award or through actual or constructive transfer to the Company of shares of Common Stock already owned, the number of shares of Common Stock withheld or transferred, will be deemed delivered for purposes of determining the number of shares of Common Stock available for issuance or transfer under the Plan. Furthermore, any shares of Common Stock received by a Participant in connection with an exercise of Options that are subsequently repurchased by the Company will be deemed delivered for purposes of determining the number of shares of Common Stock available for issuance or transfer under the Plan. However, if all or any portion of an Award issued pursuant to the Plan expires, or is forfeited, terminated or cancelled, without the issuance of shares of Common Stock, or is exchanged

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with the Committee’s permission, prior to the issuance of shares of Common Stock, for an Award not involving shares of Common Stock, the number of shares of Common Stock subject to Awards that have been so forfeited, terminated, cancelled, or have expired, as the case may be, will again be available for issuance or transfer under the Plan. In addition, because shares of Common Stock will count against the number reserved in Section 3(a) upon delivery, and subject to the share counting rules under this Section 3(b), the Committee may determine that Awards may be outstanding that relate to a greater number of shares of Common Stock than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares of Common Stock in excess of the number then available under the Plan.

(c) Shares of Common Stock covered by Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion, or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of NASDAQ Listing Rule 5635) as provided in Section 10 of the Plan shall not count as used under the Plan for purposes of Section 3.

(d) Notwithstanding anything in the Plan to the contrary, and subject to adjustment as provided in Section 10:

(i) except as provided in Section 2(d)(ii) below, the aggregate value of Options and Other Stock-Based Awards granted to any Participant in a single fiscal year of the Company, solely with respect to his or her service as a non-employee director on the Board, may not exceed $500,000, determined based on the aggregate Fair Market Value of such Awards as of the Grant Date;

(ii) the aggregate values of Options and Other-Stock-Based Awards granted to any Participant in connection with his or her initial appointment as a non-employee director on the Board may not exceed $600,000, determined based on the aggregate Fair Market Value of such Options and Other Stock-Based Awards as of the Grant Date, which, for the avoidance of doubt, may be in addition to any Awards granted to such Participant under Sections 2(d)(i) and 2(d)(iii) of the Plan; and

(iii) the amount payable with respect to any Cash Award granted under the Plan to any Participant in a single fiscal year of the Company, solely with respect to his or her service as a non-employee director on the Board, may not exceed $500,000.

4. Administration of the Plan.

(a) The Committee

The Plan shall be administered by the Board or a Committee of the Board consisting of two or more persons, each of whom may, from time to time, qualify as a “non-employee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act) and as “independent” within the meaning of any applicable stock exchange or similar regulatory authority on which the Common Stock is then listed, in each case if and to the extent required by applicable law.

(b) Grant of Awards

(i) The Committee shall, consistent with the terms of the Plan, from time to time designate those individuals who shall be granted Awards under the Plan and the amount, type, and other terms and conditions of such Awards, which need not be identical for each Participant. The Committee shall have full

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discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and the terms of any Award (and any Award Agreement) granted thereunder and to adopt, amend and rescind from time to time such rules and regulations for the administration of the Plan as the Committee may deem necessary or appropriate. Decisions of the Committee shall be final, binding, and conclusive on all parties.

(ii) Awards granted under the Plan may, in the Committee’s discretion, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award, any award granted under another plan of the Company or any business entity to be acquired by the Company, or any other right of a Participant to receive payment from the Company. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as, or a different time from, the grant of such other Awards or awards.

(iii) On or after the Grant Date of an Award under the Plan, the Committee may (i) accelerate the date on which any such Award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such Award, including, without limitation, extending the period following a termination of a Participant’s provision of services during which any such Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability, or transferability, as the case may be, of any such Award, (iv) grant other Awards in addition to, in tandem with, or in substitution or exchange for, any Award, any award granted under another plan of the Company or any business entity to be acquired by the Company, or (v) provide for the payment of dividends or dividend equivalents with respect to any such Award , provided that in the case of this (v), no dividend equivalents shall be paid on any Award until such time as the underlying Award has vested, and any dividends payable in respect of Awards of restricted stock shall not vest unless and until the restricted stock awards to which such dividends relate have also vested; provided further, in each of (i) through (v) that the Committee shall not have any such authority and shall not take any such action to the extent that the grant of such authority or the taking of such action would cause any tax to become due under Section 409A of the Code. Notwithstanding anything herein to the contrary, without the approval of the stockholders of the Company, the Company shall not reprice any stock option (within the meaning of NASDAQ Listing Rule 5635(c) and any other formal or informal guidance issued by the NASDAQ), which for this purpose also means any of the following or any other action that has the same effect: (i) lowering the exercise price of an Option or stock appreciation right after it is granted, (ii) any other action that is treated as a repricing under United States generally accepted accounting principles, or (iii) canceling an Option or stock appreciation right at a time when its exercise price exceeds the Fair Market Value of the underlying shares of Common Stock, in exchange for another Option or stock appreciation right, shares of restricted Common Stock, other Awards, cash or other property; provided, however, that the foregoing transactions shall not be deemed a repricing if pursuant to an adjustment or other action authorized under Section 10.

(iv) The Committee may grant dividend equivalents to any Participant based on the dividends declared on shares of Common Stock that are subject to any Award during the period between the Grant Date and the date the Award is exercised, vests, pays out, or expires. Such dividend equivalents may be awarded or paid in the form of cash, shares of Common Stock, restricted stock, or restricted stock units, or a combination, and shall be determined by such formula and at such time and subject to such accrual, forfeiture, or payout restrictions or limitations as determined by the Committee in its sole discretion.

(v) In addition, the Committee may permit a Participant to defer such Participant’s receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to such

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Participant in connection with any Award. If any such deferral is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures, in accordance with Section 409A of the Code (to the extent applicable), for such payment or Common Stock delivery deferrals and any notional earnings to be credited on such deferred amounts.

(c) Delegation of Authority

(i) All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee in its discretion and in accordance with applicable law, in writing, to any subcommittee thereof, or to any other individual as it deems to be advisable, under any conditions and subject to any limitations that the Committee may establish.

(ii) In addition, the Committee may delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to prepare, execute and distribute Award Agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to Awards, to process or oversee the issuance of Common Stock under Awards, to interpret and administer the terms of Awards, and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to grant Awards under the Plan, (ii) to take any action inconsistent with Section 409A of the Code or (iii) to take any action inconsistent with Sections 152 or 157 of the Delaware General Corporation Law (to the extent applicable) and other applicable provisions of the Delaware General Corporation Law. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval, or modification by the Committee.

(d) Payments by the Company and Registration of Common Stock

(i) The Company shall pay any amount payable with respect to an Award in accordance with the terms of such Award, provided that the Committee may, in its discretion, defer the payment of amounts payable with respect to an Award subject to and in accordance with the terms of any Director Deferred Compensation Plan, to the extent such Director Deferred Compensation Plan permits deferral of Awards granted hereunder. Payments to be made by the Company upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Common Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Common Stock in connection with such settlement, in the Committee’s discretion or upon occurrence of one or more specified events; provided that, with respect to any Award subject to Section 409A of the Code, such acceleration or payment shall comply with Section 409A of the Code.

(ii) Sabre Corporation shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, Sabre Corporation shall not be

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obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until Sabre Corporation is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded.

(iii) Furthermore, the Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Common Stock or payment of other benefits under any Award until completion of such registration or qualification of such Common Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Common Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions (including that the certificates evidencing shares of Common Stock bear such legends) as it may consider appropriate in connection with the issuance or delivery of Common Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations; provided that the Committee shall take no action to the extent that the taking of such action would cause any tax to become due under Section 409A of the Code. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Common Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery, or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

(e) Limitation on Liability

(i) The Committee may employ attorneys, consultants, accountants, agents, and other persons, and the Committee, the Company, and its officers, directors, and employees shall be entitled, in good faith, to rely or act upon any advice, opinions, or valuations of any such persons. In addition, the Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any officer, director, or employee of the Company, the Company’s independent auditors, consultants, or any other agents assisting in the administration of the Plan.

(ii) No member of the Committee, nor any person acting pursuant to authority delegated by the Committee, nor any officer, director, or employee of the Company acting at the direction or on behalf of the Committee, shall be liable for any action, omission, or determination relating to the Plan, and Sabre Corporation shall, to the fullest extent permitted by law, indemnify and hold harmless each member of the Committee, each person acting pursuant to authority delegated by the Committee, and each other officer, director, or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission, or determination was taken or made by such member, director, employee, or other person acting pursuant to authority delegated by the Committee in bad faith and without reasonable belief that it was in the best interests of the Company.

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5. Eligibility.

The Persons who shall be eligible to receive Awards pursuant to the Plan shall be those members of the Board who are not also employees of the Company or any of its Subsidiaries at the time such Award is granted and whom the Committee shall select from time to time. Each Award granted under the Plan shall be evidenced by an instrument in writing in form and substance approved by the Committee.

6. Options.

The Committee may from time to time grant Options, subject to the following terms and conditions:

(a) Exercise Price

The exercise price per share of Common Stock covered by any Option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date. The Award Agreement of each Option shall fix the exercise price and clearly identify such Option as a Non-Qualified Stock Option.

(b) Term and Exercise of Options

(i) Each Option shall become vested and exercisable on such date or dates, during such period, and for such number of shares of Common Stock as shall be determined by the Committee on or after the date such Option is granted; provided, however, that no Option shall be exercisable after the expiration of ten years from the date such Option is granted; and, provided, further, that each Option shall be subject to earlier termination, expiration, or cancellation as provided in the Plan or in the relevant Award Agreement.

(ii) Each Option may be exercised in whole or in part. The partial exercise of an Option shall not cause the expiration, termination, or cancellation of the remaining portion thereof.

(iii) An Option shall be exercised by such methods and procedures as the Committee determines from time to time, including, without limitation, through net physical settlement;

(iv) Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the Participant; provided, however, that the Committee may permit Non-Qualified Stock Options to be sold, pledged, assigned, hypothecated, transferred, or disposed of, on a general or specific basis, subject to such conditions and limitations as the Committee may determine. In addition, the Committee may impose such restrictions on any shares acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such shares.

(v) Options granted under the Plan are intended to be exempt from Section 409A of the Code.

7. Other Stock-Based Awards.

The Committee may from time to time grant equity, equity-based or equity-related Awards not otherwise described herein in such amounts and subject to such terms and conditions as the Committee shall determine. Without limiting the generality of the preceding sentence, each such Other Stock-Based Award

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may (i) involve the transfer of actual shares of Common Stock to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units, or share-denominated performance units, and (iv) be designed to comply with applicable laws of jurisdictions other than the United States; provided, that each Other Stock-Based Award shall be denominated in, or shall have a value determined by reference to, a number of shares of Common Stock that is specified at the time of the grant of such award. Notwithstanding the foregoing, to the extent any such Other Stock-Based Award is subject to Section 409A of the Code, the Award Agreement of such Other Stock-Based Award shall contain terms and conditions (including, without limitation and to the extent applicable, deferral and payment provisions) that comply with Section 409A of the Code.

8. Cash Awards.

The Committee may grant to any Participant Cash Awards that are subject to the terms and conditions of the Plan. Cash Awards granted under the Plan may be settled in cash or in other property, including shares of Common Stock, provided that the term “Cash Award” shall exclude any Option or Other Stock-Based Award. For the avoidance of doubt, nothing herein is intended to limit or shall limit the Company’s ability to pay cash-based compensation, such as a cash retainer, that is not subject to the Plan.

9. Effect of Termination of Services.

Each Award Agreement shall set forth the effect of the Participant’s termination of services as a director on any outstanding Awards. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Awards issued, and may reflect distinctions based on the reasons for the termination.

10. Adjustment Upon Certain Changes.

(a) Shares Available for Grants

In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, or similar corporate change, the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Awards in any year, and the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Awards to any individual Participant in any year, shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Common Stock outstanding by reason of any other similar event or transaction, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of shares of Common Stock with respect to which Awards may be granted.

(b) Increase or Decrease in Issued Shares Without Consideration

In the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall, to the extent deemed

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APPENDIX B

appropriate by the Committee, appropriately adjust the number of shares of Common Stock subject to each outstanding Award and the exercise price per share of Common Stock of each such Award.

(c) Certain Mergers

In the event that any merger, consolidation or similar transaction as a result of which the holders of shares of Common Stock receive consideration consisting exclusively of securities of the surviving corporation in such transaction, the Committee shall, to the extent deemed appropriate by the Committee, adjust each Award outstanding on the date of such merger or consolidation so that it pertains and applies to the securities which a holder of the number of shares of Common Stock subject to such Award would have received in such merger or consolidation.

(d) Certain Other Transactions

In the event of (i) a dissolution or liquidation of Sabre Corporation, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis), (iii) a merger, consolidation, or similar transaction involving Sabre Corporation in which Sabre Corporation is not the surviving corporation, or (iv) a merger, consolidation or similar transaction involving Sabre Corporation in the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, other than shares of the surviving corporation in such transaction, the Committee shall, to the extent deemed appropriate by the Committee, but subject to Section 409A of the Code to the extent applicable, have the power to:

(i) cancel, effective immediately prior to the occurrence of such event, each Award (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each share of Common Stock subject to such Award, equal to the value, as determined by the Committee in its reasonable discretion, of such Award, provided that with respect to any outstanding Option such value shall be equal to the excess of (A) the value, as determined by the Committee in its reasonable discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (B) the exercise price of such Option; and

(ii) provide for the exchange of each Award (whether or not then exercisable or vested) for an Award with respect to (A) some or all of the property which a holder of the number of shares of Common Stock subject to such Award would have received in such transaction or (B) securities of the acquiror or surviving entity and, incident thereto, make an equitable adjustment as determined by the Committee in the exercise price of the Award, or the number of shares or amount of property subject to the Award or provide for a payment (in cash or other property) to the Participant to whom such Award was granted in partial consideration for the exchange of the Award.

(e) Other Changes

In the event of any change in the capitalization of Sabre Corporation or corporate change other than those specifically referred to in paragraphs (b), (c), or (d), including, without limitation, an extraordinary cash dividend, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in such other terms of such Awards as the Committee may consider appropriate.

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(f) Cash Awards

In the event of any transaction or event described in this Section 10, including without limitation any corporate change referred to in paragraph (e) hereof, the Committee may, as the Committee may consider appropriate in respect of such transaction or event, make such adjustments in the terms and conditions of any Cash Awards.

(g) No Other Rights

Except as expressly provided in the Plan or any Award Agreement, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or dividend equivalents, any increase or decrease in the number of shares of stock of any class, or any dissolution, liquidation, merger, or consolidation of Sabre Corporation or any other corporation. Except as expressly provided in the Plan, no issuance by Sabre Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Award.

(h) Savings Clause

No provision of this Section 10 shall be given effect to the extent that such provision (i) would cause any tax to become due under Section 409A of the Code or (ii) would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act.

11. Change in Control

Except as otherwise set forth in a Participant’s Award Agreement, in the event (a) a Participant’s service on the Board terminates in connection with a Change in Control of the Company or (b) of a Change in Control in which outstanding Awards are not assumed, continued, or substituted by the surviving corporation:

(i) All deferral of settlement, forfeiture conditions and other restrictions applicable to Awards granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control without regard to deferral and vesting conditions; and

(ii) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control.

12. Rights under the Plan.

(a) No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Award granted pursuant to the Plan until the date of the issuance of such shares on the books and records of Sabre Corporation. Except as otherwise expressly provided in Section 10 hereof, no adjustment of any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued. Nothing in this Section 12 is intended, or should be construed, to limit authority of the Committee to cause the Company to make payments based on the dividends that would be payable with respect to any share of Common Stock if it were issued or outstanding, or to grant rights related to such dividends.

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APPENDIX B

(b) Nothing in the Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (b) limit the right or power of the Company to take any action which such entity deems to be necessary or appropriate. Neither the adoption of the Plan nor the grant of any Award shall be construed as creating any limitations on the power of the Board of Directors or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

(c) The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended.

13. No Right to Continued Services; No Right to Award.

(a) Nothing contained in the Plan or any Award shall confer upon any Participant any right with respect to the continuation of his service to the Company or interfere in any way with the right of the Company at any time to terminate such service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.

(b) No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant an Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

14. Tax Provisions & Withholding.

(a) Cash Remittance

Whenever shares of Common Stock are to be issued upon the exercise of an Option or the grant or vesting of an Award, and whenever any amount shall become payable in respect of any Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state, and local withholding tax requirements, if any, attributable to such exercise, grant, vesting, or payment prior to the delivery of any certificate or certificates for such shares or the effectiveness of the lapse of such restrictions or making of such payment. In addition, upon the exercise or settlement of any Award in cash, or any payment with respect to any Award, the Company shall have the right to withhold from any payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state, and local withholding tax requirements, if any, attributable to such exercise, settlement, or payment. The Company can delay the delivery to a Participant of any Common Stock or cash payable to such Participant to determine the amount of withholding to be collected and to collect and process such withholding.

(b) Stock Remittance

At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise, grant, or vesting of an Award, the Participant may tender to Sabre Corporation a number of shares of Common Stock that have been owned by the Participant for at

B-12	|	Sabre Corporation 2026 Proxy Statement

APPENDIX B

least six months (or such other period as the Committee may determine) having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the federal, state, and local withholding tax requirements, if any, attributable to such exercise, grant, or vesting but not greater than such withholding obligations. Such election (i) shall be irrevocable, made in writing, and signed by the Participant, (ii) shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate, and (iii) shall satisfy the Participant’s obligations under this Section 14, if any. The Company can delay the delivery to a Participant of any Common Stock or cash payable to such Participant to determine the amount of withholding to be collected and to collect and process such withholding.

(c) Stock Withholding

At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise, grant, or vesting of an Award, the Company shall withhold a number of such shares having a Fair Market Value at the exercise date determined by the Committee to be sufficient to satisfy the federal, state, and local withholding tax requirements, if any, attributable to such exercise, grant, or vesting but not greater than such withholding obligations. Such election (i) shall be irrevocable, made in writing, and signed by the Participant, (ii) shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate, and (iii) shall satisfy the Participant’s obligations under this Section 14, if any. The Company can delay the delivery to a Participant of any Common Stock or cash payable to such Participant to determine the amount of withholding to be collected and to collect and process such withholding.

(d) Consent to and Notification of Section 83(b) Election

No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award Agreement or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provision.

15. Amendment or Termination of the Plan.

(a) The Board may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that to the extent that any applicable law, regulation, or rule of a stock exchange requires stockholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval. The preceding sentence shall not restrict the Committee’s ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan; provided that no provision of this Section 15 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

(b) Except as expressly provided in the Plan, no action hereunder may, without the consent of a Participant, materially adversely affect the Participant’s rights under any previously granted and outstanding Award.

Sabre Corporation 2026 Proxy Statement	|	B-13

APPENDIX B

(c) Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

16. No Obligation to Exercise.

The grant to a Participant of an Award shall impose no obligation upon such Participant to exercise such Award.

17. Transfer Restrictions.

(a) Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Award, or the right to exercise any Award, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Award.

(b) Except as provided in the preceding paragraph (regarding transfers upon the death of a Participant) and Section 6 (regarding the transfer of certain Non-Qualified Stock Options), no Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated, or otherwise encumbered or subject to any lien, obligation, or liability of such Participant to any party (other than the Company), or assigned or transferred by such Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act specified by the Securities and Exchange Commission). A beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

18. Retirement and Welfare Plans.

Neither Awards made under the Plan nor shares of Common Stock or cash paid pursuant to such Awards will be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit or except as the Committee may otherwise determine in its discretion.

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APPENDIX B

19. Certain Limitations on Awards to Ensure Compliance with Section 409A of the Code.

(a) The Company intends that the Plan and each Award granted hereunder that is subject to Section 409A of the Code shall comply with Section 409A of the Code and that the Plan shall be interpreted, operated and administered accordingly. In the event any term and/or condition of an Award granted hereunder would cause the application of an accelerated or additional tax under Section 409A of the Code, such term and/or condition shall be restructured, to the extent possible, in a manner, determined by the Committee, which does not cause such an accelerated or additional tax. Any reservation of rights by the Company hereunder affecting the timing of payment of any Award subject to Section 409A of the Code will only be as broad as is permitted by Section 409A of the Code. Notwithstanding anything herein to the contrary, in no event shall the Company be liable for the payment of or gross up in connection with any taxes and or penalties owed by the Participant pursuant to Section 409A of the Code. For purposes of Section 409A of the Code, each installment payment provided under the Plan shall be treated as a separate payment.

(b) Notwithstanding anything herein or in any Award Agreement to the contrary, in the event that a Participant is a “specified employee” (within the meaning of Section 409A(2)(B) of the Code) as of the date of such Participant’s termination of services, any Awards subject to Section 409A of the Code payable to such Participant as a result of his or her termination, shall be paid on the first business day of the first calendar month that begins after the six-month anniversary of the date of the Participant’s termination of services, or, if earlier, the date of the Participant’s death.

20. Participants Based Outside of the United States.

Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company operates or which are applicable to a Participant, the Committee, in its sole discretion, shall have the power and authority to:

(a) Modify the terms and conditions of any Award granted to a director if necessary to comply with applicable foreign laws;

(b) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 20 by the Committee shall be attached to the Plan document as appendices; and

(c) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

21. Legend.

The certificates or book entry for shares of Common Stock may include any legend or coding, as applicable, which the Committee deems appropriate to reflect any restrictions on transfer of such shares.

Sabre Corporation 2026 Proxy Statement	|	B-15

APPENDIX B

22. Severability; Entire Agreement.

If any of the provisions of the Plan or any Award Agreement is finally held to be invalid, illegal, or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality, or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreement or other agreements or documents designated by the Committee as setting forth the terms of an Award contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations, and warranties between them, whether written or oral, with respect to the subject matter thereof.

23. Descriptive Headings.

The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

24. Governing Law.

The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

25. Clawback.

Notwithstanding anything herein to the contrary, the Company will be entitled, to the extent permitted or required by applicable law, Company policy, and/or the requirements of an exchange on which the Company’s shares of Common Stock are listed for trading, in each case, as in effect from time to time, to recoup compensation of whatever kind paid by the Company or any of its affiliates at any time to a Participant under the Plan and the Participant, by accepting Awards pursuant to the Plan and any Award Agreement, agrees to comply with any Company request or demand for such recoupment.

26. Effective Date and Term of Plan.

The Plan was initially adopted and shall be effective as of the Effective Date. The Plan shall terminate automatically on the ten (10) year anniversary of the Effective Date and may be terminated on any earlier date as provided in Section 15, but all Awards made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.

B-16	|	Sabre Corporation 2026 Proxy Statement

APPENDIX C

APPENDIX C

RECONCILIATIONS OF

NON-GAAP AND GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

We have included both financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) as well as certain supplemental non-GAAP financial measures, including Adjusted Net Loss from continuing operations (“Adjusted Net Loss”), Adjusted EBITDA, Normalized Adjusted EBITDA, Adjusted EPS, Free Cash Flow, and ratios derived from these measures. The non-GAAP financial measures are presented in addition to, and not as a substitute for, financial results prepared in accordance with GAAP. GAAP financial measures are presented with equal or greater prominence wherever non-GAAP financial measures are discussed.

Definitions

Adjusted Net Loss is defined as loss from continuing operations adjusted to exclude acquisition-related amortization; restructuring and other costs; loss on extinguishment of debt, net; other, net; disposition-related costs; litigation costs, net; indirect tax matters; stock-based compensation; and the related tax impacts of these adjustments.

Adjusted EBITDA is defined as loss from continuing operations adjusted to exclude depreciation and amortization of property and equipment; amortization of capitalized implementation costs; acquisition-related amortization; restructuring and other costs; interest expense, net; other, net; loss on extinguishment of debt, net; disposition-related costs; litigation costs, net; indirect tax matters; stock-based compensation; and the provision for income taxes.

Free Cash Flow is defined as cash (used in) provided by operating activities, less cash used for additions to property and equipment.

Adjusted EPS is defined as Adjusted Net Loss divided by diluted weighted-average common shares outstanding.

Purpose and Use by Management

Management and the board of directors use these non-GAAP financial measures to evaluate trends in our operating performance, assess period-to-period comparability, and support internal planning and decision-making. These measures are particularly useful in evaluating operating performance because historical results have been affected by items that management believes are not indicative of ongoing core operations. In addition, amounts derived from Adjusted EBITDA are used in connection with certain financial covenants under our senior secured credit facilities.

These non-GAAP financial measures should not be considered measures of liquidity, nor do they represent cash available for discretionary use. Free Cash Flow does not represent residual cash available for distribution and does not reflect all cash requirements of the business. Other companies, including those within our industry, may define or calculate similarly titled non-GAAP financial measures differently, limiting the usefulness of such measures as comparative tools.

Sabre Corporation 2026 Proxy Statement	|	C-1

APPENDIX C

Limitations of Non-GAAP Financial Measures

Adjusted Net Loss, Adjusted EBITDA, Normalized Adjusted EBITDA, Adjusted EPS, Free Cash Flow, and related ratios are not recognized measures under GAAP and have inherent limitations as analytical tools. Accordingly, they should not be considered in isolation or as substitutes for net income (loss), income (loss) from continuing operations, or cash flows from operating activities prepared in accordance with GAAP.

The limitations of these non-GAAP financial measures include, but are not limited to, the following:

•	They exclude certain expenses that are recurring in nature, including stock-based compensation and amortization of acquired intangible assets.

•

Although depreciation and amortization are non-cash expenses, the assets being depreciated and amortized may require replacement in the future, and Adjusted EBITDA does not reflect the capital expenditures required for these replacements.

•	Adjusted EBITDA excludes amortization of capitalized implementation costs related to revenue contracts, which may result in future working capital or cash requirements.

•	Adjusted Net Loss and Adjusted EBITDA do not reflect changes in, or cash requirements associated with, working capital.

•	Adjusted EBITDA does not reflect interest expense, principal repayments, or other cash requirements necessary to service our indebtedness.

•	Adjusted EBITDA does not reflect income tax payments that could reduce cash available to us.

•	Free Cash Flow reflects changes in operating assets and liabilities determined under accrual accounting and does not reflect all cash requirements, including mandatory debt service obligations.

•	Other companies, including those within our industry, may define or calculate similarly titled non-GAAP financial measures differently, limiting the usefulness of such measures as comparative tools.

Investor Considerations

Investors are encouraged to review the reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures and to evaluate our operating performance, financial position, and liquidity using GAAP measures in conjunction with, and not in lieu of, these non-GAAP financial measures.

C-2	|	Sabre Corporation 2026 Proxy Statement

APPENDIX C

Tabular Reconciliations for Non-GAAP Measures

(In thousands, except per share amounts; unaudited)

Reconciliation of net loss attributable to common stockholders to Adjusted Net Loss from continuing operations and loss from continuing operations to Adjusted EBITDA:

	Year Ended December 31,
	2025	2024
Loss from continuing operations	($255,490)	($271,548)
Adjustments:
Acquisition-related amortization(1a)	30,924	32,592
Restructuring and other costs(2)	54,426	11,653
Loss on extinguishment of debt	90,680	37,994
Other, net(3)	(391)	20,628
Disposition-related costs(4)	955	3,923
Litigation costs, net(5)	—	6,875
Indirect tax matters(6)	(5,656)	21,732
Stock-based compensation	45,661	49,027
Tax impact of adjustments(7)	24,056	11,266

Adjusted Net Loss from continuing operations	($14,835)	($75,858)

Adjusted Net Loss from continuing operations per share	($0.04)	($0.20)
Diluted weighted-average common shares outstanding	391,707	383,733

Loss from continuing operations	($255,490)	($271,548)
Adjustments:
Depreciation and amortization of property and equipment(1b)	63,573	64,231
Amortization of capitalized implementation costs(1c)	11,423	12,698
Acquisition-related amortization(1a)	30,924	32,592
Restructuring and other costs(2)	54,426	11,653
Interest expense, net	447,829	453,274
Other, net(3)	(391)	20,628
Loss on extinguishment of debt, net	90,680	37,994
Disposition-related costs(4)	955	3,923
Litigation costs, net(5)	—	6,875
Indirect tax matters(6)	(5,656)	21,732
Stock-based compensation	45,661	49,027
Provision for income taxes	16,256	4,107

Adjusted EBITDA	$500,190	$447,186
Plus estimated costs historically allocated to Hospitality Solutions	35,391	37,778

Normalized Adjusted EBITDA	$535,581	$484,964

Sabre Corporation 2026 Proxy Statement	|	C-3

APPENDIX C

Reconciliation of Free Cash Flow:

	Year Ended December 31,
	2025	2024
Cash provided by (used in) operating activities	($108,864)	$70,249
Cash used in investing activities	(73,820)	(24,993)
Cash provided by (used in) financing activities	(685,751)	39,572

	Year Ended December 31,
	2025	2024
Cash provided by (used in) operating activities	($108,864)	$70,249
Additions to property and equipment	(82,887)	(79,527)

Free Cash Flow	($191,751)	($9,278)

Non-GAAP Footnotes

(1)	Depreciation and amortization expenses:
a.	Acquisition-related amortization represents amortization of intangible assets from the take-private transaction in 2007 as well as intangibles associated with acquisitions since that date.
b.	Depreciation and amortization of property and equipment includes software developed for internal use as well as amortization of contract acquisition costs.
c.	Amortization of capitalized implementation costs represents amortization of upfront costs to implement new customer contracts under our SaaS and hosted revenue model.

(2)

Restructuring and other costs for 2025 primarily represents charges related to the inflation offset program we began implementing in 2026 and in prior periods, charges and adjustments to charges associated with the cost reduction plan we began implementing in the second quarter of 2023.

(3)

Other, net includes $18 million of transition services agreement income, net, in 2025, $13 million of debt modification costs in 2025, a gain on the sale of assets of $5 million recognized in 2025, $21 million of debt modification costs in 2024, non-operating gains recognized in 2023, and the impacts of realized and unrealized gains and losses from our investments in securities in 2023 and 2024. In addition, all periods presented include non-operating gains and losses as well as foreign exchange gains and losses related to the remeasurement of foreign currency denominated balances included in our consolidated balance sheets into the relevant functional currency.

(4)	Disposition-related costs represent fees and expenses incurred associated with disposition-related activities.

(5)	Litigation costs, net represent charges associated with antitrust litigation.

(6)

Indirect tax matters represents charges and adjustments to charges associated with certain DST related to historical periods, which may ultimately be settled in cash, and certain foreign non-income tax litigation matters.

(7)

The tax impact of adjustments includes the tax effect of each separate adjustment based on the statutory tax rate for the jurisdiction(s) in which the adjustment was taxable or deductible, and the tax effect of items that relate to tax specific financial transactions, tax law changes, uncertain tax positions, valuation allowances and other items.

C-4	|	Sabre Corporation 2026 Proxy Statement

APPENDIX D

APPENDIX D

LIST OF INCLUDED AND EXCLUDED COUNTRIES

Countries Included in Analysis		Countries Excluded from Analysis
Country Name	Employee Count	Country Name	Employee Count
India	1,106	Greece	16
United States of America	1,074	Mexico	15
Poland	946	Sweden	15
Uruguay	706	Canada	12
United Kingdom	161	Thailand	12
Singapore	95	Colombia	11
Australia	44	Türkiye	11
Brazil	40	Argentina	9
Spain	40	Hong Kong	9
Italy	39	Chile	8
Bahrain	33	Korea, Republic of	8
France	32	Sri Lanka	8
Germany	28	South Africa	7
China	25	Switzerland	7
Iceland	24	Japan	6
Israel	20	New Zealand	6
Saudi Arabia	20	Lebanon	5
Malaysia	19	Oman	5
United Arab Emirates	17	Peru	5
Total	4,469	Portugal	5
		Ireland	4
		Kazakhstan	4
		Netherlands	4
		Belgium	3
		Bulgaria	3
		Costa Rica	3
		Dominican Republic	3
		Kuwait	3
		Denmark	2
		Ecuador	2
		Romania	2
		Russian Federation	2
		Vietnam	2
		Austria	1
		Cyprus	1
		Egypt	1
		El Salvador	1
		Jordan	1
		Panama	1
		Total	223

Sabre Corporation 2026 Proxy Statement	|	D-1

sabre

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Your control number

Sabre Corporation

Annual Meeting of Stockholders

For Stockholders of record as of March 2, 2026

3150 Sabre Drive, Southlake, Texas 76092

Internet:
www.proxypush.com/SABR
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-206-5104
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2, 3, 4 and 5.

Your vote P.O. BOX 8016, CARY, NC 27512-9903 matters! Have your ballot ready and please use one of the methods below for easy voting:Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Sabre Corporation Internet:www.proxypush.com/SABRCast your vote onlineAnnual Meeting of Stockholders Have your Proxy Card ready Follow the simple instructions to record your voteFor Stockholders of record as of March 2, 2026 Phone: Wednesday, April 29, 2026 9:30 AM, Central Daylight Time 1-866-206-51043150 Sabre Drive, Southlake, Texas 76092 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructionsMail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 9:30 AM, Central Daylight Time, April 29, 2026.This proxy is being solicited on behalf of the Board of DirectorsThe undersigned hereby appoints Kurt Ekert, Michael Randolfi, and Steve Milton (the “Named Proxies”), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Sabre Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other discretion matters as on may such be other properly matters brought as may before properly the meeting come before or any the adjournment meeting and thereof, revoking conferring any proxy authority heretofore upon such given true . and lawful attorneys to vote in their THE THE SHARES ELECTION REPRESENTED OF THE DIRECTORS BY THIS IN PROXY ITEM 1 WILL AND FOR BE VOTED THE PROPOSALS AS DIRECTED IN ITEMS OR, IF 2, NO 3, DIRECTION 4 and 5. IS GIVEN, SHARES WILL BE VOTED FOR You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in this accordance card. with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDECopyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Sabre Corporation Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3, 4 AND 5 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS1. Election of Directors (term to expire at 2027 Annual Meeting of Stockholders)FOR AGAINST ABSTAIN1.01 George Bravante, Jr. FOR#P2# #P2# #P2#1.02 Hervé Couturier FOR#P3# #P3# #P3#1.03 Kurt Ekert FOR#P4# #P4# #P4#1.04 Eric Kelly FOR#P5# #P5# #P5#1.05 Gail Mandel FOR#P6# #P6# #P6#1.06 Damian McKay FOR#P7# #P7# #P7#1.07 Phyllis Newhouse FOR#P8# #P8# #P8#1.08 Elaine Paul FOR#P9# #P9# #P9#1.09 John Scott FOR#P10# #P10# #P10#1.10 Ashan Willy FOR#P11# #P11# #P11#FOR AGAINST ABSTAIN2. To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year FOR ending December 31, 2026. #P12# #P12# #P12#3. To approve our 2026 Omnibus Incentive Compensation Plan. FOR#P13# #P13# #P13#4. To approve our 2026 Director Equity Compensation Plan. FOR#P14# #P14# #P14#5. To hold an advisory vote on the compensation of our named executive officers. FOR#P15# #P15# #P15# NOTE: In their discretion, the proxies are authorized to vote on any other business that may properly come before the Annual Meeting or any adjournments or postponementsAuthorized Signatures—Must be completed for your instructions to be executed.Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.Signature (and Title if applicable) Date Signature (if held jointly) Date